UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

Philip Morris International Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2024	Annual Meeting of Shareholders and Proxy Statement
Wednesday, May 8, 2024

ANDRÉ CALANTZOPOULOS EXECUTIVE CHAIRMAN OF THE BOARD JACEK OLCZAK DIRECTOR AND CHIEF EXECUTIVE OFFICER
DEAR FELLOW
SHAREHOLDER:
You are cordially invited to join us at the 2024 Annual Meeting of Shareholders of Philip Morris International Inc. (“PMI”, the “Company” or “we”) to be held on Wednesday, May 8, 2024, at 9:00 a.m. Eastern Daylight Time (“EDT”). As such, we are pleased to once again host a virtual meeting this year. Meaningful shareholder engagement is important to us, and our virtual Annual Shareholders Meetings, conducted solely online through a live webcast, have facilitated participation of our shareholders worldwide, regardless of their resources, size or physical location, while saving us and our shareholders time and travel expenses, and, importantly, reducing our environmental impact.
2 0 2 3  Y E A R  I N  R E V I E W
In 2023, PMI delivered another year of strong financial performance with excellent organic top-line growth and the very positive contribution of smoke-free products compensating for cost increases and currency headwinds. This reflects the continued impressive performance of IQOS, the outstanding growth of ZYN, and the resilience of our combustible business.
As we look back on the year, we must first and foremost salute the enormous efforts of our nearly 83,000 employees across the globe who again delivered strongly in a very challenging environment.
L O O K I N G  T O  T H E  F U T U R E
Last year brought continued challenges for the world and for PMI. Despite ongoing volatility in the operating environment, our people yet again rose to the occasion and spared no effort to deliver excellent business results and achieve several remarkable milestones on our path to becoming a smoke-free company. We continue to see significant opportunity in our business transformation away from combustible tobacco products through our leadership in smoke-free products, as well as further growth in wellness and healthcare over the long term.

Your vote is important. We encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you do not attend.
Sincerely,	Sincerely,
André Calantzopoulos	Jacek Olczak

Notice of 2024 Virtual Annual Meeting of Shareholders
Meeting Date & Time
May 8, 2024, 9:00 a.m. EDT
Record Date
Each shareholder of record as of close of business on March 15, 2024 is entitled to one vote for each share of common stock held. As of the record date, there were 1,554,551,026 shares of common stock issued and outstanding.
Voting Deadline
Proxies submitted by telephone or Internet must be received by 11:59 p.m. EDT, on May 7, 2024.
Date of Mailing
On or about March 28, 2024
2023 Annual Report
A copy of our 2023 Annual Report
is enclosed.
Important Notice
Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2024: The Company’s Proxy Statement and 2023 Annual Report are available at www.pmi.com/investor-relations/overview.

There is no physical location for the shareholders to attend the 2024 Virtual Annual Meeting of Shareholders. Shareholders may instead participate online at www.virtualshareholdermeeting.com/PM2024. To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials.
Meeting Agenda		Recommendation
1.	To elect the twelve directors named in this proxy statement to our Board of Directors.	FOR each director nominee
2.	To vote on an advisory resolution to approve the compensation of our named executive officers.	FOR
3.	To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2024.	FOR
4.	To transact other business properly coming before the meeting.
Your vote is important. We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or internet voting. See the questions and answers section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote your shares of common stock. If you plan to participate in the 2024 Virtual Annual Meeting of Shareholders, please follow the instructions set forth on page 82 in response to Question 4.
By Internet	By Phone	By Mail	At the Meeting

Visit proxyvote.com with your proxy card in hand and follow the instructions to obtain your records and create an electronic voting instruction form.	Call 1-800-690-6903 with your proxy card in hand and follow the instructions to cast your vote.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	During the meeting, visit virtualshareholder meeting.com/PM2024 with your 16-digit control number found on your proxy card or other proxy materials.
Darlene Quashie Henry
Vice President, Associate General Counsel and Corporate Secretary
March 28, 2024

P M I 2 0 2 4 P r o x y S t a t e m e n t	1

P R O X Y S U M M A R Y
PROXY SUMMARY
This proxy statement contains proposals to be voted on at our Annual Meeting of Shareholders and other information about Philip Morris International Inc. (the “Company”, “PMI”, “we” or “our”) and our corporate governance practices. Below is a brief summary of certain information contained in this proxy statement. The summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.
Who We Are

PMI at a Glance
PMI, one of the world’s leading international tobacco companies, is working to deliver a smoke-free future and to evolve its portfolio for the long-term to include products outside of the tobacco and nicotine sector. PMI’s principal executive offices are located at 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901, and it is listed on the New York Stock Exchange (NYSE: PM).
(a) Reflects PMI smoke-free product net revenues of $12.8 billion as a percentage of PMI total net revenues of $35.2 billion

2023 Annual Performance Targets and Results
PMI met or exceeded all but one of the annual performance-based targets pre-established by the Compensation and Leadership Development Committee (“Compensation Committee”) for annual cash incentive compensation awards. Against an overall target of 100, the Compensation Committee certified a performance rating of 110. See below for achievements against individual performance targets and their relative weights. More information is available on pages 47-49.
Growth Measure(a)	Target	Achieved Result	Weight	Performance Rating
Share of Top 30 OI Markets(b)	15-17	19	15%	110
Smoke-Free (“HTU”) Shipment Volume	124-128	125.3	15%	100
Adjusted Net Revenues(c)	7.0-8.0%	7.8%	20%	100
Adjusted OI(c)	4.1-5.0%	3.7%	15%	93
Operating Cash Flow(d)	(3.0)-(0.4)%	(2.8)%	20%	100
Strategic Initiatives	100%	110%	15%	110

(a)
See Exhibit B for a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial numbers.

(b)
Number of top 30 OI markets (reflecting the deconsolidation of RBH) in which total share of heated tobacco units and cigarettes was growing or stable

(c)
Organic growth

(d)
Ex-currency growth

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P R O X Y S U M M A R Y
Investor Outreach
Consistent with past practice, throughout 2023, the Company engaged in an extensive shareholder outreach program during which it sought input on a range of matters, including our business performance, executive compensation, as well as our sustainability programs.

Who we engaged	How we engaged	What we learned
In 2023, we met with
56 of our top 100
institutional investors, either in person or virtually, representing approximately
70%
of our available global shareholder base (which excludes index and pension funds that typically do not meet with management).

In addition to these regular Investor Relations engagements, we invited
91 of our largest shareholders (including their governance and sustainability decision makers), holding approximately 60% of our outstanding shares to participate in individual conference calls.

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Engagements provided us with a better understanding of our shareholders’ priorities, perspectives and positions.

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The substance of these engagements was reported to our Compensation Committee, our Nominating and Corporate Governance Committee, and our entire Board of Directors.

In 2023, the Company also commissioned an investor perception study to understand the attitudes of our key sell-side and buy-side analysts toward the Company so that we can better address investor expectations in future communications.
Those surveyed have expressed confidence in the overall effectiveness of our smoke-free strategy, including the earnings growth potential, the deployment of capital and the sustainability of our business. The results of this survey were presented to our senior management and to our Board of Directors.
Say-on-Pay Engagement
In light of our say-on-pay vote at the 2023 Annual Meeting of Shareholders, where 73.95% of our shareholders supported the proposal, we also conducted a targeted engagement campaign with our shareholders regarding our executive compensation program. We reached out to shareholders representing approximately 45% of our total shares outstanding to invite them to participate in calls with management and the Chair of our Compensation Committee to discuss our executive compensation programs and provide feedback. Both management and the Chair of our Compensation Committee participated in calls with eight shareholders who accepted our offer, representing approximately 18% of our outstanding shares. Additional information about this outreach, including a description of changes made to our executive compensation programs as a result of these engagements, can be found on page 43.

P M I 2 0 2 4 P r o x y S t a t e m e n t	3

P R O X Y S U M M A R Y
Human Capital

Our Workforce	Our Internal Transformation	Inclusion & Diversity
More than 130 Nationalities As of December 31, 2023, we employed approximately 82,700 people worldwide of more than 130 different nationalities, including full-time, temporary and part-time staff.	Smoke-Free Future To be successful, we must continue transforming our culture and ways of working, align our talent with our business needs and innovate to become a truly consumer-centric business.	EEO-1 Report Influenced by our engagement with shareholders, we began publishing PMI’s EEO-1 Report in 2023 available on the Company’s website at www.pmi.com/who-we-are/inclusion-diversity.
Global Company
We are subject to numerous different laws and regulations relating to our relationship with our employees. We engage with legally recognized employee representative bodies in certain regions and we have collective bargaining agreements in several of the countries in which we operate.

Talent
We aim to attract, retain and motivate the best global talent, talent that is diverse and has the right degree of experience, competencies and skills. We seek expertise in areas that are new to us such as digital and technical solutions while also developing our existing talent in those areas.

Gender Balance
We aspire to continue to maintain a minimum of 40% female representation globally in management positions in most of our business functions and regions. In 2023, we also maintained our certification as a global EQUAL-SALARY organization, affirming our commitment to pay female and male employees equally for equal work everywhere we operate.

European Works Council In accordance with European Union requirements, we have established a European Works Council composed of management and elected members of our workforce.	Compensation We set the levels of our compensation and benefit programs that we believe are necessary to achieve these goals and remain competitive with other consumer product companies.
Continued Commitment
We have established global employee resource groups (“ERGs”) for race, ethnicity and cultural diversity, LGBTQ+, gender, parents and caregivers, intergenerational diversity, and disability dimensions concerning our employees. Our ERGs are open to participation by all employees, and we believe they help build an enhanced sense of belonging, visibility, and greater understanding of different experiences and dimensions of diversity in our company.

Oversight and Management
Our Board of Directors (the “Board”) provides oversight of various matters pertaining to our workforce, and the Compensation Committee of the Board is responsible for executive compensation matters and oversight of the risks and programs related to talent management. Our Code of Conduct highlights our commitment to ethical business conduct and honesty, respect, and fairness in our ways of working.

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B O A R D O P E R A T I O N S A N D G O V E R N A N C E
BOARD OPERATIONS AND
GOVERNANCE
Board of Directors

Primary Responsibilities:	Meetings:

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Fosters the long-term success of the Company, consistent with its fiduciary duty to shareholders.

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Establishes broad corporate policies, setting strategic direction, and oversees management, which is responsible for the day-to-day operations of the Company.

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Oversees the Company’s enterprise risk management program (as described on pages 13-14). In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of the Company.

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Approves the Company’s annual budget each year and receives updates of the Company’s performance against the budget throughout the year.

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Reviews and approves the Company’s three-year plan each year, typically in a two-day session. The Board regularly receives presentations on the Company’s longer-term objectives and plans.

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The Board holds regular meetings, typically during the months of February, March, May, June, September and December, and additional meetings when necessary. The organizational meeting follows immediately after the Annual Meeting of Shareholders.

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The Board held 6 regular meetings in 2023. The Lead Independent Director presides over regular executive sessions of the Board with no members of management present.

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Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend.

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During 2023, all nominees for director then in office attended at least 89% of the aggregate number of meetings of the Board and all committees on which they served, and all director nominees then in office attended the 2023 Annual Meeting of Shareholders.

P M I 2 0 2 4 P r o x y S t a t e m e n t	5

B O A R D O P E R A T I O N S A N D G O V E R N A N C E
Governance Guidelines, Policies and Codes

The Code of Conduct:	Other Governance Guidelines:

•
The Board has adopted a Code of Conduct.

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The Code of Conduct is an interactive, plain language tool that describes the fundamental beliefs and attributes that unite and guide us in pursuing PMI’s goals, illustrates how to meet our commitments to these beliefs and attributes, and explains why it is critical to do so.

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The Code of Conduct is our code of ethics and it applies to our Board and all employees, including the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer, and Chief Accounting Officer or Controller.

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The Code of Conduct is available free of charge on the Company’s website, www.pmi.com/our-views-and-standards/standards/compliance-and-integrity, and will be provided free of charge to any shareholder requesting a copy by writing to the Vice President, Associate General Counsel and Corporate Secretary of Philip Morris International Inc. at 677 Washington Blvd., Suite 1100, Stamford, CT 06901.

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The Board has adopted Corporate Governance Guidelines that apply to directors to assist with the exercise of the governance responsibilities of the Board and its committees in the best interests of the Company and to foster the long-term success of PMI, consistent with its fiduciary duty to the shareholders.

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The Corporate Governance Guidelines promote sound corporate governance practices for the Board to establish effective broad-based corporate policies, set strategic direction, and oversee management.

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The Board has also adopted a Code of Business Conduct and Ethics that applies to directors.

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In addition, the Board has adopted a Policy on Related Person Transactions for the review of certain transactions in which the Company is a participant, and an officer or director, or nominees therefor as applicable, has, had, or may have a direct or indirect material interest.

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All of these corporate governance documents are available free of charge on the Company’s website, www.pmi.com/corporate-governance/overview, and will be provided free of charge to any shareholder requesting a copy by writing to the Vice President, Associate General Counsel and Corporate Secretary of Philip Morris International Inc. at 677 Washington Blvd., Suite 1100, Stamford, CT 06901.

The information on the Company’s websites, including the Company’s 2023 Integrated Report as referenced in this proxy statement, is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission (the “SEC”).
Leadership Structure

The Board believes that no particular leadership structure is inherently superior to all others under all circumstances. It determines from time to time the structure that best serves the interests of the Company and its shareholders under the then-prevailing circumstances.

In 2021, André Calantzopoulos, our former CEO, became our Executive Chairman, and Jacek Olczak, the Company’s then Chief Operating Officer, became our CEO. As previously disclosed, Mr. Calantzopoulos will retire as an officer of the Company immediately following the 2024 Annual Meeting of Shareholders, but will continue to serve on the Board as Non-Executive Chairman. The Board believes that having Mr. Calantzopoulos transition from CEO to Executive Chairman and now to Non-Executive Chairman ensures a seamless transition of leadership, consistent with PMI’s longstanding history of leadership continuity. Mr. Calantzopoulos’ role as Chairman, working with the Lead Independent Director, ensures continuity

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B O A R D O P E R A T I O N S A N D G O V E R N A N C E
of leadership at the Board level and the continuum of PMI’s institutional knowledge while strengthening communication among our Board, CEO, and management.
Lucio A. Noto, our former Lead Independent Director, did not stand for re-election to the Board at the 2023 Annual Meeting of the Shareholders. The Board elected Lisa A. Hook to serve as Lead Independent Director upon Mr. Noto’s departure, effective May 3, 2023.

Executive Chairman	Lead Independent Director
ANDRÉ CALANTZOPOULOS
As Executive Chairman, Mr. Calantzopoulos:
•
facilitates communication between the Board and management;

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assists the Chief Executive Officer with long-term strategy and serves as his sounding board;

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presides at all meetings of shareholders and of the Board; and

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assists in the preparation of agendas and materials for Board meetings, working together with the Lead Independent Director, who approves the agendas before they are disseminated to the Board.

As always, input will be sought from all directors as to topics they wish to review. Because Mr. Calantzopoulos is not independent, the Board will continue to have a Lead Independent Director.
Mr. Calantzopoulos will retire as an officer of the Company immediately following the 2024 Annual Meeting of Shareholders, but will continue to serve on the Board as Non-Executive Chairman.

LISA A. HOOK
The non-management directors elect at the annual organizational meeting one independent director as the Lead Independent Director. Our former Lead Independent Director, Mr. Noto, did not stand for re-election at our 2023 Annual Meeting of Shareholders. The Board elected Lisa A. Hook as Mr. Noto’s successor, effective May 3, 2023. As Lead Independent Director, Ms. Hook has the same responsibilities as those exercised by Mr. Noto. Our Lead Independent Director’s responsibilities are to:
•
preside over executive sessions of the non- management directors and at all meetings at which the Executive Chairman is not present;

•
call meetings of the non-management directors as he or she deems necessary;

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serve as liaison between the Chief Executive Officer and the non-management directors;

•
approve agendas and schedules for Board meetings;

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advise the Executive Chairman and the Chief Executive Officer of the Board’s informational needs;

•
together with the Executive Chairman and the Chair of the Compensation Committee, communicate goals and objectives to the Chief Executive Officer and the results of the evaluation of his performance; and

•
be available for consultation and communication if requested by major shareholders.

The Lead Independent Director is a member of all of the committees of the Board.

P M I 2 0 2 4 P r o x y S t a t e m e n t	7

B O A R D O P E R A T I O N S A N D G O V E R N A N C E
Committees of the Board
The Board has established various standing committees to assist with the performance of its responsibilities. These committees and their current members are listed below. The Board designates the members of these committees and the Chairs thereof at its organizational meeting following the Annual Meeting of Shareholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees, and these charters are available on the Company’s website at www.pmi.com/corporate-governance/board-committees. The Chair of each committee develops the agenda for that committee and determines the frequency and length of committee meetings. Each committee meets as often as it deems appropriate, but at least the minimum amount required by applicable law or its respective charter, and each has sole authority to retain its own legal counsel, experts and consultants.
The Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit and Risk Committee are financially literate, and that each of Michel Combes, Werner Geissler, Lisa A. Hook, Victoria Harker and Dessi Temperley is an “audit committee financial expert” within the meaning set forth in the regulations of the SEC. The Board has determined that Ms. Temperley’s ability to effectively serve on the Company’s Audit and Risk Committee is not impaired by simultaneously serving on the audit committees of four public companies, including PMI. No member of the Audit and Risk Committee, the Compensation Committee or the Nominating and Corporate Governance Committee received any payments or other compensation in 2023 from the Company or its subsidiaries, other than compensation received as a director.
In 2023, the Board dissolved the Consumer Relationships and Regulation Committee and the Finance Committee, and reassigned responsibilities among the remaining four committees and the full Board to re-align the responsibilities of the Board and its committees with the Company’s strategies. In furtherance thereof, in June 2023, the Board renamed the Audit Committee as the Audit and Risk Committee and renamed the Product Innovation and Regulatory Affairs Committee as the Science and Technology Committee.

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B O A R D O P E R A T I O N S A N D G O V E R N A N C E
AUDIT AND RISK COMMITTEE SUMMARY				Meetings in 2023: 9

COMMITTEE PURPOSE:
•
oversee the integrity of the financial statements and monitor financial reporting processes and systems of internal control;

•
monitor the qualifications, independence and performance of the independent auditors;

•
monitor the qualifications and performance of the internal auditors and internal audit function;

•
monitor the Company’s compliance with legal and regulatory requirements; and

•
provide an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board

Michel Combes (Chair)	Werner Geissler	Victoria Harker	Lisa A. Hook

Jun Makihara*	Dessi Temperley

*
Mr. Makihara will not stand for re-election at our Annual Meeting of Shareholders this year.

KEY RESPONSIBILITIES:
•
recommend to the Board whether the Company’s financial statements should be included in the Company’s annual filings with the SEC;

•
sole authority for the appointment, and, compensating, retaining and overseeing the work, of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting;

•
evaluate the internal audit function, review and approve the internal audit charter and budget, and oversee various matters of the internal audit function, such as the internal audit plan and activities, responsibilities and staffing of the internal audit organization;

•
evaluate the performance of the Company’s compliance function and review the plan, activities, responsibilities and staffing of the compliance function;

•
review and oversee the Company’s financial risk management policies, the Company’s policies and practices with respect to risk assessment and management, and the Company’s policies and practices with respect to the management of risks related to or arising from cybersecurity and data privacy; data governance and use of artificial intelligence; business continuity, excessive or discriminatory taxation, illicit trade and device reliability;

•
review with the Company’s legal function, any legal, compliance and regulatory matters that could have a significant impact on financial statements;

•
review and recommend to the Board for its approval of the Company’s Code of Conduct and Code of Business Conduct and Ethics for Directors;

•
review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto, potential conflicts of interest or unfair dealing practices involving the directors under the Code of Business Conduct and Ethics for Directors and the adequacy of resources for compliance;

•
establish “whistleblower” procedures and review complaints or submissions regarding accounting, internal accounting controls or auditing matters;

•
oversee the review of the expense reports of the CEO and the directors;

•
review any sustainability information to be included in the Company’s financial reporting framework and the internal controls and procedures related to sustainability disclosures, including any assurance being provided by the independent auditor or other third party with respect to sustainability disclosures;

•
produce a report to shareholders for inclusion in the proxy statement; and

•
review the Company’s overall tax strategy and related obligations, insurance policies, pension plan status including funded status and performance, and any other material matters concerning the Company’s financial structure, condition, financing plans and policies.

P M I 2 0 2 4 P r o x y S t a t e m e n t	9

B O A R D O P E R A T I O N S A N D G O V E R N A N C E
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE SUMMARY				Meetings in 2023: 5

COMMITTEE PURPOSE:
•
discharge the Board’s responsibilities relating to executive compensation;

•
produce a report for inclusion in the proxy statement; and

•
review talent management succession plans for the CEO and other senior executives.

Werner Geissler (Chair)	Dr. Juan José Daboub	Lisa A. Hook	Jun Makihara*

Robert B. Polet

*
Mr. Makihara will not stand for re-election at our Annual Meeting of Shareholders this year.

KEY RESPONSIBILITIES:
•
review and approve the Company’s overall compensation philosophy and design;

•
review, approve and recommend to the Board for approval corporate goals and objectives relevant to the compensation of the CEO and Executive Chairman, and evaluate their performance;

•
determine, approve and recommend to the Board for approval the compensation of the CEO;

•
review and recommend to the Board for approval the compensation for executive officers, except that any compensation decisions for the CEO and the Executive Chairman will be presented only to the non-management members of the Board for approval;

•
recommend to the Board incentive compensation plans and equity-based plans, and administer and make awards under such plans and review the cumulative effect of its actions;

•
determine and recommend to the Board for approval the Company’s stock ownership guidelines and monitor compliance therewith by executives;

•
review and assist with the development of executive succession plans, evaluate and make recommendations to the Board regarding potential CEO candidates and evaluate candidates to fill other corporate officer positions;

•
oversee the management of risks related to the Company’s compensation policies and practices;

•
oversee the management of risks related to talent management, including the risk that the Company is unable to attract and retain the necessary talent with the right degree of diversity, experience and skills to achieve its ongoing business transformation;

•
annually review and assess the potential material risk to the Company from its compensation program and policies, including any incentive plans or other arrangements at and below the executive level;

•
oversee the implementation and administration of any clawback or recoupment policy allowing the Company to recoup compensation paid to the executive officers of the Company, if and as the Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards;

•
review and discuss with management proposed annual disclosures regarding executive compensation matters;

•
oversee human capital management, including leadership and talent development programs; and

•
recommend to the Board whether the Company’s Compensation Discussion and Analysis should be accepted for inclusion in the proxy statement.

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B O A R D O P E R A T I O N S A N D G O V E R N A N C E
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE SUMMARY				Meetings in 2023: 4

COMMITTEE PURPOSE:
•
identify qualified candidates for Board membership;

•
recommend nominees for election or re-election at the annual meeting and candidates, as necessary, to fill vacancies and new directorships;

•
advise the Board on corporate governance and sustainability matters;

•
oversee self-evaluation of the Board and each committee of the Board; and

•
oversight of political contributions and lobbying activities.

Kalpana Morparia (Chair)	Michel Combes	Werner Geissler	Lisa A. Hook

Shlomo Yanai
KEY RESPONSIBILITIES:
•
review qualifications of prospective director candidates in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board, such criteria to include, among other considerations, ethnic, racial, and gender diversity;

•
consider performance of incumbent directors and other relevant factors in determining whether to nominate such directors for re-elections;

•
oversee the Company’s policies, programs and related risks to the Company that concern certain environmental, social and governance topics and sustainability strategy and performance;

•
make recommendations to the Board regarding director independence and the function, composition and structure of the Board and its committees;

•
review each director’s time commitments, with consideration given to other public company board leadership positions and other director time commitments, and regularly assess director effectiveness;

•
review and make a determination, in the event a member of the Board receives an offer to serve as a director of another public company, or to serve as a chairman, a lead independent director, a committee chair or as a member of an audit committee, as to whether such additional service may impair such member’s ability to effectively continue to serve on the Board;

•
recommend retirement policies for directors;

•
oversee the Company’s lobbying and trade association activities and expenditures;

•
develop and recommend to the Board for approval the corporate governance guidelines and any changes thereto, annually and as necessary;

•
consider and advise on questions, as they arise, of potential conflicts of interest or unfair dealing practices involving the directors under the Company’s Code of Business Conduct and Ethics for Directors, and any suspected violations of, as appropriate;

•
review and oversee all related person transactions for potential conflicts of interest in accordance with the Company’s Policy on Related Person Transactions and review all determinations by the Company’s CEO and Corporate Secretary with respect to related person transactions under such policy;

•
develop and recommend to the Board the annual self-evaluation process of the Board and its committees; and

•
review director compensation and recommend changes in compensation to the Board.

P M I 2 0 2 4 P r o x y S t a t e m e n t	11

B O A R D O P E R A T I O N S A N D G O V E R N A N C E
SCIENCE AND TECHNOLOGY COMMITTEE SUMMARY				Meetings in 2023: 4

COMMITTEE PURPOSE:
•
oversee the long-term product portfolio strategy of the Company, focusing on research and development of new products and services, and improvements to existing products and services, including RRPs and development of the Company’s Wellness and Healthcare business; and

•
monitor and review key legislative, regulatory and public policy issues and trends related to the research and development of RRPs and Wellness and Healthcare products.

Shlomo Yanai (Chair)	Bonin Bough	André Calantzopoulos	Dr. Juan José Daboub

Lisa A. Hook	Kalpana Morparia	Jacek Olczak
KEY RESPONSIBILITIES:
•
review and report to the Board the overall research and development and innovation strategy of the Company;

•
review the Company’s pipeline of innovative products and services, including existing and future RRPs and products produced by the Company’s Wellness & Healthcare business, and associated benefits and risks, such as product superiority, product reliability, and time to market;

•
review the competitive landscape and future innovations in RRPs and the Wellness and Healthcare business;

•
oversee the risk management of (a) the Company’s research and development efforts, including risks related to innovation IP and research related to RRPs and Wellness and Healthcare products and (b) product quality with respect to the products that are manufactured and commercialized by the Company, including risks related to product safety;

•
monitor the Company’s management of its intellectual property;

•
review management’s decisions regarding the allocation, deployment, utilization of and investment in the Company’s scientific and development assets and product offerings; and

•
review management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs.

12	D e l i v e r i n g a S m o k e - F r e e F u t u r e

B O A R D O P E R A T I O N S A N D G O V E R N A N C E
Board Risk Oversight
Risk oversight is conducted by the full Board of Directors as well as by Board committees with respect to their areas of responsibility.
Management is accountable for managing risks and for implementing enterprise risk management practices to support the achievement of our strategy and business objectives. Throughout the year, management regularly updates the Board and its committees on the evolution of principal risks and significant emerging risks. Principal risks are those risks that may compromise the achievement of the Company’s strategic ambitions and objectives, or may have a critical impact on the Company’s operations.
Management identifies and prioritizes short, intermediate and long-term risks based on four risk dimensions:
1	the impact a risk could have on the organization if it occurs,	2	the likelihood a risk will occur,	3	the velocity with which a risk would affect the organization if it occurs,	4	and the interconnectivity of a risk with other risks.
As part of its risk management practices, the Company has established a Corporate Risk Governance Committee (“CRGC”) made up of senior executive officers, including the Chief Executive Officer, Chief Financial Officer, Senior Vice President, Operations, the General Counsel, Chief Digital & Information Officer, Vice President & Controller, the Chief Risk Assurance Officer, Chief Information Security Officer, the Chief Compliance Officer, and the Corporate Secretary, among others . Ownership of each of the principal risks is assigned to a member of senior management, and oversight of the management of each risk is assigned to a particular committee of our Board or to the full Board. Management reports on these risks to the appropriate committee and to the full Board throughout the year. Certain members of the CRGC, including the Chief Financial Officer, Senior Vice President and General Counsel, Vice President & Controller, and Chief Risk Assurance Officer, are also members of our management-level disclosure committee, which is chaired by the Corporate Secretary, and, along with the participation of risk and assurance functions such as Enterprise Risk Management and internal audit, ensure that relevant risks identified by the CRGC are incorporated into our disclosure controls and procedures.
Our Enterprise Risk Management function orchestrates the enterprise risk management practices that are designed to support management and the Board in their respective roles and ultimately to ensure the adequacy of Company’s responses against each principal risk. This includes periodic reporting of the results to the Audit and Risk Committee, as well as to the full Board and specific other Board committees. The Enterprise Risk Management function, as well as the internal audit function, report to the Chief Risk Assurance Officer, who reports functionally to the Audit and Risk Committee.
Assessments of cybersecurity and data privacy risks are provided to the Audit and Risk Committee and the full Board at regularly scheduled meetings. In 2023, these assessments were provided four times to the Audit and Risk Committee and once to the full Board.
In addition, the Board believes that having a Lead Independent Director enhances the Board’s independent oversight of our risk mitigation and response efforts by enabling consultation between the CEO and Lead Independent Director on time-sensitive or urgent risks.
Moreover, where needed the Company engages with outside advisors and experts to inform and anticipate on future threats, trends, and other risk considerations. Such efforts ensure completeness of the Company’s risk landscape.
Finally, beyond oversight of the management of risks relating to the Company’s strategic priorities and business objectives, the full Board also oversees legal risks, including litigation. The roles that the various governance bodies fulfill as part of the Company’s approach towards enterprise risk management are shown below.
The risk management oversight by each committee is included in the committee summaries found on pages 9-12.

P M I 2 0 2 4 P r o x y S t a t e m e n t	13

B O A R D O P E R A T I O N S A N D G O V E R N A N C E

Board of Directors

- Provides oversight of risk management in general and for specific assigned major risk exposures and key uncertainties (i.e., principal risks), while responsibility for overseeing the remaining principal risks has been delegated to the appropriate Board committee
- Discusses with and assists management with the principal risks, as well as management's strategy and timeline to control and monitor such risks

Audit and Risk Committee

- Reviews and oversees the Company's policies and practices with respect to risk assessment and risk management
- Assesses and oversees certain risks, including, among other things, major financial risk exposures and cybersecurity risks

Other Board Committees

- Provide oversight of management of specific risks falling within each committee's sphere of expertise

Senior Management Team (SMT)

- Accountable for managing risks and for implementing enterprise risk management practices and risk management strategies to support the achievement ofthe Company's strategy and business objectives
- Owns each principal risk which has was been assigned to a specific member of the SMT depending on their underlying subject matter
- Primary responsible for risk prioritization and allocation of resources to appropriately respond to risks
- Drive culture of risk-awareness across the Company

Corporate Risk Governance Committee (CRGC)

- Periodically reviews aggregated risk management reports concerning the enterprise-wide risk landscape, including principal risks and any significant risk events
- Where needed, makes decisions to ensure risks are appropriately responded to
- Oversees, challenges, and monitors the integrity, scope and design of the Enterprise Risk Management Program

Enterprise Risk Management Function (ERM)

- Leads and orchestrates consistency across PMI's enterprise-wide risk landscape, the reporting thereof to the Board and its Committees at least annually, and quarterly to management (including the CRGC)
- Defines and continuously improves enterprise-wide risk management structures and capabilities

Other Risk and Business Functions

- Remaining risk functions execute and report on the specific or specialist risk management practices within specific subject matter domains in alignment with structures and capabilities defined by the ERM function
- Business functions integrate and execute risk identification and assessment efforts in relation to all ongoing and new business practices, and own the related responses (e.g., mitigation actions) to the identified risks at a functional, category, regional and/or market level

Communications with the Board
Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Lead Independent Director, Board of Directors of Philip Morris International Inc., 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901. The non-management directors have established the following procedures for the handling of communications from shareholders and other interested parties, and has directed the Vice President, Associate General Counsel and Corporate Secretary to act as their agent in processing any communications received: all communications that relate to matters within the scope of the responsibilities of the Board and any of its committees are to be forwarded to the Lead Independent Director; communications that relate to matters within the responsibility of one of the committees are also to be forwarded to the Chair of the appropriate committee; and communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate function. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, unless a non-management director wishes to review them.

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B O A R D O P E R A T I O N S A N D G O V E R N A N C E
Strong Governance Practices
The Nominating and Corporate Governance Committee of the Board reviews our corporate governance practices on an annual basis and proposes modifications to our principles and other key governance practices as warranted for adoption by the Board. In 2023, the Board dissolved the Consumer Relationships and Regulation Committee and the Finance Committee, and reassigned responsibilities among the remaining four committees and the full Board to re-align the responsibilities of the Board and its committees with the Company’s strategies. In furtherance thereof, in June 2023, the Board renamed the Audit Committee as the Audit and Risk Committee and renamed the Product Innovation and Regulatory Affairs Committee as the Science and Technology Committee. The responsibilities of these committees are described in pages 9-12 and set forth in each respective charter, which can be found at www.pmi.com/corporate-governance/board-committees. The following summarizes our key corporate governance principles and practices, with references to the pages of this proxy statement where you will find a more detailed discussion of various items:
Independence of Directors
Our Board is comprised of a substantial majority of directors that meet the independence requirements under NYSE corporate governance listing standards. All directors other than our Executive Chairman and CEO are independent. All Committees, other than the Science and Technology Committee, are comprised only of independent directors.
The Board annually makes an affirmative determination as to the independence of each director following a recommendation by the Nominating and Corporate Governance Committee.

Lead Independent Director	The independent directors annually elect the Lead Independent Director based upon the recommendation from the Nominating and Corporate Governance Committee (the “Governance Committee”). (page 7)
Board Diversity and Membership Criteria	The Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members. The Governance Committee and the Board are committed to maintain its diverse composition with respect to gender, age, race, ethnicity, nationality, background, sexual orientation, professional experience, and perspectives. Directors may be removed with or without cause.
Meeting Attendance	Directors are expected to attend all Board meetings, Committee meetings, and the Annual Meeting of Shareholders.
Executive Sessions	Independent directors meet in executive session at each quarterly Board meeting without any members of management being present. The Lead Independent Director presides over these executive sessions.
Board and Committee Evaluations	The Governance Committee is responsible for developing, recommending to the Board, and overseeing the annual self-evaluation process for the Board and its Committees. The Board periodically retains an external third-party consultant to conduct its self-evaluation process.
Continuing Director Education	On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, strategic and operational risks, legal and regulatory matters, sustainability, corporate governance and compliance programs, and other matters. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities and the Company provides access to resources, including membership in the National Association of Corporate Directors, to further facilitate their continuing education.

P M I 2 0 2 4 P r o x y S t a t e m e n t	15

B O A R D O P E R A T I O N S A N D G O V E R N A N C E
Director Term and Retirement	There are no term limits or a retirement age for independent directors. A management director (other than the Executive Chairman) must resign from the Board upon the earlier of ceasing to be an officer of the Company or reaching the age of 65.
Annual Election of Directors	All directors are elected annually by the Company’s shareholders. (page 18)
Majority Voting Standard for Directors	The Company’s by-laws provide that, in uncontested elections, directors shall be elected by a majority rather than by a plurality vote. (page 20) An incumbent director who receives less than a majority of the votes cast must offer his or her resignation. (page 20)
Proxy Access	An eligible shareholder or group of shareholders who have owned 3% or more of PMI’s outstanding shares for at least three years may nominate director candidates to occupy up to 20% of the authorized Board seats in accordance with the procedures set forth in our by-laws and Rule 14a-19 under the Exchange Act. (page 19)
Director Overboarding Policy
Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of PMI. The Governance Committee determines whether any additional service may impair a director’s ability to effectively continue to serve on the Board.
If a director nominee sits on more than five public company boards, the Board shall determine whether such commitments would impair the ability of such nominee to continue to effectively serve on the Board.
If a member of the Audit and Risk Committee serves on more than three audit committees of public companies, the Board shall determine whether such commitments would impair the ability of such member to effectively serve on the Audit and Risk Committee.
If the Executive Chairman, a Committee Chair or Lead Independent Director sits on more than four public company boards, the Board shall determine whether such commitments would impair the ability of such member to effectively serve as the Company’s Executive Chairman, Committee Chair or as Lead Independent Director, as applicable.

No Shareholder Rights Plan	The Company does not have a “poison pill” rights plan.
Clawback Policy	The Compensation and Leadership Development Committee (the “Compensation Committee”) oversees the implementation and administration of the Company’s Policy for Recovery of Erroneously Awarded Incentive Compensation, if and as the Compensation Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards. (page 55)
Anti-Hedging and Anti-Pledging Policies	The Company has implemented rigorous policies prohibiting directors and executive officers from pledging, hedging or short selling Company stock. (page 55)
Share Ownership Requirements	The Company’s share ownership guidelines require each of our named executive officers to own shares multiple times his/her base salary based upon his/her salary grade. The Compensation Committee annually reviews each named executive officer’s compliance with the requirements. Additionally, for equity awards that accelerate on separation, the resulting shares are subject to a 12-month holding period. (page 55)
Director Share Retention Requirement	An independent director may not sell or otherwise dispose of shares received pursuant to the annual share award (other than shares withheld from the grant to pay taxes) unless he or she continues after the disposition to own shares having an aggregate value of at least five times the then-current annual cash retainer. (page 34)

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B O A R D O P E R A T I O N S A N D G O V E R N A N C E
Double-Trigger Vesting Policy	The Company’s 2017 Performance Incentive Plan and 2022 Performance Incentive Plans include a double-trigger feature upon a change in control. (pages 67-68)
Lobbying and Political Spending	The Governance Committee oversees the Company’s lobbying and trade association activities and expenditures. (page 11)
Cybersecurity and Data Privacy Risks	The Audit and Risk Committee oversees the Company’s policies and practices with respect to the management of risks related to or arising from cybersecurity and data privacy, as well as data governance and use of artificial intelligence (pages 9 and 14)
Sustainability Governance and Oversight
The Governance Committee oversees the Company’s policies, programs and related risks to the Company that concern certain environmental, social and governance-related topics, sustainability strategy and performance. (page 11)
The Audit and Risk Committee reviews any sustainability information to be included in the Company’s financial reporting framework and the internal controls and procedures related to sustainability disclosures, including any assurance being provided by the independent auditor or other third party with respect to sustainability disclosures. (page 9)

Annual Say on Pay Advisory Vote	Shareholders are asked to vote annually on the compensation program for our named executive officers. (page 74)
Severance Policy for Voluntary Termination	Under its Executive Officer Severance Policy for Voluntary Termination, the Company will not make certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company, subject to applicable law and any existing agreements as of December 6, 2023. (page 53)

P M I 2 0 2 4 P r o x y S t a t e m e n t	17

E L E C T I O N O F D I R E C T O R S
ELECTION OF DIRECTORS
Process for Nominating Directors
The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for identifying and evaluating prospective director candidates and for recommending to the Board a slate of director nominees for election or re-election at the Annual Meeting of Shareholders.

SUCCESSION PLANNING
The Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. The Governance Committee uses these criteria to identify potential candidates to fill vacancies in existing or new director positions.

IDENTIFICATION OF CANDIDATES
The Governance Committee reviews qualifications of candidates for director identified by the Governance Committee or suggested by Board members, shareholders, management or others in accordance with the director qualification criteria.

DECISION AND NOMINATION
The Governance Committee considers (i) the qualification of candidates for nomination to the Board for appointment or election or (ii) the performance of incumbent directors in determining nomination for re-election, and recommends to the Board the slate of nominees for re-election to the Board at the Annual Meeting of Shareholders.

ELECTION
All director nominees are annually elected or re-elected at the Annual Meeting of Shareholders. Any incumbent director who is not re-elected in accordance with our bylaws must offer his or her resignation on which the Board, with the recommendation of the Governance Committee, will make a determination and publicly disclose its decision.

In evaluating the suitability of individuals for Board membership, the Governance Committee takes into account many factors. These include:
•
whether the individual meets requirements for independence;

•
the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment; and

•
the individual’s understanding of the Company’s global business and markets; the individual’s professional expertise and educational background, and other factors, including ethnicity, race, nationality, gender, sexual orientation and military service, that promote diversity of views and experience.

The Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best shepherd the success of the business and represent long-term shareholder interests through the exercise of sound judgment, using its breadth of knowledge and experience. In determining whether it is appropriate to nominate an individual for election or re-election, the Governance Committee will take into account the nature and extent of an individual’s other commitments, including membership on other public company boards. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board. The Governance Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Governance Committee may identify certain skills or attributes, such as financial experience, global business experience, consumer-centricity, digital transformation and scientific expertise, as being particularly desirable to help meet specific Board needs.
In identifying candidates for Board membership, the Governance Committee relies on suggestions and recommendations from the Board, shareholders, management and others. The Governance Committee does not distinguish between nominees recommended by shareholders and other nominees. From time to time, the Governance Committee also retains search

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E L E C T I O N O F D I R E C T O R S
firms to assist in identifying candidates for director, gathering information about their background and experience, and acting as an intermediary with such candidates.
Shareholders wishing to suggest director candidates to the Governance Committee for consideration must submit a written notice to the Vice President, Associate General Counsel and Corporate Secretary, who will present it to the Governance Committee.
In addition, our by-laws permit an eligible shareholder or group of shareholders who have owned 3% or more of PMI’s outstanding shares for at least three years to nominate and include in our proxy statement director candidates to occupy up to 20% of the authorized Board seats. In order to appropriately nominate a director candidate or candidates in accordance with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, a shareholder must comply with the procedures set forth in our by-laws and Rule 14a-19 under the Exchange Act.
Our director nomination procedures are summarized in this proxy statement, under the caption “2024 Annual Meeting.”
Recommendations of the Board; Director Attributes, Diversity, Refreshment and Tenure
It is proposed that twelve directors be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. The Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.
This year Jun Makihara, who has been a member of our Board since 2014, decided that he would not stand for re-election. Mr. Makihara has been a valued board member and we are grateful for the contributions he has made to the Board, our Committees, and the Company. In January 2024, Victoria Harker joined the Board, bringing her extensive experience as a public company Chief Financial Officer and board member. We appointed Ms. Harker to the Board after conducting an extensive search for a director with, among other qualities, executive financial experience. The search was led by our Governance Committee with the assistance of an outside search firm.
With the exception of Ms. Harker, each of the nominees was elected by the shareholders at the 2023 Annual Meeting of Shareholders.
The Board believes that the experience, qualifications, attributes and skills of each of the nominees presented qualify them to oversee the complex global, regulatory, business, and financial issues facing the Company, and that the Board as a whole provides a breadth of knowledge, international experience, intellectual rigor and willingness to face challenging issues.
Our Board comprises a diverse group of individuals. Four nominees are women and four are persons of color. Eleven different nationalities are represented, underscoring the global perspective of the Board taken as a whole. With the addition of Ms. Harker to our Board this year, 33% of our nominees are women.
The Board has experienced a significant amount of director refreshment since our spin-off in March 2008. Our two longest tenured Board members joined in 2011, followed by one in 2013, two in 2014, one in 2015, one in 2018, one in 2020, four in 2021, and one in 2024. Ms. Harker was appointed to the Board in January 2024 and will stand for election for the first time at the 2024 Annual Meeting of Shareholders. The average tenure of the Company’s nominees is 5.92 years. As new Board members gain experience, the Board rotates its various committee chairs.
Our nominees for the 2024 Annual Meeting of Shareholders have the following characteristics:

P M I 2 0 2 4 P r o x y S t a t e m e n t	19

E L E C T I O N O F D I R E C T O R S
DIRECTOR ADDITIONS
Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce its number of directors.
Independence of Nominees
After receiving the recommendation of the Governance Committee, the Board has determined that each of the following director nominees is independent of, and has no material relationship with, the Company: Bonin Bough, Michel Combes, Juan José Daboub, Werner Geissler, Victoria Harker, Lisa A. Hook, Kalpana Morparia, Robert B. Polet, Dessi Temperley, and Shlomo Yanai. The Board also determined that Lucio A. Noto and Frederik Paulsen, who did not stand for re-election at the 2023 Annual Meeting of Shareholders, were independent under NYSE listing standards during the portion of fiscal 2023 when they served on the Board and that Jun Makihara, who is not standing for re-election at the 2024 Annual Meeting of Shareholders, was independent under NYSE listing standards during fiscal 2023 when he is serving on the Board. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in the Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.pmi.com/corporate-governance/overview. Each of the above-named nominees qualifies as independent under these standards.
Majority Vote Standard in Uncontested Elections
All directors are elected annually. The Company’s by-laws provide that, where the number of nominees for director does not exceed the number of directors to be elected, directors shall be elected by a majority rather than by a plurality vote. Under applicable law, a director’s term extends until his or her successor is duly elected and qualified. Thus, an incumbent director who fails to receive a majority vote would continue to serve as a holdover director. To address that possibility, our Corporate Governance Guidelines require a director who receives less than a majority of the votes cast to offer to resign. The Governance Committee would then consider, and recommend to the Board, whether to accept or reject the offer.

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E L E C T I O N O F D I R E C T O R S
Director Nominees
PROPOSAL 1: ELECTION OF DIRECTORS The Board recommends that you vote FOR each of the twelve director nominees.	“FOR”
Nominees	Citizenship	Independence	Audit & Risk	Compensation & Leadership Development	Nominating & Corporate Governance	Science & Technology
BONIN BOUGH Age: 46 Director since: 2021	USA	●				M
ANDRÉ CALANTZOPOULOS Age: 66 Director since: 2013	Greece/ Switzerland					M
MICHEL COMBES Age: 61 Director since: 2020	France	●	C		M
JUAN JOSÉ DABOUB Age: 60 Director since: 2021	El Salvador/ USA	●		M		M
WERNER GEISSLER Age: 70 Director since: 2015	Germany	●	M	C	M
VICTORIA HARKER Age: 59 Director since: 2024	USA	●	M
LISA A. HOOK Age: 66 Director since: 2018	USA	●	M	M	M	M
KALPANA MORPARIA Age: 74 Director since: 2011	India	●			C	M
JACEK OLCZAK Age: 59 Director since: 2021	Poland					M
ROBERT B. POLET Age: 68 Director since: 2011	Netherlands	●		M
DESSI TEMPERLEY Age: 51 Director since: 2021	Bulgaria/UK	●	M
SHLOMO YANAI Age: 71 Director since: 2021	Israel	●			M	C
C	= Committee Chair	M = Committee Member

P M I 2 0 2 4 P r o x y S t a t e m e n t	21

E L E C T I O N O F D I R E C T O R S
Director Qualifications
Our Board is a diverse, highly engaged group that provides strong and effective oversight of our Company. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the Company’s long-term strategic growth. Each director has or has had senior executive experience, in many cases with large, complex organizations with significant global operations. Several directors have leadership experience in the global consumer products sector, and others bring expertise in financial information technology, cybersecurity, digital transformation, and sustainability matters. These and the other skills and attributes discussed below are key considerations in evaluating the composition of our Board and inform our Board succession planning and director selection process.
K E Y  A T T R I B U T E S  O F  A L L  D I R E C T O R S
• High Integrity • Proven Record of Success • Leadership • Understanding of our Global Business and Markets	• Strength of Character and Judgment • Corporate Governance Experience • Talent Management/ Succession Planning	• Diversity of Perspectives • Intellectual/ Analytical Skills • Strategic Planning • Risk Assessment and Oversight
G L O B A L  P E R S P E C T I V E
Our board is representative of the multicultural and diverse society we find ourselves in.
*
4 director nominees are citizens of the United States

**
André Calantzopoulos is a citizen of both Greece and Switzerland

***
Dessi Temperley is a citizen of both Bulgaria and the United Kingdom

****
Juan José Daboub is a citizen of both El Salvador and the United States

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E L E C T I O N O F D I R E C T O R S
K E Y  S K I L L S  O F  O U R  B O A R D
Our director nominees’ individual experiences, qualifications, attributes and skills are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each nominee’s skills or contributions to the Board. Further biographical information about each director standing for re-election is set forth on the following pages.
EXPERIENCE	Bough	Calantzopoulos	Combes	Daboub	Geissler	Harker	Hook	Morparia	Olczak	Polet	Temperley	Yanai
Senior Executive	●	●	●	●	●	●	●	●	●	●	●	●
Tobacco Industry		●							●
Global Consumer-Centric Engagement	●	●	●		●	●	●		●	●	●	●
Operations		●	●	●	●	●	●		●	●		●
Information Technology and Cybersecurity	●		●	●	●	●	●				●
Sustainability		●		●	●		●	●	●		●
Risk Assessment and Oversight		●	●	●	●	●	●	●	●	●	●	●
CFO or Banking			●	●		●		●	●		●	●
Civic Leadership	●		●	●	●		●					●
Global Pharmaceutical												●
Marketing and Retail	●	●	●		●				●	●

P M I 2 0 2 4 P r o x y S t a t e m e n t	23

E L E C T I O N O F D I R E C T O R S
Occupation: Founder and Chief Growth Officer, Diligence, LLC (also known as Bonin Ventures) Committees: Science and Technology	BONIN BOUGH	Director Since: 2021	Age: 46
CAREER HIGHLIGHTS

Diligence, LLC (also known as Bonin Ventures), an entity focused on accelerating growth of innovative start-up companies
•
Founder and Chief Growth Officer, since 2014.

Triller, a global social media company
•
Chief Growth Officer, since 2020.

SheaMoisture
•
Chief Growth Officer, from 2016 to 2017.

Mondelèz International, Inc.
•
Chief Media and E-Commerce Officer, from 2015 to 2016.

•
Vice President, Global Media and Consumer Engagement, from 2012 to 2015.

The Kraft Heinz Company
•
Vice President, Global Media and Consumer Engagement, from 2012 to 2015.

PepsiCo, Inc.
•
Chief Digital Officer, from 2008 to 2012.

Director Qualifications:
With his unique executive marketing experience, Mr. Bough brings to the Board his considerable entrepreneurial expertise, particularly with respect to e-commerce, innovative technologies and acceleration of brand equity, as well as valuable insights for transforming and growing large, multinational businesses and start-ups.
Other Directorships and Associations:
Mr. Bough previously sat on the board of directors of SITO Mobile Ltd., a U.S. based mobile solution provider and mobile advertising platform, from 2018 to 2020.

Occupation: Executive Chairman, Philip Morris International Inc. Committees: Science and Technology	ANDRÉ CALANTZOPOULOS	Director Since: 2013	Age: 66
CAREER HIGHLIGHTS

Philip Morris International Inc.
•
Executive Chairman of the Board of Directors, since May 2021.*

•
CEO, from 2013 until May 5, 2021.

•
Chief Operating Officer from March 2008, following the spin-off from Altria Group, Inc., until becoming CEO in May 2013.

•
President and CEO, from April 2002 until the spin-off in March 2008.

•
Various roles across Central Europe, including Managing Director of PM Poland and President of the Eastern European Region, from February 1985 to April 2002.

Director Qualifications:
In his role as Executive Chairman, Mr. Calantzopoulos’ all-encompassing knowledge of the Company and the tobacco industry serves the Company and the Board well. He has played an instrumental role in numerous key initiatives, leading the Company with his bold vision of a smoke-free future, and through its related evolution into a consumer-centric technology and science-driven business.
* Mr. Calantzopoulos will retire as an officer of the Company immediately following the 2024 Annual Meeting of Shareholders, but will continue to serve on the Board as Non-Executive Chairman.

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E L E C T I O N O F D I R E C T O R S
Occupation: Executive Vice President, Claure Group LLP Committees: Audit and Risk (Chair), and Nominating and Corporate Governance	MICHEL COMBES	Director Since: 2020	Age: 61
CAREER HIGHLIGHTS

Claure Group LLP, a multi-billion-dollar global investment firm focused on multiple high growth sectors in Latin America
•
Executive Vice President, since October 2022.

SoftBank Group International, a privately held subsidiary of SoftBank Group Corp. and oversees several SoftBank portfolio companies
•
CEO, from January 2022 to June 2022.

•
President, from April 2020 to January 2022.

Sprint Corporation
•
President from 2018 to 2020, Chief Financial Officer from January 2018 to May 2018, CEO from May 2018 to 2020, and a member of the Board of Directors, from 2018 to 2020.

Altice Group
•
CEO, from 2016 to 2017, and Chief Operating Officer, from 2015 to 2016.

SFR Group
•
Chairman and CEO, from 2015 to 2017.

Alcatel-Lucent
•
CEO, from 2013 to 2015.

Vodafone Europe
•
CEO, from 2008 to 2012

TDF Group (Télédiffusion de France)
•
Chairman and CEO

France Telecom
•
Executive Vice President

French Government
•
Several roles

Director Qualifications:
With his experience as a chief executive and chief financial officer in a number of large, multinational companies in the telephonic and digital communications, banking and portfolio strategy industries, Mr. Combes brings to the Board his considerable entrepreneurial business experience, extensive knowledge of international markets in highly regulated industries, and valuable insights in areas of cybersecurity, innovation, and consumer centricity. Furthermore, as a former CFO, the Board has also determined that Mr. Combes qualifies as an audit committee financial expert.
Other Directorships and Associations:
Mr. Combes currently sits on the board of directors of two other public companies: Etisalat UAE, headquartered in the United Arab Emirates, since March 2021, and F5, Inc. (formerly, F5 Networks), an American technology company, since October 2023. He previously served on the board of directors of MTS (Mobile TeleSystems) from 2013 to 2018, Sprint Corporation from 2018 to 2020, Altice N.V. and its subsidiary, Altice USA, Inc., from 2016 to 2017, F5 Networks from 2018 to 2021, and Assystem SA, from 2018 to 2023. He also served on several boards of directors of SoftBank Group Corp. portfolio companies. These companies included the public company boards of WeWork Inc., from 2020 to 2022, and SoFi Technologies, Inc., from 2021 to 2022.
Mr. Combes also currently sits on the board of directors of three private companies: E-Space, since January 2023; V.tal, since November 2022; and Swile SAS, since October 2021.

P M I 2 0 2 4 P r o x y S t a t e m e n t	25

E L E C T I O N O F D I R E C T O R S
Occupation: Chairman, President and CEO, The Daboub Partnership of Arcis, LLC Committees: Compensation and Leadership Development and Science and Technology	JUAN JOSÉ DABOUB	Director Since: 2021	Age: 60
CAREER HIGHLIGHTS

The Daboub Partnership/Arcis, LLC, a business consulting company
•
Chairman, President and CEO, since 2010.

Dorado Partners LLC, a private investment company
•
Vice Chairman, since 2014.

HUGE Business and Investment Council, a nonprofit business association dedicated to drive the creation of sustainable jobs in Honduras, U.S.A., Guatemala and El Salvador
•
President, since 2020.

Global Adaptation Institute, a foundation dedicated to the understanding of climate change
•
Founding CEO, from 2010 to 2013.

•
Director on the Advisory Board, since 2010.

World Economic Forum’s Global Agenda Council on Climate Change
•
Co-Chair, from 2012 to 2014.

World Bank Group
•
Managing Director, from 2006 to 2010.

Government of El Salvador
•
Several senior positions, including Minister of Finance and Chief-of-Staff to the President, from 1992 to 2004.

Director Qualifications:
Dr. Daboub’s substantial business leadership experience, deep governance expertise, and outstanding government, multilateral organization and humanitarian service on a worldwide scale, bring a unique perspective to the Company’s sustainability strategy, and its efforts to advocate for the development of science-based regulatory frameworks in connection with the development and commercialization of RRPs. The Board has also determined that Dr. Daboub qualifies as an audit committee financial expert.
Other Directorships and Associations:
Dr. Daboub currently sits on the board of directors of Grupo Financiero Ficohsa, S.A., a Central American banking and financial services company. Previously, from September 2020 to August 2021, Dr. Daboub served as a director of Tortoise Acquisition Corp. II, a special purpose acquisition company in the sustainable energy sector, and, from July 2021 to July 2023, of TortoiseEcofin Acquisition Corp. III, a special purpose acquisition company.

26	D e l i v e r i n g a S m o k e - F r e e F u t u r e

E L E C T I O N O F D I R E C T O R S
Occupation: Operating Partner, Advent International Committees: Compensation and Leadership Development (Chair), Audit and Risk (Financial Expert) and Nominating and Corporate Governance	WERNER GEISSLER	Director Since: 2015	Age: 70
CAREER HIGHLIGHTS

Advent International, a private equity firm
•
Operating Partner, since 2015.

Procter & Gamble, a consumer goods corporation
•
Vice Chairman and Special Advisor to the Chairman and CEO, prior to his retirement in 2015.

•
Vice Chairman, Global Operations, from 2007 to 2014.

• Group President, Central and Eastern Europe, Middle East and Africa, from 2004 to 2007. • President, Northeast Asia, from 2001 to 2004.

Director Qualifications:
Mr. Geissler has a keen knowledge of the global consumer products business, having served as a senior consumer products executive in many of the markets and regions most important to the Company. His deep senior executive experience serves the Company and the Board well as Chair of the Compensation and Leadership Development Committee, which he chairs. Mr. Geissler has also had substantial P&L responsibility in his roles at Procter & Gamble and has an MBA in Finance and IT, which both inform his service as a member of the Audit and Risk Committee.
Other Directorships and Associations:
Mr. Geissler currently also sits on the board of directors of the Goodyear Tire & Rubber Company, a U.S. publicly traded company since July 2011.

P M I 2 0 2 4 P r o x y S t a t e m e n t	27

E L E C T I O N O F D I R E C T O R S
Occupation: Former CFO, TEGNA, Inc. Committees: Audit and Risk (Financial Expert)	VICTORIA HARKER	Director Since: 2024	Age: 59
CAREER HIGHLIGHTS

TEGNA, Inc., a global media and digital communications company
•
Chief Financial Officer and Executive Vice President, from 2012 to 2023

The AES Corporation, a global power company
•
Executive Vice President, Chief Financial Officer and President, Global Business Services, from 2006 to 2015.

MCI, a telecommunications company
•
Acting Chief Financial Officer, Treasurer and Senior Vice President, Corporate Finance, from 2002 to 2005.

•
Chief Financial Officer and Senior Vice President, Operations and Information Technology, from 1998 to 2002.

Director Qualifications:
Ms. Harker is an experienced former Chief Financial Officer, having served in the role with three different U.S. public companies, and she has been involved in significant corporate transformations in the consumer, industrial and utility sectors for over 25 years. Her broad finance and business experience and MBA in finance further strengthens and diversifies the capabilities of the Company, the Board and the Audit and Risk Committee. Ms. Harker also has experience outside the finance function, having led the Global Business Services organization at The AES Corporation, as well as Operations and IT. During her time at TEGNA, Inc., she has been through several periods of transformation as the company has moved from a traditional publishing business to separating out its online and broadcast businesses. This has given her a great deal of exposure to shareholders and familiarity with a broad range of SEC regulatory processes. The Board has also determined that Ms. Harker qualifies as an audit committee financial expert.
Other Directorships and Associations:
Ms. Harker currently sits on the board of directors of two other public companies: Huntington Ingalls Industries, since 2012, and Xylem, Inc., since 2011. At Huntington Ingalls Industries, she serves as Chair of the compensation committee and as a member of the finance committee. At Xylem, Inc., she serves as Chair of the audit committee, as a member of the nominating and governance committee and as a member of the finance committee. She previously served on the boards of directors of Stride, Inc., from 2020 to 2022, and Darden Restaurants, Inc., from 2009 to 2014.
Ms. Harker also currently serves on the boards of not-for-profit organizations: as Vice Chair of the State Council of Higher Education for Virginia, since 2016; as a public member (appointed by the Governor of Virginia) of the University of Virginia Health System Board, since 2012; and as a member of the American University Advisory Counsel, since 2007. Previously, she was appointed to the University of Virginia Board of Visitors by Governor Robert McDonnell in 2012, where she chaired the Finance Committee and was a member of the Executive Committee, the Academic Affairs Committee, the Health System Board and the Presidential Search Committee. She also serves as Trustee on the Board of the Virginia Historical Society.

28	D e l i v e r i n g a S m o k e - F r e e F u t u r e

E L E C T I O N O F D I R E C T O R S

Occupation:
Managing Partner, Two Island Partners LLC
Lead Independent Director, Philip Morris International Inc.
Committees:
Audit and Risk (Financial Expert), Compensation and Leadership Development, Nominating and Corporate Governance, and Science and Technology
LISA A. HOOK	Director Since: 2018	Age: 66
CAREER HIGHLIGHTS

Two Island Partners LLC, a private equity and consulting firm
•
Managing Partner, since 2018.

Neustar, Inc., a global information services company focused on cloud-based workflow solutions for marketing, risk and security analytics
•
Member of the Board, from 2010 to 2019.

•
President & CEO, from 2010 to 2018.

•
President & Chief Operating Officer, from 2008 to 2010.

Sunrocket, Inc., a cloud-based voice communications company
•
President & CEO, from 2006 to 2007.

America Online Inc., a web portal and online service provider
•
Several executive positions, from 2001 to 2004.

Brera Capital Partners, a global private equity investment firm
•
Partner

Alpine Capital Group, LLC, an investment banking firm
•
Managing Director

Time Warner, Inc., a media company
•
Executive

Director Qualifications:
Ms. Hook’s past experience as CEO of a U.S. publicly traded company, her past senior management roles and government appointments relating to telecommunications, plus her holistic understanding of digital identity, are key to deploying actionable insights that grow and guard many of the world’s largest corporations. In addition, with her extensive public board experience, Ms. Hook brings to the Board valuable insights in the areas of cybersecurity, data privacy, and digital transformation at a time when the Company is transitioning to a consumer-centric, highly digitalized business model. The Board has also determined that Ms. Hook qualifies as an audit committee financial expert.
Other Directorships and Associations:
Ms. Hook currently sits on the board of directors of two other public companies: Fidelity National Information Services, Inc., a U.S. multinational corporation and global leader in banking and payment solutions, and Nokia Corporation, a technology leader across mobile, fixed and cloud networks, headquartered in Finland.
Ms. Hook served on the boards of directors of Ritchie Bros Auctioneers Incorporated, a Canadian global asset management and disposition company listed on the NYSE, from 2021 to 2023; Ping Identity Holding Corp., a pioneer in digital identity solutions, from 2019 to 2022; Partners Group Holding AG, a global asset management company, from 2020 to 2021; Unisys Corporation, a global information technology company, from 2019 to 2021; and RELX PLC and RELX NV, providers of information solutions, as Senior Independent Director from 2006 to 2016. Previously, she served as a director of Covad Communications and Time Warner Telecom, Inc. In 2012, she was appointed by President Obama to serve on the National Security Telecommunications Advisory Committee. Ms. Hook served as a legal advisor to the Chairman of the Federal Communications Commission and General Counsel of the Cable Group at Viacom International, Inc., a media company.

P M I 2 0 2 4 P r o x y S t a t e m e n t	29

E L E C T I O N O F D I R E C T O R S
Occupation: Founder & Managing Partner, KalMor Advisors LLP Committees: Nominating and Corporate Governance (Chair) and Science and Technology	KALPANA MORPARIA	Director Since: 2011	Age: 74
CAREER HIGHLIGHTS

KalMor Advisors LLP, a strategy and corporate advisory firm
•
Founder and Managing Partner, since 2021.

JPMorgan Chase & Co., a multinational investment bank and financial services holding company
•
Chairman of South and Southeast Asia, from March 2019 until her retirement in February 2021.

•
CEO of South and Southeast Asia from April 2016 until March 2019.

•
CEO of J.P. Morgan India, from 2008 to 2016.

ICICI Bank, India’s second-largest bank • Vice Chair of ICICI’s insurance and asset management business, from 2007 to 2008. • Joint Managing Director, from 2001 to 2007.

Director Qualifications:
With her strong executive leadership experience in finance, and her deep knowledge of international business, Ms. Morparia provides a keen perspective on economies in Asia, while her legal background and deep experience in highly regulated industries help her serve the Company and the Board well as Chair of the Nominating and Corporate Governance Committee.
Other Directorships and Associations:
Ms. Morparia currently sits on the board of directors of three other public companies: HSBC Holdings plc, a British multinational universal bank and financial services holding company, Dr. Reddy’s Laboratories Ltd., an Indian multinational pharmaceutical company, and Hindustan Unilever Limited, an Indian consumer goods company. She previously served on the board of directors of Delhivery Limited from October 2021 to February 2023. Ms. Morparia also serves on the Governing Board of Bharti Foundation, the Foundation for Audit Quality and the Generation India Foundation, each of which is a not-for-profit company. In 2023, Ms. Morporia was appointed as a member of the Governing Council of Krea University, India, and as a member of the Mentor Council of the Institute for Sustainability, Employment and Growth, a non-profit company (Section 8) that will aim to drive large scale impact across employment / livelihood generation and sustainability as well as inclusive growth in India.

30	D e l i v e r i n g a S m o k e - F r e e F u t u r e

E L E C T I O N O F D I R E C T O R S
Occupation: Chief Executive Officer, Philip Morris International, Inc. Committees: Science and Technology	JACEK OLCZAK	Director Since: 2021	Age: 59
CAREER HIGHLIGHTS
Philip Morris International Inc. • CEO, since May 2021. • Chief Operating Officer, from January 2018 until May 2021. • Chief Financial Officer, from August 2012 until December 2017.
•
Various roles in finance and general management positions across Europe, including Managing Director of PMI’s markets in Poland and Germany, and as President of the European Union Region, from 1993 until January 2018.

Prior to joining PMI, Mr. Olczak worked for BDO Binder.

Director Qualifications:
Mr. Olczak’s intellect and all-encompassing knowledge of the Company serves him well as its CEO and as a member of the Board. As COO, he played an instrumental role in the Company’s transformation and the superior performance of our regions and markets, particularly, in his commitment to consumer centricity, digitalized consumer engagement, and manufacturing optimization, while remaining focused on the growth of our combustible capacities brand portfolio and the seamless deployment of RRPs in over 70 markets worldwide.

Occupation: Chairman, Arica Holding B.V.; Chairman, SFMS B.V. Committees: Compensation and Leadership Development	ROBERT B. POLET	Director Since: 2011	Age: 68
CAREER HIGHLIGHTS

SFMS B.V., a retail consumer staples company
•
Chairman, since 2018

Arica Holding B.V., parent holding company of SFMS B.V.
•
Chairman, since 2018.

Rituals Cosmetics Enterprise B.V., a retail cosmetics company
•
Former Chairman, from 2017 to 2023.

Gucci Group, a luxury fashion house
•
President, CEO and Chairman of the Management Board, from 2004 until 2011.

Unilever Group, a multinational consumer goods company
•
26 years in a variety of executive roles, including President of Unilever’s Worldwide Ice Cream and Frozen Foods division, Chairman of Unilever Malaysia, Chairman of Van den Bergh and Executive Vice President of Unilever’s European Home and Personal Care division.

Director Qualifications:
As CEO of Gucci Group, Mr. Polet was responsible for managing global luxury brands such as Gucci, Bottega Veneta, Yves Saint Laurent, Boucheron, Balenciaga, Sergio Rossi, Alexander McQueen and Stella McCartney. He brings to the Board his considerable entrepreneurial business experience in the global luxury business. Furthermore, he has extensive executive experience overseeing major consumer packaged goods businesses, as well as an extensive knowledge of global markets.
Other Directorships and Associations:
Mr. Polet currently sits on the board of directors of Safilo Group S.p.A., an Italian publicly held eyewear company, where he also served as Chairman from 2011 to 2017. Mr. Polet previously served as a non-executive director of RELX PLC and RELX NV, providers of information solutions, and each a publicly held entity, from 2007 to 2016. He also previously sat on the board of directors of William Grant & Sons Ltd., an independent, family-owned, Scottish premium spirits company, from 2011 to 2022, most recently as senior independent director.

P M I 2 0 2 4 P r o x y S t a t e m e n t	31

E L E C T I O N O F D I R E C T O R S
Occupation: Former Group CFO and Executive Board Member, Beiersdorf AG Committees: Audit and Risk (Financial Expert)	DESSI TEMPERLEY	Director Since: 2021	Age: 51
CAREER HIGHLIGHTS

Beiersdorf AG, a manufacturer and retailer of personal-care products and pressure- sensitive adhesives
•
Group Chief Financial Officer and Executive Board Member, from 2018 until her retirement in April 2021.

Nestle S.A., a food & beverage company
•
Head of Investor Relations, CFO of Nestle Purina Petcare EMENA, Head of Global Planning and Performance Analysis, CFO of Nestle Southeast Europe Zone, Controller for CEE, and Supply Chain Controller NPPE, from April 2004 to June 2018.

Director Qualifications:
Ms. Temperley is a recently retired chief financial officer of a global public company with over 25 years of experience across a variety of sectors with several blue-chip multinationals. She has a proven track record of delivering strategic change with strong operational leadership resulting in superior financial results. The Board has also determined that Ms. Temperley qualifies as an audit committee financial expert.
Other Directorships and Associations:
In May 2020, Ms. Temperley joined the board of directors of Coca-Cola Europacific Partners, a publicly held bottling company, for which she also serves on the Audit Committee. In May 2021, following retirement from her executive career, Ms. Temperley also joined the board of directors of Corbion, a food and biochemical public company headquartered in the Netherlands, for which she also serves on the Audit Committee, the Sustainability Committee, and the Renumeration Committee. In September 2021, Ms. Temperley joined the board of directors of Cimpress, a publicly held company domiciled in Ireland that invests in and operates a wide variety of businesses that use mass customization to configure and produce small quantities of individually customized goods, for which she also serves on the Audit Committee.

32	D e l i v e r i n g a S m o k e - F r e e F u t u r e

E L E C T I O N O F D I R E C T O R S
Occupation: Chairman of the Board, Lumenis Ltd. Committees: Science and Technology (Chair) and Nominating and Corporate Governance	SHLOMO YANAI	Director Since: 2021	Age: 71
CAREER HIGHLIGHTS

Lumenis Ltd., a medical devices company
•
Chairman of the Board, since 2020.

Moelis & Company, an investment bank
•
Senior Advisor, since 2016.

Cambrex Corp., a global pharmaceutical contract development and manufacturing company
•
Chairman, from 2013 to 2019.

Teva Pharmaceuticals Industries Ltd.,,a pharmaceutical company
•
President and CEO, from 2007 to 2012.

Adama Industries, a global crop protection company
•
CEO, from 2002 to 2006.

Israeli Defense Forces
•
Variety of leadership roles over 32 years, retiring as a Major General.

•
Received Israel’s Medal of Valor in 1973.

Director Qualifications:
Mr. Yanai’s extensive experience in the pharmaceuticals industry brings a unique perspective to the Company’s critical efforts to develop and commercialize RRPs, and to advocate for the development of science-based regulatory frameworks for the development and commercialization of such products.
Other Directorships and Associations:
Mr. Yanai currently also sits on the board of directors of Amneal Pharmaceuticals, Inc., a publicly held generics and specialty U.S. pharmaceutical company, for which he serves as a member of the compensation committee. Until October 2021, Mr. Yanai served on the board of directors of W.R. Grace and Company, a publicly held specialty chemicals U.S. company.
He has served as Chairman of the board of directors of several private companies: Makhteshim Chemical Works Ltd., Agan Chemical Manufacturers Ltd, Milenia Agro Chemicals and Aroma Fine Chemicals Ltd. Mr. Yanai has also served as either Chairman or a member of the board of directors of the following publicly traded pharmaceutical companies: Protalix Biotherapeutics, Inc., PDL BioPharm, Inc., Perrigo plc, and Sagent Pharmaceuticals, Inc. Mr. Yanai was also a member of the board of directors of Elisra Group, a privately owned electronic device company, from 2002 to 2005, and Bank Leumi, Israel’s second largest publicly traded bank, from 2004 to 2007.

P M I 2 0 2 4 P r o x y S t a t e m e n t	33

C O M P E N S A T I O N O F D I R E C T O R S
COMPENSATION OF DIRECTORS
Compensation Philosophy
Directors who are full-time employees of the Company receive no additional compensation for services as a director. The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders.
C O M P E N S A T I O N
At his request, Dr. Paulsen served as a director without compensation during that portion of 2023 when he served on the Board. The compensation of all other non-employee directors is set forth in the accompanying chart.
PMI’s non-employee directors’ compensation for 2023 was set at the levels presented below. The Board approved an increase in the Lead Independent Director cash retainer from $35,000 to $50,000, effective May 3, 2023. All other director compensation continues in effect for 2024 except as described for Mr. Calantzopoulos on page 35:
Annual cash retainer	$125,000
Annual equity award	$175,000
Committee Chair cash retainer	$35,000
Lead Independent Director cash retainer	$50,000
Committee member cash retainer	none
Committee meeting fees	none
Stock Options	none
S H A R E  R E T E N T I O N  R E Q U I R E M E N T
A non-employee director may not sell or otherwise dispose of PMI shares received pursuant to the annual share award (other than shares withheld from the grant to pay taxes) unless he or she continues after the disposition to own PMI shares having an aggregate value of at least five times the then-current annual cash retainer. The Company’s anti-hedging and anti-pledging policies also apply to non-employee directors (see page 55).

34	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N O F D I R E C T O R S
E X E C U T I V E  C H A I R M A N
Mr. Calantzopoulos is our former CEO and became our Executive Chairman in 2021. He was an employee of the Company during fiscal 2023, but will step down as an employee and become Non-Executive Chairman following the 2024 Annual Meeting of Shareholders. The Board determined that it was in the Company’s best interest for Mr. Calantzopoulos to continue to serve as Executive Chairman during fiscal 2023, ensuring that the Company continued to benefit from his substantial experience and industry knowledge. While a Company employee, Mr. Calantzopoulos has not received additional compensation for his role as a director.
For 2023, his base salary remained at the level established in 2021 of CHF 1,000,000 (or $1,112,290 based on the conversion rate at the time of the Compensation Committee’s decision in 2021). The Board increased his equity award granted in 2023 by 10%, from 300% of his base salary to 330% of his base salary, split 60% PSUs and 40% RSUs, to recognize his strategic and leadership contributions in the role of Executive Chairman. He is no longer eligible for annual Incentive Compensation Awards. In February 2024, the Board made no change to his base salary for 2024, which will remain in place during the portion of the year he serves as Executive Chairman, and determined his equity award at 315% of his annual base salary, split 60% PSUs and 40% RSUs, to recognize his continued strategic and leadership accomplishments. Following the 2024 Annual Meeting of Shareholders his annual cash retainer as Non-Executive Chairman will be $525,000, pro-rated in 2024 for the portion of the year he serves as Non-Executive Chairman. He will also receive the same annual equity award as the other non-employee directors.
The following table presents the compensation received by the non-employee directors and the Executive Chairman for fiscal year 2023 for their services as directors.
Name	Fees Earned or Paid in Cash(a) ($)	Stock Awards(b) ($)	All Other Compensation(c) ($)	Total ($)
Bonin Bough	125,000	175,003	228	300,231
André Calantzopoulos(d)	—	—	—	—
Michel Combes	148,077	175,003	228	323,308
Juan José Daboub	125,000	175,003	228	300,231
Werner Geissler	160,000	175,003	228	335,231
Lisa A. Hook	169,890	175,003	228	345,121
Jun Makihara	136,923	175,003	228	312,154
Kalpana Morparia	160,000	175,003	228	335,231
Lucio A. Noto(e)	48,750	175,003	228	223,981
Frederik Paulsen(f)	—	—	—	—
Robert B. Polet	125,000	175,003	228	300,231
Dessi Temperley	125,000	175,003	228	300,231
Shlomo Yanai	148,077	175,003	228	323,308

(a)
The amounts reported reflect the cash fees earned by each non-employee director in 2023, including any deferred compensation. In addition to the annual cash retainer of $125,000 (or a prorated portion thereof based on meeting attendance): (i) Mr. Combes received an additional $23,077, prorated, for his service as Chair of the Audit and Risk Committee effective May 3, 2023; (ii) Mr. Geissler received an additional $35,000 for his service as Chair of the Compensation and Leadership Development Committee; (iii) Ms. Morparia received an additional $35,000 for her service as Chair of the Nominating and Corporate Governance Committee; and (iv) Mr. Yanai received an additional $23,077, prorated, for his service as Chair of the Science and Technology Committee effective May 3, 2023. Ms. Hook also received an additional $8,750, prorated, for her service as Chair of the Consumer Relationships and Regulation Committee, which was dissolved in May 2023, and $36,140, prorated, for her service as Lead Independent Director effective May 3, 2023.

In 2023, the following non-employee directors deferred their cash retainers into shares of PMI’s common stock under the Philip Morris International Inc. 2008 Deferred Fee Plan for Non-Employee Directors: (1) Lucio A. Noto, 1,628 shares, and (ii) Jun Makihara, 1,433 shares. The number of deferred shares reported for Mr. Noto represents a prorated number of shares from the beginning of the 2023 fiscal year to his service through the 2023 Annual Meeting of Shareholders which was held on May 3, 2023. Deferred share amounts were calculated based on the average of the high and low prices of a share of common stock on the date of issuance.
(b)
Represents the aggregate grant date fair value of the stock awards made in fiscal 2023 as determined in accordance with FASB ASC Topic 718. In May 2023, we granted 1,812 shares of common stock to each non-employee director then in office, except for Dr. Paulsen. Non-employee directors may elect to defer the award of shares of common stock and all or part of the annual cash and committee chair retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in nine “investment choices,” including a PMI common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the PMI Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The table below shows the number of deferred shares

P M I 2 0 2 4 P r o x y S t a t e m e n t	35

C O M P E N S A T I O N O F D I R E C T O R S
held by each non-employee director who elected to defer receipt of their shares awarded under the Philip Morris International Inc. 2017 Stock Compensation Plan for Non-Employee Directors in 2023:
Director Name	Deferred Shares as of December 31, 2023
Bonin Bough	6,478
Michel Combes	5,861
Lisa A. Hook	14,323
Jun Makihara	24,604
Lucio A. Noto	91,683
Dessi Temperley	4,545
Shlomo Yanai	3,767

(c)
The amounts reported reflect, where applicable, in 2023 premiums for group term life insurance in the amount of $228 for each non-employee director. None of the non-employee directors received an aggregate of $10,000 or more of perquisites or other personal benefits from the Company in 2023. In addition, income is imputed to the director for income tax purposes, and the director is not provided a tax reimbursement.

(d)
Mr. Calantzopoulos, who is an employee but not an executive officer of the Company, receives no additional compensation for his services as a director. His 2023 compensation is allocated fully to his services as an employee in assisting our CEO with the Company’s long-term strategy. His 2023 employee compensation was $4,995,682, which includes base salary of $1,116,368, stock awards with the aggregate grant date fair value of $3,849,739 and all other compensation of $29,575. Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2023 of $1.00 = 0.8986 CHF. The 2023 change in the present value of Mr. Calantzopoulos’ benefits under Swiss pension plans (such plans as described in more detail on pages 65 to 67) reflects a decrease of ($32,363,003), resulting from the lump sum payments made in 2023. In accordance with the regulations of the Swiss pension plans, the payments for Mr. Calantzopoulos commenced as of January 1, 2023, the first day of the month following his 65th birthday, and he elected to receive the pension benefits in the form of a lump sum that was paid on January 3, 2023 in the total amount of $40,609,111. The benefits payable from the Supplemental Plan include the adjustment for the loss of favorable tax-qualified plan treatment under this plan as further described on page 67. He did not accrue any pension benefits for his services as a director during 2023. The pension benefits amounts are converted to U.S. dollars using the conversion rate on December 29, 2023, of $1.00 = 0.8376 CHF. The variation from the amount reported previously results from the impact of the exchange rate between U.S. dollar and CHF.

(e)
Mr. Noto did not stand for reelection at the 2023 Annual Meeting. Therefore, the information reflects his service on the Board through the 2023 Annual Meeting.

(f)
Dr. Paulsen requested to receive no compensation for his role on the Board. In 2023, he did not stand for reelection at the 2023 Annual Meeting. Therefore, the information reflects his service on the Board through the 2023 Annual Meeting.

Additional Arrangements
The Company reimburses non-employee directors (other than Dr. Paulsen) for their reasonable expenses incurred in attending Board of Directors, committee and shareholder meetings, and other corporate functions, including travel, meals and lodging.

36	D e l i v e r i n g a S m o k e - F r e e F u t u r e

STOCK OWNERSHIP INFORMATION
STOCK OWNERSHIP INFORMATION
Ownership of Equity Securities
The following table shows the number of shares of common stock beneficially owned as of March 15, 2024, by each director, nominee for director and named executive officer (“NEO”), and the directors, nominees for director and executive officers of the Company as a group. As of March 15, 2024, the number of shares of the Company’s common stock outstanding was 1,554,551,026. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director, nominee for director and executive officer, and of the directors, nominees for director and executive officers as a group, is less than 1% of the outstanding shares.
Name	Amount and Nature of Beneficial Ownership(1)(2)
Drago Azinovic(3)	171,528
Emmanuel Babeau	118,522
Bonin Bough	6,568
André Calantzopoulos	1,062,832
Michel Combes	6,976
Juan José Daboub	5,938
Frederic de Wilde	167,079
Werner Geissler	88,333
Victoria Harker	0
Lisa A. Hook	14,561
Stacey Kennedy	19,280
Jun Makihara	28,322
Kalpana Morparia	24,326
Jacek Olczak	324,501
Robert B. Polet	25,855
Dessi Temperley	4,608
Stefano Volpetti	75,550
Shlomo Yanai	5,658
Group (22 persons)(4)	2,232,566

(1)
Includes shares of deferred stock as follows: Mr. Bough, 6,478; Mr. Combes, 5,861; Ms. Hook, 14,323; Mr. Makihara, 24,604; Ms. Temperley, 4,545; Mr. Yanai, 3,767. Also includes 1,360 shares as to which beneficial ownership is disclaimed by Mr. Makihara (shares held by spouse).

(2)
Includes shares of deferred stock to be issued on April 9, 2024, in connection with the Company’s scheduled quarterly dividend. Estimated deferred share amounts are calculated using the closing price of $94.27 on March 15, 2024, and are as follows: Mr. Bough, 89; Mr. Combes, 81; Mr. Geissler, 1,202; Ms. Hook, 198; Mr. Makihara, 358; Ms. Temperley, 63; Mr. Yanai, 52.

(3)
Reported ownership of Mr. Azinovic reflects most recent information set forth in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2023. Mr. Azinovic, our former President, Middle East & Africa Region and PMI Duty Free, left the organization effective March 31, 2023.

(4)
Includes directors, nominees and current executive officers.

P M I 2 0 2 4 P r o x y S t a t e m e n t	37

STOCK OWNERSHIP INFORMATION
In addition to the shares shown in the table above, as of March 15, 2024, Mr. Makihara participated in the Company’s director deferred fee program and had 18,639 PMI share equivalents allocated to his account. See “Compensation of Directors” on pages 34-36 for a description of the deferred fee program for directors.
The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock as of December 31, 2023.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	136,061,098(1)	8.76%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	109,884,696(2)	7.1%
Capital International Investors 333 South Hope Street Los Angeles, CA 90071	104,966,993(3)	6.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	98,743,351(4)	6.4%

(1)
According to a Schedule 13G/A, dated February 13, 2024, filed with the U.S. Securities and Exchange Commission on February 13, 2024, by The Vanguard Group presenting the number of shares as of December 29, 2023.

(2)
According to a Schedule 13G/A, dated February 7, 2024, filed with the U.S. Securities and Exchange Commission on February 9, 2024, by Capital World Investors, presenting the number of shares as of December 29, 2023.

(3)
According to a Schedule 13G/A, dated February 7, 2024, filed with the U.S. Securities and Exchange Commission on February 9, 2024, by Capital International Investors, presenting the number of shares as of December 29, 2023.

(4)
According to a Schedule 13G/A, dated January 29, 2024, filed with the U.S. Securities and Exchange Commission on January 29, 2024, by BlackRock, Inc., presenting the number of shares as of December 31, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of more than 10% of the Company’s stock to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such reporting persons in this regard and written representations from such reporting persons that no other reports were required, the Company believes that all reports required by Section 16(a) of the Exchange Act were made on a timely basis during or with respect to 2023, except that one report on Form 4 filed for Reginaldo Dobrowolski on April 7, 2023, reporting a single transaction for an award of 640 shares, held indirectly, that the Company inadvertently filed late due to an administrative error.

38	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Our Compensation Discussion and Analysis outlines:
1.
The design of our executive compensation program, and the objectives and principles upon which they are based. (See Pages 40-42)

2.
Our performance, and the resulting decisions of the Compensation and Leadership Development Committee to reflect that performance in setting compensation for our CEO and the other NEOs. (See Pages 44-52)

C D & A  T A B L E  O F  C O N T E N T S
Compensation and Leadership Development Committee	39
Program Design, Philosophy and Objectives	40
Target Compensation Mix and 2023 Compensation	44
Company Performance and Targets	47
Additional Compensation Policies and Processes	54
Compensation and Leadership Development Committee Report	57

Compensation and Leadership Development Committee
The Compensation and Leadership Development Committee (hereinafter, the “Compensation Committee” or the “Committee”) consists entirely of non-management directors, all of whom our Board has determined are independent within the rules and regulations of the SEC, the meaning of independence under the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines. Its responsibilities are described on page 10 above and set forth in the Compensation and Leadership Development Committee Charter, which is available on the Company’s website at www.pmi.com/corporate-governance/board-committees.
In 2023, the members of the Committee were Werner Geissler (Chair), Juan José Daboub, Lisa A. Hook, Jun Makihara and Robert B. Polet. The Committee met 5 times in 2023. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

P M I 2 0 2 4 P r o x y S t a t e m e n t	39

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
Program Design, Philosophy and Objectives
Our compensation and benefits program supports our business, financial, and strategic objectives. Each component of our program is designed to achieve one or more of the following objectives:
1	To support our ability to attract, develop and retain world-class leaders in a controversial industry;	2	To align the interests of executives and shareholders;	3	To reward performance against pre- established objectives;	4	To support long-term business growth, superior financial results, sustainability efforts, societal alignment and integrity of conduct;	5	To promote internal fairness and a disciplined assessment of performance; and	6	To align executive incentives with our risk management objectives.
These objectives provide the framework for the various components of compensation and benefits to our executives and take into account the specific nature of our business. Together, these elements form a total rewards package that is intended to be appropriately competitive.
The Committee reviews data from the local market and our Peer Group (see page 54) but does not target total direct compensation at a specific percentile of the market. Instead, the Committee sets total direct compensation at levels that it believes necessary to attract and retain talented executives in a controversial industry and remain competitive with other consumer product companies.

40	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
The design of the overall compensation package for our executive officers encompasses the following features:
1	A MIX OF FIXED AND “AT-RISK” COMPENSATION The higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package.
2	A MIX OF ANNUAL AND LONG-TERM COMPENSATION AND BENEFITS To appropriately reward the achievement of both annual and long-term goals and objectives.
3
A MIX OF CASH AND DEFERRED EQUITY COMPENSATION
That seeks to discourage actions that are solely driven by the Company’s share price at any given time to the detriment of PMI’s long-term strategic goals.

4
AN OPTIMAL BALANCE OF EQUITY COMPENSATION
Comprising both performance-based and time-based awards, without using stock options, and with significant share ownership requirements, to align the interests of executives and shareholders, while remaining mindful of the potentially dilutive nature of equity compensation on shareholder value.

Total Direct Compensation Components: The three components of total direct compensation for our executive officers are: (i) base salary; (ii) annual performance-based variable cash awards; and (iii) variable equity awards. We also provide our executives retirement benefits and limited perquisites. Our total direct compensation program emphasizes a pay-for-performance culture, and the one component that is fixed for a given year, base salary, constitutes the smallest portion of executive compensation for salary grades 26 and above. See page 44 for the target compensation mix of our NEOs in 2023. The key characteristics and key objectives of each component of our compensation program as it applies to our NEOs are as follows:

P M I 2 0 2 4 P r o x y S t a t e m e n t	41

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
	Component	Purpose	Key Objectives	How it is determined
	BASE SALARY	Fixed component of cash compensation.	Intended to provide sufficient competitive base pay to attract, develop and retain world-class leaders.	Reflects the scope of the executive’s role, his or her performance and market pay practices.
◀ AT-RISK AND PERFORMANCE-BASED COMPENSATION ▶	INCENTIVE COMPENSATION (IC) AWARDS	Annual performance-based variable cash award for meeting or exceeding performance goals pre- established by the Committee.	Intended to motivate executives to meet or exceed our performance goals and strategic objectives in a given fiscal year.
The Company’s IC performance rating is determined by a fixed formula that measures Company results against performance targets pre-established and pre-weighted by the Committee (see pages 47-49). The final award is determined by multiplying the executive’s base salary by the IC performance rating and by the IC target percentage for that salary grade and the executive’s individual performance rating.

	EQUITY AWARDS	Long-term variable equity awards contribute to all six of the Committee’s program design objectives while minimizing share dilution and protecting against excessive risk taking.	Intended to motivate our executives to produce results that enhance sustainable shareholder value and strengthen the Company over the long term.
Amount of each award is determined by multiplying the executive’s base salary by the target percentage for that salary grade, and then by the executive’s individual performance rating for the most recently completed year, plus or minus ten percentage points.
•
55%-60% of the February 2023 award was in the form of PSUs that vest at the end of the 2023-2025 performance cycle in amounts that depend on the degree to which pre-established and pre-weighted performance goals are achieved or exceeded (see pages 49-52).

•
40%-45% of the February 2023 award was in the form of RSUs that cliff vest at the end of the three-year cycle (assuming continued employment).

42	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S

Say-on-Pay Results: Historically, our shareholders overwhelmingly supported our compensation program, with our say-on-pay proposal receiving more than 91% approval every year from 2016 to 2021. However our say-on-pay proposal was approved by a vote of 70.00% in 2022 and 73.95% in 2023.
•
Say-on-Pay Shareholder Engagement Overview: Following our 2022 say-on-pay vote, we conducted an engagement campaign with our shareholders to better understand investor concerns with our executive compensation program and the reasons for the lower vote in 2022. Support for our say-on-pay vote increased from 2022 to 2023, following our engagement campaign, but remained below the high level of shareholder support shown prior to 2022.

In 2023, we again conducted a robust engagement campaign with investors to discuss their remaining concerns with our executive compensation program and the reasons support remained below historical levels for 2023 say-on-pay vote. We reached out to shareholders representing approximately 45% of our total shares outstanding to invite them to participate in calls to discuss our executive compensation programs and eight shareholders representing approximately 18% of our outstanding shares accepted our offer to provide feedback.

•
PMI Participants: Each shareholder call included our Compensation Committee Chair, Corporate Secretary, and Vice President of Investor Relations.

•
Feedback from our Shareholders: As in our 2022 engagements, in general our shareholders expressed their support for our senior management team and our executive compensation program and practices as a whole. Investors were appreciative of the opportunity to engage with the Chair of the Compensation Committee directly about our executive compensation program. Regarding the proxy advisory firm concern that our response to the 2022 say-on-pay vote results was insufficient, particularly in addressing the response to a severance payment made to a former executive, investors did not indicate they held a similar concern.

Investors were also generally complimentary of our specific plan designs and expressed the view that the metrics used for our annual IC awards and PSUs were both appropriately designed and well aligned with our long-term business plan. A number of shareholders singled out the incorporation of our Sustainability Index into our PSU performance metrics as a positive development.
Some shareholders expressed preferences for modest changes to specific elements of our compensation program. The use of relative Total Shareholder Return (“TSR”) as a performance metric for our PSUs was a topic of discussion with multiple investors. A minority expressed a preference that it not be used, questioning the level of management control over the metric. However, a majority of the investors we engaged with supported our inclusion of TSR as an effective means to align management and investor interests. Additionally, one investor suggested that currency impacts should be included in annual IC award performance metrics to more closely align the interests of management and shareholders. Finally, some investors requested that a performance metric directly addressing progress against our ambition to replace cigarettes with smoke-free products be added to our Sustainability Index.
•
•
Actions Taken in Response: The feedback we received from these meetings was reported to the Committee. The Committee considered and discussed this feedback with management and its independent compensation advisor in light of the design, philosophy, and objectives of our executive compensation program as well as of the Company’s strategic goals. In response to these engagements, and the 2023 say-on-pay vote results, the Committee took action by:

•
adopting a severance policy prohibiting certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company;

•
by changing the operating cash flow performance metric of our annual IC Awards to include currency impacts; and

•
by adding a performance metric to our Sustainability Index setting a target for the number of markets where greater than 50% of net revenues are smoke-free.

For further information on our new severance policy, refer to page 53 and for further information on the change to our IC award operating cash flow performance metric, refer to page 49.

P M I 2 0 2 4 P r o x y S t a t e m e n t	43

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S

The Committee carefully considered whether to replace TSR as a PSU performance metric and ultimately concluded to retain it because it agrees with those investors who see it as effective in aligning the interests of management with shareholders, particularly because our TSR metric is measured relative to our peers and because performance achievement is capped at target when an absolute measure of the TSR is below zero, even if the Company’s performance relative to its peers would have resulted in a higher performance achievement. Additionally, the Committee believes that TSR on a relative basis is largely driven by factors that are within management’s control, namely profit and cash flow performance, and that its presence in the overall program ensures balance, which promotes shareholder alignment and talent retention over time.

Target Compensation Mix and 2023 Compensation
We set target compensation mix by salary grade. In 2023, all of our NEOs (except our CEO) were in salary grades 24, 25 and 26. Our CEO is the only employee in salary grade 28, and we do not have any employees in salary grade 27. Mr. de Wilde and Ms. Kennedy were promoted to salary grades 26 and 24, respectively, during 2023. Their 2023 equity awards are based on the equity award targets applicable to their grades before their respective promotions, therefore their target compensation mix for 2023 varies from the information presented in the charts below which correspond to their current salary grades. The target compensation mix by salary grade for 2023 and for 2024 is shown in the following charts.

GRADE 28

SALARY
11%
IC
22%
EQUITY
67%

GRADE 26

SALARY
20%
IC
25%
EQUITY
55%

GRADE 25

SALARY
27%
IC
27%
EQUITY
46%

GRADE 24

SALARY
28%
IC
28%
EQUITY
44%

GRADE 23

SALARY
30%
IC
28%
EQUITY
42%

44	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
2023 Executive Compensation Determinations
2023 Base Salaries: The table below presents the 2023 base salary levels for our NEOs.
2023 Base Salary ($)(1)
Jacek Olczak	1,619,433
Emmanuel Babeau	1,295,551
Frederic de Wilde	1,079,631
Stacey Kennedy	809,717
Stefano Volpetti	1,025,642
Drago Azinovic	921,031

(1)
Amounts converted to U.S. dollars using conversion rate on the date of Committee’s decision in 2023. For Mr. Azinovic, due to his separation the base salary amount was not reviewed and reflects the salary at the time of his separation. Year-to-year variations in the salaries and other amounts reported for our NEOs result in part from the year-to-year variations in exchange rates between U.S. dollar and CHF.

At its February 2023 meeting, the Committee reviewed the base salaries for our NEOs other than Mr. Azinovic and determined that, with the exception of Messrs. Olczak, Volpetti and Ms. Kennedy, the base salaries of our NEOs remained appropriate. Regarding Mr. Olczak, the Committee assessed the competitiveness of his compensation based on the reference market data and relative positioning of Mr. Olczak’s compensation versus other CEOs in our Peer Group. As a result of this review, the Committee determined to increase his base salary by 7.1% to CHF 1,500,000 (or $1,619,433) effective April 1, 2023. For Mr. Volpetti, the Committee determined to increase his base salary by 5.6% to CHF 950,001 (or $1,025,642) effective April 1, 2023 to take into account the fact that his salary has not been reviewed since he joined PMI in 2019. Ms. Kennedy’s base salary was increased effective January 1, 2023 by 4.2% to CHF 750,000 (or $809,717) as a result of her promotion to salary grade 24 and appointment as President, Americas Region & CEO PMI’s US Business.
In connection with his promotion to salary grade 26, Mr. de Wilde’s base salary was increased to CHF 1,000,008 (or $1,062,313) effective January 31, 2023, as determined by the Committee at its December 2022 meeting. The promotion is in connection with his appointment as President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region as of the same date.
For 2024, the Committee has determined to increase Mr. Babeau’s base salary by 5.0% to CHF 1,260,012 (or $1,442,900) effective February 1, 2024 to take into account the fact that his salary has not been reviewed since he joined PMI in 2020. Ms. Kennedy’s base salary will be increased by 8.0% to CHF 810,000 (or $928,101) effective April 1, 2024, as determined by the Committee at its February 2024 meeting. The Committee’s determination was based on an assessment of the relative positioning of her compensation versus peers. The Committee determined that the base salaries of our other NEOs continued to be appropriate and made no further changes for 2024.
2023 Annual Incentive Compensation Awards: In March 2023, the Committee established performance targets for the 2023 annual incentive compensation awards that were paid in February 2024. Award targets and actual payouts as a percentage of base salary for our NEOs were as follows:
	2023 Cash Incentive Target as % of Base Salary(1)	2023 Actual Cash Incentive Payout as % of Base Salary
Jacek Olczak	200%	253%
Emmanuel Babeau	125%	151%
Frederic de Wilde	125%	165%
Stacey Kennedy	100%	132%
Stefano Volpetti	100%	132%

(1)
Possible award range is between 0% and 225% of target. Due to his separation Mr. Azinovic was not eligible to receive any pro-rated incentive compensation award payment for the portion of 2023 during which he was employed.

At its February 2023 meeting, the Committee reviewed the IC target percentages for each of the NEOs and determined that the target percentages remained appropriate. At its February 2024 meeting, the Committee approved the actual IC award payments based on the individual performance of our NEOs in 2023 and company performance against the IC performance targets established at the beginning of 2023. For further details on 2023 company performance refer to pages 47 to 49.

P M I 2 0 2 4 P r o x y S t a t e m e n t	45

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
In determining the individual component of Mr. Olczak’s 2023 IC award, the Committee assessed his performance against the CEO objectives defined at the beginning of the year and took into account additional achievements, namely progress with regard to: (i) the integration of Swedish Match, including the performance of the Swedish Match portfolio of products during first year post-acquisition; (ii) PMI’s human capital development strategies; (iii) the analysis of and strategies concerning the Company’s regulatory landscape; (iv) the Company’s performance on sustainability priorities; and (iv) the maintenance of a robust pipeline of new products that align with Company’s smoke-free vision. Following a similar process, for other NEOs, the CEO recommended, and the Committee approved the above target individual performance ratings based on an assessment of their respective achievements against individual objectives, as well as additional achievements in 2023. In particular, the Committee based their decisions on the following factors:
•
Under Mr. Babeau’s leadership, the Company exceeded its 2023 financial performance targets, through initiatives that included various cost, productivity and working capital management efforts; the implementation of various initiatives to mitigate inflationary pressures; and the implementation of strategies in response to the challenging foreign exchange environment.

•
Mr. de Wilde, in addition to leading his region to significantly exceed its performance targets, played a key role in the successful implementation of our new regional structure (including the seamless establishment of a new regional headquarters in the UAE) and successfully pursued our regulatory agenda.

•
Ms. Kennedy led the America’s region to exceed its targeted performance, was instrumental in successfully leading the integration of Swedish Match’s U.S. business while maintaining its growth momentum, and prepared the organization for the planned 2024 IQOS launch in the U.S.

•
Mr. Volpetti exceeded his targets for most short- and long-term performance measures, including by successfully continuing our IQOS ILUMA international rollout momentum, continuing the progressive development of our innovation pipeline, reshaping our e-vapor category strategy, and enhancing IQOS brand equity.

The 2024 award targets for our NEOs are unchanged versus 2023 levels.
2023 Equity Awards: The table below presents the long-term equity awards granted to our NEOs in February 2023:
	2023-25 PSUs Target as % of Base Salary (55%-60% of total Equity Award)(1)	2023 RSUs Target as % of Base Salary (40%-45% of total Equity Award)(2)	2023-25 PSUs Actual Award as % of Base Salary (55%-60% of total Equity Award)	2023 RSUs Actual Award as % of Base Salary (40%-45% of total Equity Award)
Jacek Olczak CEO	360%	240%	486%	324%
Emmanuel Babeau	165%	110%	206%	138%
Frederic de Wilde	105%	70%	131%	88%
Stacey Kennedy	77%	63%	81%	66%
Stefano Volpetti	105%	70%	131%	88%
Drago Azinovic	105%	70%	131%	88%

(1)
Possible award grant range is between 0% and 150% of target; between 0% and 200% of PSUs granted may vest, depending on performance versus criteria established at the time of grant.

(2)
Possible award grant range is between 0% and 150% of target.

In February 2023, the Committee granted PSUs for the 2023-2025 performance cycle and RSUs with a three-year cliff vesting schedule. The grants of these awards were determined in reference to the target PSU and RSU percentages applicable to the salary grade held by each NEO, as set forth in the table above. Each NEO, with the exception of Ms. Kennedy, received 60% of their total equity award in the form of PSUs and 40% in the form of RSUs. Ms. Kennedy received 55% of her total equity award in the form of PSUs and 45% in the form of RSUs as the award was determined based on her salary grade before promotion. Consistent with our practice applicable to all eligible employees, considering the timing of Mr. Azinovic’s departure, he remained eligible for the 2023 equity award. The Committee based the actual award granted after an evaluation of the individual performance of our NEOs for the most recently completed fiscal year.
The Committee approved actual equity awards for each NEO, as set forth in the table above, as the Committee determined they each exceeded their individual performance ratings for the most recently completed fiscal year and recognized their individual contributions to progress in pursuing the Company’s strategic priorities with regards to the acquisition of Swedish Match, financial performance, capability building, product pipeline development and commercialization, sustainability programs and the challenging regulatory environment.
In February 2024, the Committee granted PSUs for the 2024-2026 performance cycle and RSUs with a three-year cliff vesting schedule. The grants of these awards were based on the 2023 individual performance of our NEOs. There were no changes in the award targets versus 2023, with the exception of Mr. de Wilde and Ms. Kennedy, for whom the awards were based on targets corresponding to their salary grades after their respective promotions.

46	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
Company Performance and Targets
INCENTIVE COMPENSATION AWARDS
Quantitative Performance Targets: The Committee determined the 2023 IC Award performance rating based on 2023 results versus performance metrics pre-established by the Committee. For terms not otherwise defined in this section, see the Glossary of Terms in Exhibit C.
When setting the targets in March 2023, the Committee also added a modifier increasing the performance rating by 10 percentage points if Swedish Match achieved a certain share of segment and shipment volume goals in the U.S. for 2023.
2023 Results: We exceeded our targets for the number of stable or growing top 30 OI markets and the Swedish Match modifier. Smoke-Free (HTU) shipment volume, organic growth of adjusted net revenues, and currency-neutral growth of our operating cash flow were on target. Organic growth of adjusted OI was below target.
Share of Top 30 OI Markets: We registered a growing or stable market share in 19 of our Top 30 OI markets, which was above our target of 15-17 markets.
Smoke-Free (HTU) Shipment Volume: Shipments of 125.3 billion units were on target of 124 to 128 billion.
Adjusted Net Revenues*: Adjusted Net revenues of $35.3 billion grew by 7.8% compared to 2022, on an organic basis, meeting our target of 7.0% to 8.0%.
Adjusted OI*: Adjusted OI of $13.3 billion grew by 3.7% on an organic basis, below our target of 4.1% to 5.0%.
Operating Cash Flow*: Operating cash flow of $9.2 billion decreased by 2.8% on a currency-neutral basis, meeting our target of (3.0)% to (0.4)%.

Swedish Match Modifier: U.S nicotine pouch shipment volume of 385 million cans and 69% share of segment in the U.S. were above our targets of 285 million cans and at least 63% share of segment.
*
For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.

As the Adjusted Net Revenues and Adjusted OI performance metrics are calculated on an organic basis and therefore substantially exclude the impact of the Swedish Match acquisition, the Committee added the Swedish Match modifier in order to capture and incentivize the performance of the key growth component of the acquisition, the U.S. nicotine pouch business, during the post-acquisition integration period.
Additionally, the Committee put in place a second set of performance targets for adjusted net revenues, adjusted OI, and operating cash flow that would apply only in the event of a favorable ruling from German courts regarding an excise tax surcharge currently being accrued. The second set of performance targets adjusted for the positive impacts on these performance metrics that could result from a favorable ruling. However, there was no ruling on this matter by the German courts in fiscal year 2023 and therefore this alternative set of performance metrics did not apply.
2023 Quantitative Performance Targets Achievement: The Committee employed the following pre-established matrix that assigned a rating of 100 correlating to attaining the targeted performance. Ratings for each factor could range from 0 to 150. The percentages indicated for adjusted net revenues, adjusted OI, and operating cash flow represent growth versus 2022 results. Actual results are shown in the blue boxes.

P M I 2 0 2 4 P r o x y S t a t e m e n t	47

C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
2023 IC Performance Versus Target
									Target
Rating:	0…	30	40	50	60	70	80	90	93	100	105	110	115	120	130	135	140	150
Growth Measure(a)
Market Share (Top 30 OI(b) Markets)	<	6	7	8	9	10	11	13	14	15-17	18	19	20	21	23	24	25	26
Smoke-Free (HTU) Shipment Volume	<	108	111	113	116	118	120	122	123	124 - 128	129	129	130	131	133	134	135	137
Adjusted Net Revenues(c)	<	3.1%	3.7%	4.3%	4.9%	5.5%	5.9%	6.3%	6.5%	7.0 - 8.0%	8.1%	8.2%	8.4%	8.5%	8.8%	9.0%	9.2%	9.8%
Adjusted OI(c)	<	0.7%	1.2%	1.7%	2.2%	2.7%	3.1%	3.5%	3.7%	4.1 - 5.0%	5.0%	5.1%	5.3%	5.4%	6.0%	6.3%	6.6%	7.0%
Operating Cash Flow(d)	<	(6.4)%	(5.9)%	(5.4)%	(4.9)%	(4.4)%	(4.0)%	(3.5)%	(3.3)%	(3.0) - (0.4)%	(0.2)%	0.0%	0.3%	0.5%	1.2%	1.6%	1.9%	3.0%

Strategic Initiatives	Key Initiatives missed 0 - 79							Mostly/ all accomplished 80 - 120				Majority/ all exceeded 121 - 150

(a)
For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.

(b)
Number of Top 30 OI markets (reflecting the deconsolidation of RBH) in which total share of the heated tobacco units and cigarettes was growing or stable.

(c)
Organic growth.

(d)
Net cash provided by operating activities, excluding currency.

Swedish Match Modifier: U.S nicotine pouch shipment volume of 385 million cans and 69% share of segment in the U.S. were above our pre-determined targets of 285 million cans and at least 63% share of segment. Consequently, the Committee determined that the Company fully achieved the Swedish Match modifier, resulting in a 10 percentage point increase to the performance rating.
Qualitative Performance Targets and Analysis: The Committee also rated our performance on the following five key strategic initiatives that the Committee pre-set in March 2023, based on a ratings range of 0-79 if they were missed, 80-120 if they were mostly or all accomplished, and 121-150 if the majority or all of them were exceeded:

Strategic Initiatives
•
Shaping Tobacco Harm Reduction and championing Sustainability to create a positive social and environmental impact;

•
Accelerating conversion through scientific and superior Smoke-Free Inhalable & Oral Products;

•
Securing our leadership in Combustibles to build Smoke-Free Products;

• Rapidly scaling differentiated Wellness & Healthcare solutions; and • Building an engaged organization with distinctive capabilities and a winning team culture.
As a result of this evaluation, the Committee concluded that the Company had accomplished mostly/all of its strategic objectives and assigned a strategic initiatives rating of 110.
2023 IC Award Certification: Our performance rating for each quantitative and qualitative factor was weighted in accordance with the pre-established formula shown below to produce an overall IC performance rating of 112. The Committee used its discretion to round down the final rating to 110 due to further account for below target performance on the adjusted OI performance metric and the failure to exceed target on the operating cash flow performance metric. As explained on page 54, this rating applies to our management employees worldwide.

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2023 IC Performance Rating
Growth Measure	Performance Rating, %	Weight	Weighted Performance Rating, %
Market Share (Top 30 OI Markets)	110	15%	17
Smoke-Free (HTU) Shipment Volume	100	15%	15
Adjusted Net Revenues	100	20%	20
Adjusted OI	93	15%	14
Operating Cash Flow	100	20%	20
Strategic Initiatives	110	15%	17
Swedish Match Modifier	✓		+10pp
			112*
* Column does not total due to rounding
The Committee approved an IC performance rating for 2023 of:
In addition to certifying the IC performance rating, the Committee rated each executive officer’s individual performance during 2023. Individual ratings can range from 0% to 150%. To assure a disciplined, fair and equitable assessment, individual performance ratings were calibrated to reflect each executive’s contribution to the overall results of the Company. Application of the following formula then determined the cash incentive award for each NEO in 2023:
2024 IC Awards: For 2024, the Committee made two changes to the IC Award performance metrics. It expanded the Smoke-Free (HTU) shipment volume metric to include other forms of smoke-free products we commercialize. In addition to HTUs, the expanded performance metric includes nicotine pouches, snus, and e-vapor pods and disposables, with the volume for each product to be measured on a converted per stick basis. This change was made to better capture the expansion of our smoke-free business into products other than HTUs, particularly following the acquisition of Swedish Match and its nicotine pouch and snus businesses.
Additionally, the Committee set an Operating Cash Flow performance metric that does not exclude currency impacts and targets specific dollar amounts, rather than year-over-year growth. This new performance metric replaces the previous Operating Cash Flow growth performance metric, which was calculated on a currency-neutral basis. This change was made to address concerns raised in our investor engagement program that the inclusion of currency adjustments in the IC Award performance metrics meant that executive incentives were not fully aligned with investor interests.
The Committee also set performance targets for those metrics. The 2024 financial performance targets reflect the Company’s 2024 budget approved by the Board, with a performance factor of 100 equating to achieving results in a pre-determined range. To measure the Company’s 2024 performance, the Committee has also established five key strategic levers, which are at the core of the Company’s corporate strategy. The full range of potential results is reflected in a pre-established matrix that will generate an overall IC performance rating for 2024. In addition to pre-establishing a formula for grading our results against the performance factors, the Committee pre-established the weights for each factor.
LONG-TERM EQUITY AWARDS
The Committee establishes the equity award target opportunity for our CEO and each other NEO based on Company targets by salary grade and the individual’s performance rating for this award. The Committee grants the individual between 55% and 60% of the award opportunity in the form of performance-based PSUs, and between 40% and 45% in the form of time-based RSUs.

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Use of PSUs and RSUs Versus Stock Options: We grant equity awards in the form of RSUs and PSUs, rather than stock options, because these forms of awards:
•
establish a relationship between our cost and the value ultimately delivered to our executives that is more direct and more visible than is the case with stock options; and

•
require the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate in 2023 of 0.17% (the sum of all equity awards to non-employee Directors and RSUs granted to employees during the period, plus the number of all PSUs vested during the period, divided by the weighted average number of shares outstanding during the period), and a total 2023 year-end overhang of 0.39% (number of unvested RSUs plus unvested PSUs at target as a percentage of all shares outstanding at year-end).

Our run rate and overhang each compares favorably to those of our Peer Group.
2021 — 2023 PSU Performance Metrics Achievement: In February 2021, the Committee established three metrics for determining the aggregate number of PSUs that would vest at the end of the 2021-2023 performance cycle: relative Total Shareholder Return (“TSR”), subject to a cap if absolute TSR is less than zero – 40%, currency neutral compound annual growth rate of adjusted diluted EPS – 30%, and performance against its transformation metric, defined as net revenues from PMI’s RRPs and any other non-combustible products as a percentage of PMI’s total net revenues in the last year of the performance cycle – 30%.
The Committee also preserved its discretion to use the following modifiers in its certification of the PSU transformation metric:
•
The quality of the net revenue achievement, namely, the heated tobacco products excise tax differential compared to cigarettes as well as the conversion rate to PMI’s RRPs (converted and predominant usage); and

•
Sustainability criteria achievement, namely, our targets for carbon footprint reduction, maintaining our current CDP A rating (climate change, forest, and water), RRP device recycling, and representation of women in senior roles.

The Committee determined that the quality of the net revenue achievement modifier could have a positive or negative 15-percentage-point impact, and the sustainability criteria achievement modifier could have a positive or negative 30-percentage-point impact, on the transformation metric.
The aggregate of the weighted performance metrics for the three metrics determined the percentage of PSUs that vested at the end of the three-year performance cycle. Each vested PSU entitles the participant to one share of common stock. An aggregate weighted PSU performance factor of 100 would result in the targeted number of PSUs being vested. The minimum percentage of PSUs that could vest was zero, while the maximum was twice the targeted number.
TSR Performance Metric (40% Weighting). The TSR performance metric was calculated based on the Company’s three-year rolling TSR versus the Company’s Peer Group (see page 54) using the average of the 20 trading days immediately before the start of the performance cycle and the last 20 trading days of the performance cycle. To reflect that several members of the Peer Group are primarily listed on foreign stock exchanges and report their financial results in different currencies, the Company measures the TSRs for those companies by using the price performance of their publicly traded American Depository Receipts. In addition to evaluating our relative TSR, if the Company’s absolute TSR for a performance cycle is less than zero, the Committee will cap the TSR performance metric at target, retaining discretion to further reduce the TSR performance metric in those circumstances. This approach would limit rewards for a performance cycle in which we performed in line with, or better than, the Peer Group, but shareholders did not realize a positive return.

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The TSR performance factor for the 2021-2023 performance cycle was calculated relative to the Peer Group in accordance with the following schedule:
PMI TSR as a Percentile of Peer Group
	Result	Performance Factor	Actual	Rating
Below Threshold	Below 25th percentile	0%	80th percentile	200%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	80th percentile and above	200%
Adjusted Diluted EPS Currency Neutral Growth Performance Metric (30% Weighting). The adjusted diluted EPS currency neutral growth performance metric for the 2021-2023 performance cycle was the currency neutral compound annual growth rate of adjusted diluted EPS as shown below:
Three-Year Adjusted Diluted EPS CAGR, excluding Currency*
	Result	Performance Factor	Actual	Rating
Below Threshold	<5.0%	0%	12.1%	200%
Threshold	5.0%	50%
Target	8.0%	100%
Maximum	≥10.5%	200%

*
For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B of this proxy statement.

Transformation Performance Metric (30% Weighting).The transformation performance metric was defined as net revenues from RRPs and any other non-combustible products as a percentage of total net revenues during 2023, subject to the discretionary modifiers for quality of net revenue achievement and sustainability criteria achievement, as shown below:
RRP and Other Non-Combustible Products* Net Revenue Percentage
	Result	Performance Factor	Actual	Rating
Below Threshold	<31.0%	0%	36.5%	97%
Threshold	31.0%	50%
Target	37.0%	100%
Maximum	≥42.0%	200%

*
Smoke-Free Products (“SFPs”) is the term we primarily use to refer to all of our products that are non-combustible tobacco products, including RRPs. In addition, SFPs include wellness and healthcare products as well as consumer accessories such as lighters and matches. Please refer to Exhibit B Reconciliations and Exhibit C Glossary of Terms for additional information.

The Committee decided not to apply the discretionary modifiers for quality of net revenue achievement and sustainability criteria achievement and they had no impact on the determination of the transformation performance metric for the 2021-2023 PSUs.
Performance Rating for 2021-2023 PSU Cycle. The overall performance rating for the 2021-2023 PSU award cycle was 169%. Taking into account the well above maximum achievement on the Adjusted Diluted EPS Currency Neutral Growth performance metric, the Committee rounded the result to 170%.
2023-2025 PSU Performance Metrics: For the PSUs granted in February 2023, which will vest in 2026, the Committee maintained the performance metrics approved for the PSUs granted in February 2022.
The Committee set performance metrics at what it believes are appropriately ambitious levels that also reflect the Board-approved three-year plan. The targets for the TSR performance metric were unchanged from the 2022-2024 PSU performance cycle. For the currency neutral compound annual growth rate of adjusted diluted EPS, the performance factors were set at 0% for growth below 4.5%, 50% for growth at the threshold level of 4.5%, 100% for growth at the target level of 8%, and 200% for growth at or above 10.5%. The Committee also continued the use of the Company’s Sustainability Index as performance metric, consisting of two components:
•
Product Sustainability: aggregates key performance indicators pertaining to social and environmental impacts generated by the Company’s products; measuring progress on the Company’s efforts to maximize the benefits of smoke-free products, purposefully phase out cigarettes, and reduce post-consumer waste; and

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•
Operational Sustainability: aggregates key performance indicators pertaining to social and environmental impacts generated by the Company’s business activities; it measures progress on the Company’s efforts to tackle climate change, preserve nature, improve the quality of life of people in its supply chain, and foster an empowered, and inclusive workplace.

The Company’s 2023 Integrated Report includes more granular information about the Company’s Sustainability Index and its product and operational sustainability components.
The Committee weighted the 2023-2025 performance metrics as follows: TSR, 40%; currency neutral compound annual growth of adjusted diluted EPS, 30%; and the Sustainability Index, 30%. In line with the Company’s sustainability materiality assessment and their relative priority level in the context of the Company’s corporate strategy, Product Sustainability is weighted at 20% and Operational Sustainability is weighted at 10%, together amounting to 30% of the total PSU award. The Committee measures performance on these metrics consistent with the way the Company communicates its results, which may include adjustments.
For the 2023 PSU grant, the Committee removed the TSR performance modifier tied to PMI’s relative share performance against certain other tobacco companies because the Committee determined that it no longer represents a useful performance measure in light of the maturity of PMI’s business transformation relative to certain other tobacco competitors.
PSU Vesting Mechanics. At the end of the three-year performance cycle, the Company’s performance factor for each of the three metrics will be calculated and then weighted, resulting in an overall PSU performance factor from 0% to 200%. This percentage will be applied to the executive’s target PSU award to determine the number of shares of common stock to be issued to the executive.
The Committee may adjust the PSU performance metrics if appropriate to reflect the impact of unusual or infrequently occurring events, including, to the extent significant, corporate transactions, accounting or tax law changes, asset write-downs, litigation or claim adjustments, foreign exchange gains and losses, unbudgeted capital expenditures and other such events. The Committee also retains discretion to adjust the payout of PSU awards as it determines is appropriate.
The 2023 equity awards granted for each NEO reflect their individual performance for 2022.
2024-2026 PSU Performance Metrics: For the PSUs granted in February 2024, which will vest in 2027, the Committee maintained the performance metrics, targets, and relative weights that were approved for the PSUs granted in February 2023, with the exception of adjustments made to certain components of the Sustainability Index intended to address the Company’s developing sustainability strategy and reporting.

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C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
ADDITIONAL ELEMENTS OF COMPENSATION
We provide our executive officers the benefits available to Company employees generally. We also provide the limited perquisites described below. These benefits and perquisites are intended to be part of a competitive compensation package.
Pension Benefits: All Swiss payroll-based employees participate in pension plans. Our NEOs participate in the Pension Fund of Philip Morris in Switzerland, the IC Pension Plan of Philip Morris in Switzerland, and the Supplemental Plan of Philip Morris in Switzerland. Descriptions of these plans can be found in the narrative discussion following the Pension Benefits table on pages 65-67.
Employment and Severance Agreements: We have employment agreements with our NEOs. With the exception of Mr. Babeau, and the agreement with Mr. Azinovic discussed below, these agreements do not contain severance or change-in-control provisions. The Committee determined the terms of the agreement with Mr. Babeau were appropriate as part of a competitive compensation package in connection with his recruitment to the Company. We have also entered into a Separation Agreement and Release with Mr. Azinovic in connection with the termination of his employment effective March 31, 2023. Mr. Azinovic’s separation was a severance-qualifying event due to Philip Morris Products S.A. giving him notice of termination of employment in connection with the Company’s new regional structure and related senior management changes. Descriptions of these agreements can be found in the Employment Contracts, Termination of Employment and Change in Control Arrangements section on pages 67-69.
On December 6, 2023, PMI adopted the Company’s Executive Officer Severance Policy for Voluntary Termination (Resignation, Voluntary Early Retirement, Voluntary Normal Retirement). The policy provides that the Company will not make certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company. The policy applies to all voluntary terminations of employment by an executive officer, subject to applicable law and any existing agreements as of the date of adoption.
International Relocation Benefits: We provide relocation benefits for new employees relocating from other countries and for existing employees relocating between countries. Mr. Babeau received benefits under PMI’s New Hire from Abroad Guidelines, which cover temporary housing benefits, relocation support, tax and social security equalization on relocation benefits and other program allowances. Mr. de Wilde and Ms. Kennedy are receiving the benefits under Global Long Term Assignment Guidelines, which cover relocation support, housing benefits, education expenses, tax and social security equalization on these benefits and other program allowances.
Transportation Benefits: We provide each of our NEOs with the use of a Company owned or leased vehicle. Mr. Olczak is also eligible for personal driver services, which are provided for reasons of security, personal safety, and operational efficiency.
Tax Preparation: Tax preparation services are provided to each of our NEOs pursuant to PMI policies that apply to all Swiss payroll-based management employees.
Indemnification Agreements: The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Virginia law.

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Additional Compensation Policies and Processes
Peer Group: The Committee uses a single customized peer group both to benchmark its compensation programs and to compare the Company’s TSR when calculating the Company’s PSU performance factor. The Committee reviews the Company’s peer group annually and updates as needed to better align our business with relevant comparator companies. After conducting its annual review, the Committee decided to retain the same peer group for 2023 as for 2022. The following 19 companies, selected on the basis of their global presence, focus on consumer products, and similarity to the Company in terms of net revenues and market capitalization, constitute our Peer Group:

•
Altria Group, Inc.

•
Anheuser-Busch InBev SA/NV

•
British American Tobacco p.l.c.

•
The Coca-Cola Company

•
Colgate-Palmolive Co.

•
Diageo plc

•
Heineken N.V.

•
Imperial Brands PLC

•
Japan Tobacco Inc.

•
Johnson & Johnson

•
Kimberly-Clark Corporation

•
The Kraft Heinz Company

•
McDonald’s Corp.

•
Mondelēz International, Inc.

•
Nestlé S.A.

•
PepsiCo, Inc.

•
The Procter & Gamble Company

•
Roche Holding AG

•
Unilever NV and PLC

Factors Mitigating Against Possible Adverse Consequences of Our Compensation Program: Our Committee, with assistance from its independent compensation consultant, as needed, and with input from management, annually reviews our compensation programs, policies and practices to determine whether they encourage risk-taking that would have a material adverse effect on the Company. As part of this review, the Company evaluated the primary components of its compensation plans to identify whether those components properly balanced compensation opportunities and risk. Our Committee considered various factors, including the factors described below.
Several elements of our compensation program protect against the possibility that compensation incentives might cause employees to take risks that could materially adversely affect the Company. First, our annual incentive compensation and equity awards apply to management employees worldwide, and the award pools for each of those programs are based on company-wide performance measures that cannot be unduly influenced by a particular business unit or group. Second, all employees are rated on the same scale within general guidelines set by the Committee. These ratings are based on individual performance criteria so that no particular group of employees will all receive the same rating. Third, both the Company-wide and the individual performance measures are subject to maximum levels that limit the amount of awards.
Furthermore, with respect to the long-term equity component of our compensation program, RSUs generally vest only after three years from the date of grant, and PSUs generally vest to the extent pre-established targets are achieved over a three-year performance cycle. In addition, our executives are subject to share ownership requirements and comprehensive anti-hedging, anti-pledging and clawback policies described in the following four sections.
Based on this review, both for our executive officers and all other employees, the Company and our Committee concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
Share Ownership Requirements: The Company sets share ownership requirements for executives at levels that are among the highest for publicly traded companies. The required ownership levels are as follows:
NEOs	Required Salary Multiple
Salary Grade 28	10 times
Salary Grade 27	6 times
Salary Grade 26	5 times
Salary Grade 25	3 times
Salary Grade 24	3 times
Unvested PSUs, which comprise between 55% and 60% of our NEOs’ equity award, do not count towards the share ownership requirement. Executives are required to meet their ownership levels within five years of joining PMI or within three years of a promotion. The Committee reviews each executive officer’s compliance with the requirements on an annual basis. As of December 31, 2023, all of our NEOs complied with the share ownership requirements.
Post-Termination Share Holding Period: In addition to these longstanding and rigorous share ownership requirements, the Committee has determined that if any equity award held by an executive officer under the 2017 and 2022 Performance Incentive Plans vests on an accelerated basis upon such officer’s termination of employment for any reason other than death or disability, the shares acquired must be held for at least one year following such termination.
Anti-Hedging and Anti-Pledging Policies: The Company’s anti-hedging policy prohibits directors, executive officers and other designated employees from purchasing any financial instrument or otherwise engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Company’s shares held by them directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and other transactions with comparable economic consequences. The foregoing does not prohibit trading in broad-based index funds.
Directors, executive officers and designated employees are also prohibited from engaging in short sales related to the Company’s shares.
The Company’s anti-pledging policy prohibits directors and executive officers from pledging the Company’s shares, including holding shares in a margin account.
Clawback Policy Regarding the Adjustment or Recovery of Compensation: Under our Board-approved policy and as set forth in each NEO’s equity award agreement, if the Board or an appropriate committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have otherwise been paid, the Board or the assigned committee shall take action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement, and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any incentive compensation paid to the executive, causing the partial or full cancellation of equity awards, adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or such committee determines to be in the best interests of the Company.
On October 26, 2022, the SEC adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. On September 13, 2023, the Board approved and adopted the Company’s Policy for Recovery of Erroneously Awarded Incentive Compensation (the “Clawback Policy”) to reflect these new SEC requirements. The role of the Committee is to oversee the implementation and administration of the Clawback Policy allowing the Company to recoup compensation paid to the Company’s executive officers, if and as the Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards.
Role of the Committee in Executive Compensation: The role of the Committee is to discharge the Board’s responsibilities relating to executive compensation matters. In this regard, the Committee is responsible for the development and administration of our executive compensation and benefits program, in furtherance of which the Committee has the authority and responsibility:
•
to review and approve the Company’s overall compensation philosophy and design;

•
to review, approve and recommend to the Board for approval corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of these goals and objectives (including

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an evaluation of performance against the goals and objectives related to the Company’s Sustainability Index), and to determine, approve and recommend to the Board for approval the compensation of the CEO based on this evaluation;
•
to review and recommend to the Board for approval all compensation for executive officers, except that any compensation decisions for the CEO and the Executive Chairman will be presented to the non-management members of the Board for approval;

•
to make recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval, to administer and make awards under such plans and to review the cumulative effect of its actions;

•
to monitor risks relating to the Company’s compensation policies and practices;

•
to oversee the implementation and administration of any clawback or recoupment policy allowing the Company to recoup compensation paid to the executive officers of the Company, if and as the Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards;

•
to determine and make recommendations to the Board with respect to the Company’s stock ownership guidelines and monitor compliance by executives with such guidelines; and

•
to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become CEO, and to evaluate candidates to fill other corporate officer positions.

In fulfilling these duties, the Committee is supported by our Chief People & Culture Officer and his department, the Committee’s executive compensation consultant and other outside legal, financial and compensation advisors, where appropriate.
Role of the CEO in Executive Compensation: Our CEO makes recommendations to the Committee with respect to the compensation of executive officers other than himself. The Committee reviews and discusses the compensation of these officers with the CEO, and the Committee makes the final compensation decisions with respect to these executive officers. The CEO makes no recommendation and has no role in setting any aspect of his own compensation; he does not attend any Committee meetings when any element of his compensation is discussed.
Role of the Executive Chairman in Executive Compensation: The Committee reviews and discusses the compensation of the CEO with the Executive Chairman, and the Committee makes the final compensation decision with respect to the CEO. In addition, the Executive Chairman makes no recommendation and has no role in setting any aspect of his own compensation; he does not attend any Committee meetings when any element of his compensation is being discussed.
Role of Compensation Consultants: During 2023, the Committee retained the services of Frederic W. Cook & Co., an independent compensation consulting firm (“FW Cook”), to advise the Committee with respect to the compensation of the CEO and other executives. In addition, FW Cook provided input into the design of our compensation and benefit programs and evolving regulatory and executive compensation market trends.
Consistent with the requirements of its charter to assess the independence of the compensation consultant, the Committee has reviewed and considered:
•
the services the senior advisor of the FW Cook consulting team performed for the Committee during 2023;

•
the fees paid by the Company as a percentage of FW Cook’s total revenue;

•
the senior advisor’s ownership of the Company’s stock, of which he has none;

•
the conflicts of interest policies and procedures of FW Cook;

•
the relationships among the Company, its executive officers and the Committee members, and FW Cook; and

•
the quality and objectivity of the services provided to the Committee.

Other than obtaining advice on executive and director compensation, the Company has no relationship with the senior advisor from FW Cook or his firm, and the Committee regards them as independent.
Compensation and Leadership Development Committee Interlocks and Insider Participation: No member of the Committee at any time during 2023 had any relationship with the Company that would be required to be disclosed as a related person transaction or as a compensation committee interlock.

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C O M P E N S A T I O N D I S C U S S I O N A N D A N A L Y S I S
Compensation and Leadership Development Committee Report
The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Leadership Development Committee:
Werner Geissler, Chair
Juan José Daboub
Lisa A. Hook
Jun Makihara
Robert B. Polet
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

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Summary Compensation Table
The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our NEOs: the Chief Executive Officer, the Chief Financial Officer, the three most highly compensated officers serving as executive officers on December 31, 2023, and one additional officer who was among the most highly compensated officers during 2023, but was separated from the Company before December 31, 2023. These amounts are based on the compensation earned by these officers while employed by PMI for each year. The compensation for Ms. Kennedy for 2021 and 2022 is not shown because she was not an NEO for those years. All of our NEOs are Swiss payroll-based executive officers paid in CHF.
Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value (4) ($)	All Other Compensation (5) ($)	Total Compensation ($)
Jacek Olczak, Chief Executive Officer	2023	1,649,458	13,225,739	4,530,802	6,055,916	18,599	25,480,514
	2022	1,461,248	9,751,292	4,556,303	—	6,265	15,775,108
	2021	1,427,758	4,713,468	3,617,484	781,194	17,664	10,557,568
Emmanuel Babeau, Chief Financial Officer	2023	1,335,944	4,810,773	2,166,914	1,868,986	28,934	10,211,551
	2022	1,256,882	4,575,952	2,245,614	403,940	37,078	8,519,466
	2021	1,312,514	4,320,696	2,169,871	1,141,868	49,413	8,994,362
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	2023	1,103,535	2,156,654	1,969,931	5,290,091	253,550	10,773,761
	2022	890,375	2,051,202	1,375,027	—	16,727	4,333,331
	2021	927,586	2,418,278	1,277,918	—	16,787	4,640,569
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	2023	836,747	1,227,935	1,181,950	1,752,402	2,407,624	7,406,658
Stefano Volpetti, President, Smoke-Free Inhalable Products & Chief Consumer Officer	2023	1,045,066	2,297,968	1,497,137	4,343,543	28,356	9,212,070
	2022	942,912	2,279,999	1,347,369	—	24,483	4,594,763
	2021	984,604	2,249,550	1,301,922	—	31,877	4,567,953
Drago Azinovic, Former President, Middle East & Africa Region and PMI Duty Free	2023	237,776	2,156,654	—	—	3,105,417	5,499,847
	2022	886,984	1,961,939	1,375,027	—	33,215	4,257,165
	2021	926,193	2,104,727	1,222,356	—	31,555	4,284,831

(1)
The 2023 base salaries are converted to U.S. dollars using an average conversion rate for 2023 of $1.00 = 0.8986 CHF. Average conversion rates for 2022 and 2021 were $1.00 = 0.9550 CHF and 0.9144 CHF, respectively. Year-to-year variations in the salaries and other amounts reported for our NEOs result in part from year-to-year variations in exchange rates.

(2)
The amounts shown in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The number of shares awarded in 2023, together with the grant date fair values of each award, is disclosed in the Grants of Plan-Based Awards During 2023 table on page 61.

The assumptions used in the calculation of the grant date fair value of PSUs awarded in 2023 are described in Item 8, Note 10. Stock Plans, to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The table below provides the grant date fair value of PSUs awarded in 2023 for each of our NEOs, assuming the maximum level performance is achieved.
Name	2023 PSUs Maximum Value at 200% ($)
Jacek Olczak	16,600,426
Emmanuel Babeau	6,038,604
Frederic de Wilde	2,707,514
Stacey Kennedy	1,421,388
Stefano Volpetti	2,884,040
Drago Azinovic	2,707,514

(3)
The 2023, 2022 and 2021 annual incentive compensation awards are converted to U.S. dollars using year-end conversion rates of $1.00 = 0.8376 CHF, 0.9218 CHF and 0.9125 CHF, respectively. Due to his separation Mr. Azinovic was not eligible to receive any pro-rated incentive compensation award payment for the portion of 2023 during which he was employed.

(4)
The amounts shown reflect the change in the present value of benefits under the pension plans listed in the Pension Benefits table. The increases in present pension value in 2023 were mainly driven by the mandated use of lower interest rates to discount projected future benefits and the impact of exchange rates between USD and CHF. Such increases would reverse in the event higher interest rates are used in future periods. The amount for Mr. Azinovic is shown as $0 due to a decrease in the present value of his pension benefits at December 31, 2023, resulting from the lump sum payments from the Swiss pension plans (described in more detail on pages 66 to 69) at separation. The aggregated amount of decrease is ($14,216,932).

(5)
Details of All Other Compensation for each of the NEOs appear on the following page.

58	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N T A B L E S
All Other Compensation
Name and Principal Position	Year	International Assignments (a) ($)	Car Expenses (b) ($)	Tax Preparation Services (c) ($)	Separation Payments (d) ($)	Totals ($)
Jacek Olczak, Chief Executive Officer	2023	—	18,599	—	—	18,599
	2022	—	6,265	—	—	6,265
	2021	—	17,664	—	—	17,664
Emmanuel Babeau, Chief Financial Officer	2023	2,661	21,550	4,723	—	28,934
	2022	16,282	20,796	—	—	37,078
	2021	14,883	34,530	—	—	49,413
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	2023	233,988	17,560	2,002	—	253,550
	2022	—	15,156	1,571	—	16,727
	2021	—	15,147	1,640	—	16,787
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	2023	2,335,645	46,491	25,488	—	2,407,624
Stefano Volpetti, President Smoke-Free Inhalable Products & Chief Consumer Officer	2023	—	26,687	1,669	—	28,356
	2022	—	22,912	1,571	—	24.483
	2021	—	30,237	1,640	—	31,877
Drago Azinovic, Former President, Middle East & Africa Region and PMI Duty Free	2023	—	5,834	19,970	3,079,613	3,105,417
	2022	—	24,314	8,901	—	33,215
	2021	—	27,727	3,828	—	31,555

(a)
The amounts shown for Mr. de Wilde and Ms. Kennedy include payments or reimbursements made pursuant to PMI’s Global Long-Term Assignment Guidelines, which are designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the Global Long-Term Assignment Guidelines ensure that employees have the necessary financial support to help meet cost differences associated with these assignments. The Global Long-Term Assignment Guidelines cover housing, home leave, relocation, education expenses and tax and social security equalization, as well as other program allowances. Currently, there are approximately 530 participants in the program. The amounts shown for Mr. Babeau include payments and reimbursements made pursuant to PMI’s New Hire from Abroad Guidelines, which are designed to facilitate the relocation of our new hires, when they are hired from a different country than their work location. New Hire from Abroad Guidelines cover temporary housing benefits, relocation support, tax and social security equalization on relocation benefits and other program allowances.

(b)
Amount shown for 2021 for Mr. Olczak includes the incremental cost of personal use of driver services that PMI provided for reasons of security and personal safety. The amounts for all our NEOs include the cost, amortized over a five-year period of a Company owned vehicle, including insurance, maintenance, repairs and taxes. In addition, for Mr. Olczak and Ms. Kennedy the amounts for 2023 include the leasing cost of a vehicle as they both changed their Company cars during that year. Executives are responsible for their own taxes on any imputed taxable income resulting from car expenses. Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2023 of $1.00 = 0.8986 CHF.

(c)
The tax preparation services are pursuant to PMI policies that apply to all Swiss payroll-based management employees. For Mr. Azinovic the amount for 2023 also includes additional fees for services related to a tax audit and the amount for 2022 includes tax advisory services related to his separation. The amounts shown are converted to U.S. dollars using an average conversion rate for 2023 of $1.00 = 0.8986 CHF.

(d)
The payments in connection with Mr. Azinovic’s separation include the payment of severance lump sum of $2,672,945. The amount reported also includes holiday equivalent payment of $324,254, post career counselling services, tax assistance and the taxable value of a Company car of $76,013 that he was entitled to acquire at book value, which was $0, in accordance with the Company policy that applies to all Swiss payroll-based management employees. The amounts shown are converted to U.S. dollars using an average rate for 2023 of $1.00 = 0.8986 CHF. Any variation in the amounts reported previously result from the impact of the exchange rate between USD and CHF. The separation agreement for Mr. Azinovic is described on page 69.

There is no incremental cost resulting from the personal use of the Company aircraft for none of our NEOs. However, in 2023, a family member of Ms. Kennedy joined on one occasion a business trip on the Company aircraft. There was no incremental cost to the Company for this trip. For 2022, Mr. Olczak reimbursed the Company for his personal usage of the Company aircraft. Mr. Olczak had no personal usage of the Company aircraft in 2021 and 2023.

P M I 2 0 2 4 P r o x y S t a t e m e n t	59

C O M P E N S A T I O N T A B L E S
The following are the specific amounts paid by the Company under the International Assignments:
Name and Principal Position	Year	Housing(a) ($)	Home Leave ($)	Relocation ($)	Education ($)	Tax and Social Security Equalization(b) ($)	Other Program Allowances(c) ($)	Totals ($)
Emmanuel Babeau, Chief Financial Officer	2023	—	—	—	—	—	2,661	2,661
	2022	—	—	4,969	—	1,289	10,024	16,282
	2021	—	—	648	—	4,529	9,706	14,883
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	2023	105,288	40,856	62,051	—	—	25,793	233,988
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	2023	169,796	33,939	253,863	117,402	1,736,786	23,859	2,335,645
Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2023 of $1.00 = 0.8986 CHF.
(a)
Amount for Ms. Kennedy includes the housing allowance of $52,882 that she was receiving in Switzerland until June 2023. Ms. Kennedy relocated to Switzerland from her previous international assignment in Hong Kong and was granted a temporary housing support during the transition period before her current assignment in the U.S.

(b)
The tax and social security equalization payments made pursuant to PMI’s Global Long-Term Assignment Guidelines are to ensure that an assignee’s income tax and social security liability is approximately the same as if he or she had not accepted a long-term international assignment. The payments made pursuant to PMI’s New Hire from Abroad Guidelines aim to offset the incremental tax and social security liability resulting from temporary relocation benefits. Payments for tax equalization often occur in years following the actual tax year. The Company has covered the excess taxes and social security on behalf of Mr. Babeau and Ms. Kennedy pursuant to our assignment tax principles. For Mr. de Wilde, as the result of the reconciliation was negative, the amount of ($334,632) was used to offset other costs related to his assignment and is captured under housing costs.

(c)
Other Program Allowances include tax preparation services paid by the Company under PMI’s New Hire from Abroad Guidelines and Global Long-Term Assignment Guidelines.

60	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N T A B L E S
Grants of Plan-Based Awards
During 2023
		Estimated Possible Payouts Under Non-Equity Annual Incentive Plan (1)			Estimated Future Payouts Under Equity Incentive Plan (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Awards ($)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jacek Olczak, Chief Executive Officer	2023	—	3,581,662	8,058,740
	2/9/2023				36,205	72,410	144,820		8,300,213
	2/9/2023							48,280	4,925,526
Emmanuel Babeau, Chief Financial Officer	2023	—	1,790,837	4,029,383
	2/9/2023				13,170	26,340	52,680		3,019,302
	2/9/2023							17,560	1,791,471
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	2023	—	1,492,371	3,357,835
	2/9/2023				5,905	11,810	23,620		1,353,757
	2/9/2023							7,870	802,897
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	2023	—	895,415	2,014,684
	2/9/2023				3,100	6,200	12,400		710,694
	2/9/2023							5,070	517,241
Stefano Volpetti, President, Smoke-Free Inhalable Products & Chief Consumer Officer	2023	—	1,134,194	2,551,937
	2/9/2023				6,290	12,580	25,160		1,442,020
	2/9/2023							8,390	855,948
Drago Azinovic, Former President, Middle East & Africa Region and PMI Duty Free	2023	—	—	—
	2/9/2023				5,905	11,810	23,620		1,353,757
	2/9/2023							7,870	802,897
(1)
The estimated possible payouts are converted to U.S. dollars using the conversion rate on December 29, 2023, of $1.00 = 0.8376 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards paid under this plan for 2023 are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Due to his separation, Mr. Azinovic was not eligible to receive any pro-rated cash award under this plan for the portion of 2023 during which he was employed.

(2)
On February 9, 2023, each of our NEOs, received 60% of their targeted equity award in the form of PSUs, except for Ms. Kennedy, who received 55% of her targeted equity award in the form of PSUs. The target number of PSUs awarded was determined by using the average closing price of PMI stock over the 20 trading days period preceding the grant date of $102.376. The closing price of PMI stock on that date was $102.02. These equity awards are scheduled to vest on February 18, 2026, to the extent performance goals pre-established and pre-weighted by the Committee are achieved. For the 2023-2025 performance cycle the performance goals are based on TSR, currency neutral adjusted compound annual diluted EPS growth rate and sustainability index. Dividend equivalents will be payable at vesting only on the earned shares.
The numbers in these columns represent the potential number of PSUs that can vest at three different levels of performance. Threshold assumes achievement of a threshold performance level for each of the three pre-established performance goals resulting in the vesting of 50% of the target number of PSUs. The vesting percentage can be zero if none of the threshold levels is achieved.

(3)
On February 9, 2023, each of our NEOs received 40% of their targeted equity award in the form of RSUs, except for Ms. Kennedy, who received 45% of her targeted equity award in the form of RSUs. The number of RSUs awarded was determined by using the average closing price of PMI stock over the 20 trading days period preceding the grant date of $102.376. The closing price of PMI stock on that date was $102.02. These equity awards are scheduled to vest on February 18, 2026. Dividend equivalents are payable on a quarterly basis throughout the vesting restriction period.

On February 8, 2024, the following NEOs received equity awards that will vest (subject to the conditions of the awards) on February 17, 2027, as follows: Mr. Olczak, 53,440 RSUs, 80,150 PSUs; Mr. Babeau, 17,960 RSUs, 26,940 PSUs; Mr. de Wilde, 16,330 RSUs, 24,490 PSUs; Ms. Kennedy, 7,130 RSUs, 10,690 PSUs; and Mr. Volpetti, 9,870 RSUs, 14,810 PSUs. The amount of these awards was determined based on 2023 individual performance and targeted award levels by salary grade and then split between PSUs (60%) and RSUs (40%).

P M I 2 0 2 4 P r o x y S t a t e m e n t	61

C O M P E N S A T I O N T A B L E S
Outstanding Equity Awards as of December 31, 2023
		Stock Awards
Name and Principal Position	Stock Award Grant Date (1)	Number of Units that Have not Vested (1)(2)(3) (#)	Market Value of Units that Have not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Units that Have not Vested (1)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units that Have not Vested (4) ($)
Jacek Olczak, Chief Executive Officer	2/9/2023			144,820	13,624,666
	2/9/2023	48,280	4,542,182
	2/10/2022			102,280	9,622,502
	2/10/2022	34,100	3,208,128
	2/4/2021(6)	54,706	5,146,740
	2/4/2021	21,460	2,018,957
Emmanuel Babeau, Chief Financial Officer	2/9/2023			52,680	4,956,134
	2/9/2023	17,560	1,652,045
	2/10/2022			48,000	4,515,840
	2/10/2022	16,000	1,505,280
	2/4/2021(6)	50,150	4,718,112
	2/4/2021	19,670	1,850,554
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	2/9/2023			23,620	2,222,170
	2/9/2023	7,870	740,410
	2/10/2022			21,520	2,024,602
	2/10/2022	7,170	674,554
	2/4/2021(6)	23,494	2,210,316
	2/4/2021	9,220	867,418
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	2/9/2023			12,400	1,166,592
	2/9/2023	5,070	476,986
	2/10/2022			11,700	1,100,736
	2/10/2022	4,790	450,643
	2/4/2021(6)	12,767	1,201,119
	2/4/2021	6,150	578,592
Stefano Volpetti, President, Smoke-Free Inhalable Products & Chief Consumer Officer	2/9/2023			25,160	2,367,053
	2/9/2023	8,390	789,331
	2/10/2022			23,920	2,250,394
	2/10/2022	7,970	749,818
	2/4/2021(6)	26,112	2,456,617
	2/4/2021	10,240	963,379
Drago Azinovic, Former President, Middle East & Africa Region and PMI Duty Free	2/9/2023			23,620	2,222,170
	2/10/2022			20,580	1,936,166
	2/4/2021(6)	20,434	1,922,431

62	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N T A B L E S
(1)
These awards vest according to the following schedule (subject to continuous employment):

Grant Date	Grant Type	Vesting Schedule
2/9/2023	PSU	Award vests between 0-200% on 2/18/2026 upon certification of the achievement of performance goals pre-established by the Committee.
2/9/2023	RSU	100% of award vests on 2/18/2026.
2/10/2022	PSU	Award vests between 0-200% on 2/19/2025 upon certification of the achievement of performance goals pre-established by the Committee.
2/10/2022	RSU	100% of award vests on 2/19/2025.
2/4/2021	PSU	Award vested at 170% on 2/21/2024 based upon certification of the achievement of performance goals pre-established by the Committee.
2/4/2021	RSU	100% of award vested on 2/21/2024.
Upon normal retirement or upon separation from employment by mutual agreement after reaching age 58, outstanding RSUs will vest immediately, while outstanding PSUs will vest at the end of the relevant three-year performance cycle to the extent performance goals are met. Upon death or disability, all outstanding RSUs will vest and all outstanding PSUs will vest at 100% of target. In all other cases, the extent of vesting or forfeiture will be subject to the Committee’s discretion.
(2)
Amounts reflect unvested RSUs and earned PSUs for 2021-2023 performance cycle, described further in footnote (6).

(3)
Dividend equivalents paid in 2023 on outstanding RSUs for each of our NEOs were as follows: Mr. Olczak, $502,596; Mr. Babeau, $277,997; Mr. de Wilde, $127,369; Ms. Kennedy, $83,984 Mr. Volpetti, $139,112 and Mr. Azinovic, $58,539. Dividend equivalents paid in 2023 on vested PSUs for our NEOs were as follows: Mr. Olczak, $794,557; Mr. Babeau, $688,305; Mr. de Wilde, $356,059; Ms. Kennedy, $185,487; Mr. Volpetti, $364,195 and Mr. Azinovic, $299,112. Any variations in the amounts reported previously result from the impact of the exchange rate between U.S. dollar and CHF.

(4)
Based on the closing market price of PMI common stock on December 29, 2023, of $94.08.

(5)
Amounts reflect unearned PSUs and assume 200% (maximum) performance goals are achieved for 2022 and 2023 PSUs. The actual number of units that vest will range between 0% and 200%, depending on actual performance during the performance cycle.

(6)
2021 PSUs that were earned at 170% upon certification of the achievement of performance goals by the Committee.

P M I 2 0 2 4 P r o x y S t a t e m e n t	63

C O M P E N S A T I O N T A B L E S
Stock Option Exercises and Stock Vested During 2023
	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jacek Olczak, Chief Executive Officer	72,280	7,290,884
Emmanuel Babeau, Chief Financial Officer	68,034	6,862,590
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	32,394	3,267,583
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	17,912	1,806,783
Stefano Volpetti, President, Smoke-Free Inhalable Products & Chief Consumer Officer	33,124	3,341,218
Drago Azinovic, Former President, Middle East & Africa Region and PMI Duty Free	49,954(1)	4,953,166

(1)
Includes 22,740 shares that vested as part of the separation agreement

On February 21, 2024, vesting restrictions lapsed for the following RSUs granted in 2021: Mr. Olczak, 21,460 shares; Mr. Babeau, 19,670 shares; Mr. de Wilde, 9,220 shares; Ms. Kennedy, 6,150 shares and Mr. Volpetti, 10,240 shares.
On February 21, 2024, the PSUs granted in 2021 vested at an overall performance factor of 170% (as certified by the Committee) as follows: Mr. Olczak, 54,706 shares; Mr. Babeau, 50,150 shares; Mr. de Wilde, 23,494 shares; Ms. Kennedy, 12,767 shares; Mr. Volpetti, 26,112 shares and Mr. Azinovic, 20,434 shares.
Dividend equivalents paid in 2024 on vested PSUs for our NEOs were as follows: Mr. Olczak, $824,966; Mr. Babeau, $756,262; Mr. de Wilde, $354,290; Ms. Kennedy, $192,526; Mr. Volpetti, $393,769 and Mr. Azinovic, $308,145.

64	D e l i v e r i n g a S m o k e - F r e e F u t u r e

C O M P E N S A T I O N T A B L E S
Pension Benefits
The Pension Benefits table below generally reflects amounts accumulated as a result of the NEOs’ service over their full careers with us, our prior parent company and affiliates. The increments related to 2023 are reflected in the Change in Pension Value column of the Summary Compensation Table on page 58. Our plans providing pension benefits are described below the Pension Benefits table. None of our NEOs participates in the nonqualified defined contribution or deferred compensation plans.
Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) ($)	Payments During Last Fiscal Year (3) ($)
Jacek Olczak, Chief Executive Officer	Pension Fund of Philip Morris in Switzerland	34.00	14,321,016	—
	IC Pension Plan of Philip Morris in Switzerland	17.92	1,149,317	—
	Supplemental Plan of Philip Morris in Switzerland	15.00	9,790,756	—
Emmanuel Babeau, Chief Financial Officer	Pension Fund of Philip Morris in Switzerland	7.92	3,180,569	—
	IC Pension Plan of Philip Morris in Switzerland	2.92	128,148	—
	Supplemental Plan of Philip Morris in Switzerland	3.67	1,121,195	—
Frederic de Wilde, President, South and South-East Asia, Commonwealth of Independent States, Middle East & Africa Region	Pension Fund of Philip Morris in Switzerland	32.00	12,361,459	—
	IC Pension Plan of Philip Morris in Switzerland	18.92	1,644,904	—
	Supplemental Plan of Philip Morris in Switzerland	15.00	3,000,050	—
Stacey Kennedy, President, Americas Region & CEO of PMI’s US Business	Pension Fund of Philip Morris in Switzerland	13.00	3,966,078	—
	IC Pension Plan of Philip Morris in Switzerland	11.92	1,366,805	—
	Supplemental Plan of Philip Morris in Switzerland	0.92	72,174	—
Stefano Volpetti, President, Smoke-Free Inhalable Products & Chief Consumer Officer	Pension Fund of Philip Morris in Switzerland	28.00	10,734,508	—
	IC Pension Plan of Philip Morris in Switzerland	3.92	978,579	—
	Supplemental Plan of Philip Morris in Switzerland	4.58	800,942	—
Drago Azinovic, Former President, Middle East & Africa Region and PMI Duty Free	Pension Fund of Philip Morris in Switzerland	36.25	—	11,103,940
	IC Pension Plan of Philip Morris in Switzerland	13.17	—	1,158,927
	Supplemental Plan of Philip Morris in Switzerland	11.25	—	1,868,434

(1)
As of December 31, 2023, each NEO’s total years of service with PMI or its affiliates were as follows: Mr. Olczak, 30.79 years; Mr. Babeau, 3.67 years; Mr. de Wilde, 31.41 years; Ms. Kennedy, 13.00 years; Mr. Volpetti, 4.58 years and Mr. Azinovic, 14.08 years.

The years shown in this column are the years credited under the named plan for purposes of benefit accrual. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each NEO’s total service and the credited service shown for each plan result from transfers between entities sponsoring various plans and from voluntary contributions to such plans. The Pension Fund of Philip Morris in Switzerland allows employees to purchase additional service credit with contributions from their own funds, and Messrs. Olczak, Babeau, de Wilde, Volpetti and Azinovic, have purchased 15.67, 4.25, 11.75, 23.42 and 22.17, years, respectively, without any Company contribution. Mr. de Wilde’s credited service includes his service at our Belgian affiliate. Mr. Volpetti’s service credit includes 4.25 years transferred from his previous pension plan.
(2)
The amounts shown in this column are based on a 60% joint and survivor annuity commencing at age 62 (the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement) and the following actuarial assumptions: discount rate 1.37%, mortality table LPP 2020 (fully generational) for expected improvements in mortality and interest rate on account balances of 3.0%. Present value amounts in Swiss francs are converted to U.S. dollars using the conversion rate on December 29, 2023, of $1.00 = 0.8376 CHF.

Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values.
(3)
The amounts in this column reflect the actual payments as of the separation date for Mr. Azinovic. Mr. Azinovic elected to take the benefits from the Pension Fund and the IC Pension Plan as lump sum payments. The benefits under the Supplemental Plan were payable as a lump sum, and the amount includes the adjustment for the loss of favorable tax-qualified plan treatment under this plan.

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C O M P E N S A T I O N T A B L E S
Retirement Plans for Swiss Payroll-Based Employees
Pensions for our Swiss payroll-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) pension plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is expected to be payable under a supplemental pension plan. In accordance with the regulations of the plans effective until December 31, 2023, the benefits must have commenced at the latest on the first day of the month following the employee’s 65th birthday. As of January 1, 2024, employees ages 65 and above, in the event of continuation of their employment with the Company, may defer payment of benefits until age 70 at the latest. No additional pension contributions are made between age 65 and 70.
Pension Fund of Philip Morris in Switzerland
With limited exceptions, all Swiss payroll-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory-funded plan providing defined retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus two-thirds of the maximum social security benefits of CHF 29,400 in 2023) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s date of birth).
Employees between the ages of 25 and 34 contribute 6% of their pensionable salary to the fund, and the contribution increases to 7% for employees between the ages of 35 and 54 and 8% for employees between the ages of 55 and 65. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 3.5% and the LPP 2020 mortality table are used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years’ annual average pensionable salary. For an employee with 40 years of credited service at age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%). Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service.
If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred either to a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect, under certain conditions, to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.
IC Pension Plan of Philip Morris in Switzerland
Swiss payroll-based employees in salary grades 14 and above who are eligible to participate in the annual incentive compensation award program described above are also eligible to participate in the IC Pension Plan of Philip Morris in Switzerland, a funded cash balance plan which, for the NEOs, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions.
Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the Company match. In 2023, the assets of the funds had a positive performance of 7.0%, and 4.9% was credited on plan balances.
If an employee terminates employment with the Company before age 58, the employee’s account value is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds to the plan although interest does

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accrue on the account balance. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.
Supplemental Plan of Philip Morris in Switzerland
For some Swiss payroll-based employees, including our NEOs, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Plan under which an amount is calculated and deposited annually in a Swiss foundation to make up for the difference between the full pension an employee would have received had these plans not been subject to such limitations (assuming the employee becomes entitled to benefits from the Supplemental Plan). However, the annual deposits do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the actuarial assumptions used are the same as those described above for the Pension Fund of Philip Morris in Switzerland.
In the event of a Supplemental Plan participant’s termination of employment from the Company or commencement of benefits payment from the Pension Fund under the respective regulations, if the Foundation Board determines in its sole discretion that he or she is entitled to a benefit, the Supplemental Plan benefit is paid in a lump sum at the time that benefits first become payable to the participant under the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
All of our NEOs are Swiss payroll-based executive officers covered by contracts, which do not include change in control provisions. Messrs. Olczak and de Wilde, and Ms. Kennedy do not have special employment contracts. The employment contract with Mr. Babeau, our Chief Financial Officer, provides for severance if his employment is terminated without cause. If such termination occurs after two years upon commencement of his employment, Mr. Babeau would be entitled to a lump sum cash payment of one time his annual base salary and incentive compensation award (which would be pro-rated based on the period of his employment during the year of termination). His RSUs will vest fully and PSUs will vest on a pro-rated basis as scheduled and certified by the Committee. Any severance under the contract is conditioned on a 24-month non-compete obligation. The severance provisions in the employment contract of Mr. Volpetti were valid for two years upon commencement of his employment and are no longer applicable.
The amounts in the accompanying table are estimates of the severance benefits that would be payable to Mr. Babeau in case of involuntary separation without cause assuming end of employment date of December 31, 2023.
Name	Severance(1) ($)	Estimated Value of Stock Awards(2) ($)	Incentive Compensation Award(3) ($)	Total ($)
Emmanuel Babeau	1,432,670	9,905,871	2,166,914	13,505,455

(1)
The amount for Mr. Babeau assumes a severance payment equivalent to one time his annual base salary. Amount is converted to U.S. dollars using the conversion rate on December 29, 2023, of $1.00 = 0.8376 CHF.

(2)
Assumes the value of the stock awards that would vest as a result of termination without cause assuming the closing price of PMI common stock on December 29, 2023, of $94.08. The value of unvested PSUs assumes target number of shares would vest, pro-rated to reflect the period between the grant date and December 31, 2023.

(3)
Assumes incentive compensation award based on actual individual and company performance ratings for 2023. Amount is converted to U.S. dollars using the conversion rate on December 29, 2023, of $1.00 = 0.8376 CHF.

Additionally, Mr. Azinovic’s initial employment contract from 2008 provided that in the event his employment is terminated by the Company he would receive a severance package with a value of at least EUR 1.32 million (or $1.46 million using the conversion rate on December 29, 2023 of $1 = 0.9038 EUR) net of taxes. See below under “Severance Agreements” for more information about Mr. Azinovic’s severance arrangements in connection with his involuntary separation from the Company.
Our 2021 and 2022 equity awards were granted under the 2017 Performance Incentive Plan and our 2023 equity awards were granted under the 2022 Performance Incentive Plan. These plans include a double-trigger feature. Under both plans, outstanding equity awards will not accelerate or vest if the entity acquiring PMI agrees to replace the award with a time-based equity award of equivalent value. For this purpose, the value of outstanding PSUs would be determined based on actual performance through the date of the change in control if more than one-half of the performance cycle has

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elapsed and such performance is determinable. Otherwise, the value of the outstanding PSUs will be based on the assumption that target performance had been achieved. If outstanding equity awards are not replaced, the outstanding RSUs would fully vest, and the value of outstanding PSUs would be determined as set forth above and both would be payable immediately in cash. Fully earned but unpaid annual incentive compensation awards would become payable.
If outstanding equity awards are replaced as described above, but within two years after the change in control, the employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for good reason, the replacement awards would fully vest.
Under PMI’s 2017 and 2022 Performance Incentive Plans, a change in control occurs: (i) upon an acquisition of 20% or more of either PMI’s common stock or the voting power of PMI’s voting securities, excluding certain acquisitions involving PMI or its affiliates or where PMI’s beneficial owners continue to meet certain ownership thresholds; (ii) when members of the PMI Board as of the effective date of each Plan, or thereafter nominated or elected by such members, cease to constitute a majority of the PMI Board; (iii) upon certain reorganizations, mergers, share exchanges and consolidations involving PMI; or (iv) upon the liquidation or dissolution, or sale of substantially all of the assets of PMI, with limited exceptions.
The amounts in the accompanying table are estimates of the amounts that would have become payable on a change in control of PMI, calculated as if a change in control occurred on December 31, 2023, applying certain assumptions. For outstanding equity awards granted under the 2017 and 2022 Performance Incentive Plans and annual cash incentive awards, we have assumed that the outstanding awards became vested and payable as of December 31, 2023, because they were not replaced by the acquirer or employment was involuntarily terminated.
Name	Unvested PSUs(1) ($)	Unvested RSUs(1) ($)	Completed 2023 Annual Incentive Compensation Award Cycle (2) ($)	Total ($)
Jacek Olczak	14,651,078	9,769,267	3,581,662	28,002,007
Emmanuel Babeau	7,511,347	5,007,878	1,790,837	14,310,062
Frederic de Wilde	3,423,571	2,282,381	1,492,371	7,198,323
Stacey Kennedy	1,840,205	1,506,221	895,415	4,241,841
Stefano Volpetti	3,753,792	2,502,528	1,134,194	7,390,514

(1)
Assumes the change in control price is equal to the closing market price of PMI on December 29, 2023, of $94.08. The value of unvested PSUs granted under the 2017 Performance Incentive Plan and under the 2022 Performance Incentive Plan assumes target number of shares awarded (because less than half of the performance cycle had lapsed or actual performance was not determinable).

(2)
Assumes target award payable under our annual incentive compensation award program for a full year. Amounts are converted to U.S. dollars using the conversion rate on December 29, 2023, of $1.00 = 0.8376 CHF.

Benefits payable under PMI’s qualified pension plans and supplemental plans are discussed above. None of those plans provides PMI’s executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment. Similarly, no enhanced provisions apply to the above-NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment, whether or not in connection with a change in control.
Voluntary Separation
On December 6, 2023, PMI adopted the Company’s Executive Officer Severance Policy for Voluntary Termination (Resignation, Voluntary Early Retirement, Voluntary Normal Retirement). The policy provides that the Company will not make certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company. The policy applies to all voluntary terminations of employment by an executive officer, subject to applicable law and any existing agreements as of the date of adoption.
Involuntary Separation Without Cause
In the event of involuntary separation without cause, a severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors, including the circumstances of the

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termination and the executive’s years of service. The separation benefits that would be offered to our NEOs are consistent with those that would apply to any other Swiss payroll-based employees who are involuntarily terminated without cause under similar circumstances. Conditions to vesting of equity awards at separation are set out in the applicable award agreements and summarized on page 63.
Severance Agreements
Mr. Azinovic, our former President, Middle East & Africa Region and PMI Duty Free, was separated from the organization effective March 31, 2023 in connection with the Company’s new regional structure and related senior management changes and after a transition period. On February 27, 2023, Mr. Azinovic and Philip Morris Products S.A. entered into a Separation Agreement and Release with the following terms:
•
Mr. Azinovic’s separation is a severance-qualifying event due to Philip Morris Products S.A. giving notice of termination of employment, and he therefore received a severance payment of CHF 2,401,909 (or $2,553,728 based upon the conversion rate on February 27, 2023), which is equal to EUR 1.32 million net of taxes as required by the terms of the 2008 letter described above;

•
Due to the severance payment, Mr. Azinovic was not eligible to receive any pro-rated incentive compensation award payment for the portion of 2023 during which he remained employed;

•
Mr. Azinovic’s restricted share units vested fully in accordance with the terms thereof, and his performance share units vest as scheduled and certified by the Committee; and

•
Mr. Azinovic will receive a cash payment of CHF 1,267,500 (or $1,347,616 based upon the conversion rate on February 27, 2023) subject to his compliance with a 24-month non-competition obligation. This payment will be made after 24 months from his March 31, 2023 separation date, and only subject to certification of compliance with the non-competition obligations.

Under the Separation Agreement, Mr. Azinovic provided the Company with a general release, and is subject to confidentiality, non-disparagement and other provisions customary for separations at this level.

P M I 2 0 2 4 P r o x y S t a t e m e n t	69

PAY RATIO
PAY RATIO
ABOUT OUR WORKFORCE
At December 31, 2023, we employed approximately 82,700 people worldwide. As the majority of our manufacturing and sales activities are outside of the U.S., 97.4% of our employees (or approximately 80,540) are located outside of the U.S. Approximately 58% of our employees are located in non-OECD countries, which tend to be lesser developed countries with lower wages than OECD countries. Approximately 28% of our workforce is in Indonesia. The national average annual net salary is approximately $2,450 in that country.1 Approximately 60% of our workforce is covered by collective labor agreements, and approximately 66% of our workforce in non-OECD countries is covered by collective labor agreements.
OUR PAY RATIO
Given our global footprint, and in accordance with regulatory guidance, we have determined that the cost-of-living adjusted ratio based on the purchasing power parity index (or “PPP”) reflects the differences in the living and economic conditions of approximately 90 countries where our employees reside.2 The PPP conversion factor represents the number of units of local currency that can buy a basket of goods that 1 CHF would buy in Switzerland, where our CEO resides. The total PPP-adjusted compensation for our median employee residing in Poland is approximately CHF 60,974.3 Comparing this employee’s total PPP-adjusted compensation to the 2023 total compensation of our CEO in CHF, our adjusted pay ratio is 369:1.4
Had we not used the PPP adjustment, our median employee’s total 2023 compensation would have been approximately $39,663. Comparing this employee’s total compensation to the total compensation of our CEO as set forth in the Summary Compensation Table on page 58, the ratio would be 642:1. The ratio of our CEO’s total compensation to the average total compensation of our other NEOs for 2023, was 3:1.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies — including companies in our Peer Group — may not be comparable to the pay ratio reported above. Other companies may have different employment & compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
PMI AS AN EMPLOYER
We are the first multinational company to receive a global EQUAL-SALARY certification from the EQUAL-SALARY Foundation.
This year, the Top Employer Institute recognized us as a Global Top Employer for the eighth consecutive year. The Top Employer Institute also granted us a Top Employer certification in a number of countries worldwide, including Indonesia.

1
https://www.bi.go.id/id/statistik/sdds/Default.aspx#real-sector-section.

2
The PPP conversion factor is described at https://data.worldbank.org. The PPP indices are publicly available in the jurisdictions where our employees reside, with limited exceptions. At the determination date of October 1, 2023, we have excluded from the cost-of-living adjusted ratio calculation approximately 0.3% of our total workforce at that time in Aruba (5 employees), Curaçao (12 employees), Lebanon (32 employees), La Reunion (29 employees), Taiwan (107 employees) and Venezuela (53 employees) due to unavailability of the PPP factors in these countries. The total number of employees used for cost-of-living adjusted ratio was 82,089.

3
This represents the median of the annual total compensation of all employees.

4
To identify a median employee in the above calculations, we analyzed base salary information of our employees at October 1, 2023 because that is the only pay element applied consistently throughout our global workforce. This compensation measure was annualized for permanent employees who were employed on the determination date but who did not work for the full year.

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PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
The following table illustrates certain information about executive compensation for our CEO and other NEOs as well as certain performance measures against which compensation information can be compared. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K of the Exchange Act and does not necessarily reflect value actually realized by our NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used compensation actually paid as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis on pages 39 to 56 for a discussion of our executive compensation program, its objectives, and the ways in which we align executive compensation with Company performance.
Year	Summary Compensation Table Total for CEO — Mr. Calantzopoulos ($)(1)(2)	Summary Compensation Table Total for CEO — Mr. Olczak ($)(1)(2)	Compensation Actually Paid to CEO — Mr. Calantzopoulos ($)(2)(4)	Compensation Actually Paid to CEO — Mr. Olczak ($)(2)(4)	Average Summary Compensation Table Total for Other NEOs ($)(1)(3)	Average Compensation Actually Paid to Other NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions $)(6)	Adjusted Diluted EPS, 1-year Growth(7)
							Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)
2023	n/a	25,480,514	n/a	22,401,770	8,620,777	6,951,996	$138.5	$118.0	8,268	11.0%
2022	n/a	15,775,108	n/a	24,410,701	5,426,181	7,848,730	$141.0	$119.9	9,527	10.1%
2021	15,349,110	10,557,568	30,404,029	15,485,410	5,433,435	7,491,440	$125.5	$123.7	9,710	15.4%
2020	21,936,798	n/a	19,391,601	n/a	10,447,764	7,470,429	$103.9	$107.0	8,592	7.2%

(1)
The Summary Compensation Table Total amounts can be found on page 58. For those NEOs in previous years who were no longer NEOs for 2023, the respective amounts can be found in our 2022 and 2021 proxy statements.

(2)
Mr. Calantzopoulos served as the Company’s CEO during the covered period until May 2021 when Mr. Olczak was appointed as our CEO.

(3)
Our NEOs other than the CEO for each of the covered fiscal years are as follows:

2023	E. Babeau, F. de Wilde, S. Kennedy, S. Volpetti, D. Azinovic
2022	E. Babeau, D. Azinovic, F. de Wilde, S. Volpetti
2021	E. Babeau, D. Azinovic, F. de Wilde, S. Volpetti, J. Insuasty, M. King
2020	J. Olczak, E. Babeau, M. King, F. de Wilde, S. Volpetti, M. Firestone, M. Zielinski

P M I 2 0 2 4 P r o x y S t a t e m e n t	71

PAY VERSUS PERFORMANCE
(4)
The amounts deducted and added to the Summary Compensation Table Total for each of the covered fiscal years are as shown in the table below. No awards were modified or forfeited during the covered years:

Year	Name	Summary Compensation Table Total ($)	Amount deducted for Change in Pension Value ($)	Amount added for Pension Cost ($)(a)	Amount deducted for Stock Awards ($)	Amount added for EOY Fair Value of Stock Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY ($)(b)	Amount added (deducted) for change in value from EOPY to EOY in Fair Value of Stock Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY ($)(b)	Amount added for Fair Value at Vesting Date of Stock Awards Granted and Vested During the Fiscal Year ($)(b)	Amount added (deducted) for change in Fair Value from EOPY to Vesting Date of Stock Awards Granted in Any Prior Fiscal Year that Vested (or Failed to Vest) During the Fiscal Year ($)(b)	Amount added for Dividend Equivalents Paid During the Fiscal Year ($)	Compensation Actually Paid ($)
2023	Mr. Olczak	25,480,514	6,055,916	3,129,698	13,225,739	13,070,215	(1,370,406)	0	76,251	1,297,153	22,401,770
	Average other NEOs	8,620,777	2,651,004	772,127	2,529,997	2,350,914	(304,881)	153,072	24,956	516,032	6,951,996
2022	Mr. Olczak	15,775,108	0	4,458,977	9,751,292	10,300,776	1,864,468	0	913,331	849,333	24,410,701
	Average other NEOs	5,426,181	100,985	630,261	2,717,273	2,870,426	1,033,698	0	414,918	291,504	7,848,730
2021	Mr. Calantzopoulos	15,349,110	0	1,669,036	12,331,239	17,286,561	6,755,580	0	423,089	1,251,892	30,404,029
	Mr. Olczak	10,557,568	781,194	1,008,654	4,713,468	6,607,423	2,269,335	0	124,847	412,245	15,485,410
	Average other NEOs	5,433,435	236,975	439,187	2,544,006	3,357,205	735,550	24,478	95,123	187,443	7,491,440
2020	Mr. Calantzopoulos	21,936,798	4,857,081	2,651,169	12,024,210	13,872,491	(3,220,211)	0	(188,212)	1,220,857	19,391,601
	Average other NEOs	10,447,764	3,966,343	894,828	3,579,539	3,810,785	(513,023)	276,341	(141,487)	241,103	7,470,429
“EOY” = End of Year, “EOPY” = End of Previous Year
(a)
Current year pension service cost including adjustments for prior year service cost, as applicable. For assumptions used in the calculation refer to Item 8, Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2021 and to Item 8, Note 14 for the fiscal years ended December 31, 2022 and December 31, 2023.

(b)
The methodology used to calculate the fair values for stock awards at each fiscal year end is consistent with that disclosed at the time of grant. The fair value of the RSU awards is determined based on the closing price of PMI stock at the respective fiscal year end date and based on the average of the high and the low trading prices of PMI stock for awards under the 2017 Performance Incentive Plan and closing price of PMI stock for awards under the 2022 Performance Incentive Plan at the vesting date. The fair value for the portion of the PSU awards subject to the TSR performance factor was determined by using a Monte Carlo simulation model for the fiscal year end calculations and the average of the high and the low trading prices of PMI stock and actual performance at the vesting date. The fair value for the portion of the PSU awards subject to other performance factors was determined based on the closing price of PMI stock at the respective fiscal year end and estimated performance and based on the average of the high and the low trading prices of PMI stock and actual performance at the vesting date.

(5)
The Peer Group is described on page 54, which is the same PMI Peer Group reported in the performance graph found in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2023. There have been no changes to the PMI Peer Group during the covered period. The amounts compare the cumulative total shareholder return of PMI’s common stock with the cumulative total shareholder return for the same period of PMI’s Peer Group. The calculation assumes the investment of $100 as of December 31, 2019, in PMI common stock and the PMI Peer Group index as of the market close and reinvestment of dividends on a quarterly basis.

(6)
PMI’s Net Income is reported as “net earnings” in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023.

(7)
Currency neutral adjusted diluted EPS growth rate has been chosen as our Company Selected Measure, out of the performance measures in the tabular list set forth below, because of its weight and impact on PSUs. Adjusted diluted EPS growth over 3-year period is one of the metrics used in our long-term Equity Award program, under performance-based PSUs. In accordance with regulatory guidance, the measure presented in the table covers 1-year growth. For the definition of adjusted diluted EPS see the Glossary of Terms in Exhibit C.

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PAY VERSUS PERFORMANCE
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND COMPANY FINANCIAL PERFORMANCE REPRESENTED BY THE MEASURES DETAILED IN THE ABOVE TABLE
The below graphical illustrations of compensation actually paid and the change in the performance measures selected demonstrates the alignment between the compensation actually paid to our CEO and other NEOs and company performance. The increase in the 2022 compensation for Mr. Olczak is partially driven by his 2022 equity awards that were based on increased targets in connection with his appointment as CEO for the portion of 2021 in which he served in this role. The last graph illustrates the relationship between compensation actually paid and the 3-year adjusted diluted EPS growth measure, which we believe is a more accurate representation of how the compensation actually paid relates to this measure, since this is the actual measure used in our long-term incentive program.

Tabular list of measures
As required by SEC rules, we have listed below the financial and non-financial performance measures that we consider to be the most important performance measures used to link compensation actually paid to our CEO and other NEOs for the most recently completed fiscal year to company performance. In selecting the below measures we considered the metrics used under our Incentive Compensation and Equity Awards Programs and prioritized those with highest weight and impact on compensation actually paid for 2023. Further information on the use of the below measures in our performance-based compensation programs can be found in Compensation Discussion and Analysis section on pages 47-52.
•
Adjusted Diluted EPS (CAGR, ex-currency growth)

•
Smoke-Free (HTU) Shipment Volume

•
Adjusted Net Revenues, % Growth on organic basis

•
Operating Cash Flow, % Growth ex-currency

•
RRP & Other Non-Combustible Products Net Revenues / Total Adjusted Net Revenues

•
TSR Performance (relative to peer group)

•
Absolute TSR

P M I 2 0 2 4 P r o x y S t a t e m e n t	73

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION
ADVISORY VOTE APPROVING
EXECUTIVE COMPENSATION
The Compensation Discussion and Analysis section discusses in detail how our compensation programs support our business and financial objectives, how they work and are administered under the direction of our independent Compensation Committee, and how its decisions concerning the 2023 compensation of our executive officers were directly tied to our performance.
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This annual say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our named executive officers at each Annual Meeting of Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. The Board and the Compensation Committee value the opinions of our shareholders and will review the voting results when making future decisions regarding executive compensation.
PROPOSAL 2: ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION The Board recommends a vote FOR Proposal Two.	“FOR”

74	D e l i v e r i n g a S m o k e - F r e e F u t u r e

AUDIT AND RISK COMMITTEE MATTERS
AUDIT AND RISK COMMITTEE
MATTERS
Audit and Risk Committee Report for the Year Ended
December 31, 2023
To Our Shareholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit and Risk Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors. The Audit and Risk Committee has the sole authority for appointing, compensating and overseeing the work of the independent auditors. The Audit and Risk Committee also, among other things, reviews and oversees the Company’s policies and practices with respect to risk assessment and risk management, including major financial risk exposures and financial risk management policies. It receives regular updates from management on cybersecurity, data privacy, data governance and artificial intelligence risks, policies, and practices, including the results of risk advisories, reviews and other assurance activities as deployed by the Company’s information security and risk control functions. It also receives regular updates from management regarding business continuity risks; excessive or discriminatory taxation; illicit trade; and risks associated with device reliability.
The Audit and Risk Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit and Risk Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit and Risk Committee has discussed with the independent auditors, including in executive sessions without the presence of management, the independent auditors’ evaluation of the accounting principles, practices and judgments applied by management, the adequacy of the Company’s financial reporting processes, controls and procedures, and the Audit and Risk Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Independence Standards Board.
The Audit and Risk Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Risk Committee concerning their independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit and Risk Committee has pre-approved all audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit and Risk Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.
The Audit and Risk Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit and Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting and overall control environment. The Audit and Risk Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

P M I 2 0 2 4 P r o x y S t a t e m e n t	75

AUDIT AND RISK COMMITTEE MATTERS
In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Audit and Risk Committee:
Michel Combes, Chair
Werner Geissler
Victoria Harker
Lisa A. Hook
Jun Makihara
Dessi Temperley

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AUDIT AND RISK COMMITTEE MATTERS
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.
Independent Auditors’ Fees
Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA, consisted of the following (in millions):
	2022	2023
Audit Fees(1)	$22.01	$26.10
Audit-Related Fees(2)	1.42	1.58
Tax Fees(3)	2.71	2.71
All Other Fees(4)	0.84	1.47
TOTAL	$26.98	$31.86

(1)
Fees and expenses associated with professional services in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; (iii) reviews of documents filed with the Securities and Exchange Commission; and (iv) audit procedures in connection with transactions, financings and system implementations. The increase in audit fees from 2022 to 2023 is primarily attributable to the acquisition of Swedish Match.

(2)
Fees and expenses for professional services for audit-related services, which include employee benefit plan audits, and procedures relating to various other audit and special reports.

(3)
Fees and expenses for professional services in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)
Fees and expenses for professional services relating to certain human resources matters, market analysis and other professional services including in connection with sustainability reporting and equal salary certification.

Pre-Approval Policy
The Audit and Risk Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit and Risk Committee requires the independent auditors to report on the actual fees charged for each category of service at Audit and Risk Committee meetings throughout the year.
During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit and Risk Committee requires specific pre-approval before engaging the independent auditors.
In 2021, the Audit and Risk Committee adopted and approved a revised pre-approval policy, titled the Philip Morris International Inc. Policy for Pre-Approval of Audit and Non-Audit Services Provided by Independent Audit Firm (the “Revised Policy”). Under the Revised Policy, any fees and services that arise that were not included in the annual budget presented to the Audit and Risk Committee at the beginning of the fiscal year will receive pre-approval by the Audit and Risk Committee chair if they meet the following criteria:
•
Individual services up to $250,000; and

•
Adjustments to any estimated pre-approval fee for any individual service up to $100,000.

The Audit Chair must report on such approvals at the next scheduled meeting of the Audit and Risk Committee. Any services that are greater than $250,000 or for which no specific approval was provided when the independent auditors’ annual budget was approved by the Audit and Risk Committee will require pre-approval by the full Audit and Risk Committee.

P M I 2 0 2 4 P r o x y S t a t e m e n t	77

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
RATIFICATION OF THE SELECTION
OF INDEPENDENT AUDITORS
The Audit and Risk Committee has selected PricewaterhouseCoopers SA (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2024, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Representatives of PwC are expected to attend the Virtual Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
In determining to reappoint PwC, the Audit and Risk Committee considered a number of factors, including the following:
•
PwC has served as the Company’s independent auditors since we became an independent company in 2008;

•
The results of the Audit and Risk Committee’s evaluation of PwC’s qualifications, performance, independence and quality control procedures;

•
The Audit and Risk Committee’s belief that PwC’s deep knowledge of the Company and the Company’s information technology and systems platforms better equips it to focus the audit work where it is most needed, enhances the quality of risk-based reviews, and enables it to design and implement a superior audit plan and to effectively test for control weaknesses;

•
The Audit and Risk Committee’s belief that PwC has the capability and expertise and professionals in the many countries that are necessary to conduct a quality audit of our worldwide business;

•
External data relating to audit quality and performance, including the Public Company Accounting Oversight Board’s reports on PwC and its peer firms; and

•
The appropriateness of PwC’s fees.

Shareholder ratification of the selection of PwC as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Risk Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS SA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board recommends a vote FOR Proposal Three.	“FOR”

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RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT
RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT
The Board has adopted a policy, which is available on the Company’s website, at www.pmi.com/corporate-governance/overview, that requires our executive officers, directors and nominees for director to promptly notify the Vice President, Associate General Counsel and Corporate Secretary in writing of any transaction in which: (i) the amount exceeds $120,000; (ii) the Company is, was or is proposed to be a participant; and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Vice President, Associate General Counsel and Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on a review of all facts and circumstances). If the Vice President, Associate General Counsel and Corporate Secretary determines that the proposed transaction constitutes a Related Person Transaction or it would be beneficial to further review the transaction, then, in either case, the transaction will be referred to the CEO or the Governance Committee of the Board. In practice, we expect the Governance Committee to conduct a reasonable prior review and oversight of all Related Person Transactions for potential conflicts of interest. The Governance Committee may ratify Related Person Transactions in limited situations. In deciding whether to approve, ratify or prohibit the Related Person Transaction, the Governance Committee is required to consider all relevant facts and circumstances. The Governance Committee will approve or ratify a Related Person Transaction only if it determines that the transaction is not opposed to the best interests of the Company, and the Governance Committee must prohibit the transaction if it determines the transaction is inconsistent with the Company and its shareholders. All determinations by the CEO and the Vice President, Associate General Counsel and Corporate Secretary must be reported to the Governance Committee at its next meeting.
Cristina Oka Dobrowolski, the wife of PMI’s Vice President & Controller, Reginaldo Dobrowolski, is a longstanding employee of PMI, and her total compensation for the fiscal year ended December 31, 2023 was approximately $780,000. This Related Person Transaction has been ratified by the CEO and the Governance Committee.
The Board has also adopted the Code of Business Conduct and Ethics for Directors (the “Director Code”), which is available on our website at www.pmi.com/corporate-governance/overview, has specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company.
Similarly, our policies require all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the Company.

P M I 2 0 2 4 P r o x y S t a t e m e n t	79

AVAILABILITY OF REPORTS, OTHER MATTERS AND 2025 ANNUAL ME ETING
AVAILABILITY OF REPORTS, OTHER
MATTERS AND 2025 ANNUAL
MEETING
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS
We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available without charge to shareholders upon written request to the Company’s Corporate Secretary at 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901. You may review the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) by visiting our website at www.pmi.com/investor-relations/overview. The information on our websites, including our Integrated Report as referenced in this proxy statement, is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the SEC.
OTHER MATTERS
Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.
2025 ANNUAL MEETING
Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Vice President, Associate General Counsel and Corporate Secretary of the Company. Our by-laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2025 Annual Meeting of Shareholders, presently anticipated to be held on May 7, 2025, notice of the nomination must be received by the Company between October 29 and November 28, 2024. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion. For a shareholder to bring other matters before the 2025 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company between October 29 and November 28, 2024. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Vice President, Associate General Counsel and Corporate Secretary of the Company, whose address is 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901. Any shareholder desiring a copy of the Company’s by-laws (which are posted on our website at www.pmi.com/corporate-governance/overview) will be furnished one without charge upon written request to the Vice President, Associate General Counsel and Corporate Secretary.
In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our By-laws for next year’s 2025 Annual Meeting of Shareholders, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary at the address above by March 9, 2025 (or, if the 2025 Annual Meeting of Shareholders is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s Annual Meeting of Shareholders, then notice must be provided not

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AVAILABILITY OF REPORTS, OTHER MATTERS AND 2025 ANNUAL ME ETING
later than the close of business on the later of the 60th day prior to the date of the 2025 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made by PMI). The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our By-laws as described above.
Darlene Quashie Henry
Vice President,
Associate General Counsel and Corporate Secretary
March 28, 2024

P M I 2 0 2 4 P r o x y S t a t e m e n t	81

EXHIBIT A: QUESTIONS & ANSWERS
EXHIBIT A: QUESTIONS & ANSWERS
1.
WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. André Calantzopoulos and Darlene Quashie Henry have each been designated as proxies for the 2024 Annual Meeting of Shareholders.
2.
WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the 2024 Annual Meeting of Shareholders is March 15, 2024. The Record Date is established by the Board of Directors (the “Board”) as required by Virginia law. Shareholders of record (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:
a)
receive notice of the meeting; and

b)
vote at the meeting and any adjournments or postponements of the meeting.

3.
WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a registered shareholder.
If your shares of stock are held for you in the name of a broker or bank, then your shares are held in street name. The organization holding your shares of stock is considered the shareholder of record for purposes of voting at the Annual Meeting. The answer to Question 18 describes brokers’ discretionary voting authority, and when your broker or bank is permitted to vote your shares of stock without instruction from you.
4.
HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS?

The Virtual Annual Meeting of Shareholders will be held online via a live webcast at 9:00 a.m. EDT, on Wednesday, May 8, 2024. There will be no physical location for shareholders to attend. Instead, shareholders may participate online at www.virtualshareholdermeeting.com/PM2024. We encourage you to access the Virtual Annual Meeting of Shareholders prior to the start time. Online access will be available starting at 8:30 a.m. EDT, on May 8, 2024.
To participate in the Virtual Annual Meeting of Shareholders, including to vote your shares electronically and ask questions live during the Meeting, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. If you wish to ask questions during the Q&A session, you must follow instructions set forth in response to Question 5.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones), if running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Virtual Annual Meeting of Shareholders.
We will have technicians ready to assist you with any technical difficulties you may have accessing and participating in the virtual meeting. If you encounter any difficulties during the check-in or throughout the course of the meeting, please call 1-844-976-0738 toll-free (from within the United States or Canada), or 1-303-562-9301 (from outside the United States or Canada). Technical support will be available starting at 8:30 a.m. EDT, on May 8, 2024.
For further information about the Virtual Annual Meeting of Shareholders, please call toll-free 1-866-713-8075.
5.
MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. In fact, we encourage questions from our shareholders. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis.

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EXHIBIT A: QUESTIONS & ANSWERS
The Q&A session will follow the conclusion of the formal meeting.
Shareholders of record who have accessed the Virtual Annual Meeting of Shareholders as described in the instructions set forth in response to Question 4, may ask questions live during the Q&A session of the meeting by calling the number posted on the Virtual Annual Meeting of Shareholders webpage under the section “Questions.” In order to ask a question, you will be required to provide your 16-digit control number to the operator. Because this is a meeting of shareholders, only shareholders of record as of the Record Date with a valid control number will be allowed to ask questions at our Virtual Annual Meeting of Shareholders.
In order to provide an opportunity for everyone who wishes to speak, shareholders will be limited to two minutes. Shareholders may speak a second time only after all others who wish to speak have had their turn. When speaking, shareholders must direct questions and comments to the Executive Chairman and confine their remarks to matters that relate directly to the business of the meeting.
We reserve the right to reject redundant questions or questions that we deem profane or otherwise inappropriate. The meeting is not to be used as a forum to discuss personal grievances, business disputes or to present general political, social or economic views that are not directly related to the business of the meeting.
A full webcast replay will be posted to our Investor Relations website at www.pmi.com/investor-relations/overview following the meeting.
6.
WHAT ARE THE BENEFITS OF THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS?

Meaningful shareholder engagement is important to us, and we believe that this format helps facilitate participation of our shareholders worldwide, regardless of their resources, size or physical location, while saving us and our shareholders time and travel expenses, and, importantly, reducing our environmental impact.
Shareholders will have the same rights and opportunities to participate in our Virtual Annual Meeting of Shareholders as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, shareholders with a valid control number will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investor-relations/overview following the meeting.
If you plan to participate in our 2024 Virtual Annual Meeting of Shareholders, you must follow the instructions set forth in response to Question 4.
If you wish to ask questions during the Q&A session, you must follow the instructions set forth in response to Question 5.
7.
WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

a)
In Writing: All shareholders of record can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed voting instruction form (in the case of street name holders).

b)
By Telephone and Internet Proxy: All shareholders of record also can vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or Internet if their brokers or banks make those methods available. If that is the case, each broker or bank will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Proxies submitted by Internet or telephone must be received by 11:59 p.m. EDT, on May 7, 2024.

c)
In Person at the Virtual Annual Meeting of Shareholders: All shareholders of record may vote at the virtual meeting online at www.virtualshareholdermeeting.com/PM2024. If you wish to vote at our Virtual Annual Meeting of Shareholders, you must follow the instructions set forth in response to Question 4. You may vote until the Executive Chairman declares the polls closed. Shareholders participating in the Virtual Annual Meeting of Shareholders are considered to be attending the meeting “in person.”

P M I 2 0 2 4 P r o x y S t a t e m e n t	83

EXHIBIT A: QUESTIONS & ANSWERS
8.
HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:
a)
giving written notice to the Vice President, Associate General Counsel and Corporate Secretary of the Company;

b)
delivering a later-dated proxy; or

c)
voting at the virtual meeting.

9.
ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We have established and will maintain a practice of holding the votes of individual shareholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates their vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.
10.
WHAT ARE THE CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

Shareholders may:
a)
vote in favor of a nominee;

b)
vote against a nominee; or

c)
abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast, which will occur if the number of votes cast “FOR” a director nominee exceeds the number of votes “AGAINST” that nominee. See “Election of Directors—Majority Vote Standard in Uncontested Elections” on page 20.
The Board recommends a vote “FOR” all twelve of the nominees.
11.
WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY SAY-ON-PAY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS?

Shareholders may:
a)
vote in favor of the resolution;

b)
vote against the resolution; or

c)
abstain from voting on the resolution.

The resolution will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”
The Board recommends a vote “FOR” this resolution.
The advisory vote on this matter is non-binding. However, the Board and the Compensation and Leadership Development Committee value the opinions of our shareholders and will consider the outcome of the vote when making future executive compensation decisions.

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EXHIBIT A: QUESTIONS & ANSWERS
12.
WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA AS THE COMPANY’S INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

Shareholders may:
a)
vote in favor of the ratification;

b)
vote against the ratification; or

c)
abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”
The Board recommends a vote “FOR” this proposal.
13.
WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all twelve director nominees, “FOR” the advisory say-on-pay resolution approving the compensation of our named executive officers, and “FOR” the proposal to ratify the selection of PricewaterhouseCoopers SA as the Company’s independent auditors.
14.
WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 15, 2024. Each share of common stock is entitled to one vote. As of March 15, 2024, the Company had 1,554,551,026 shares of common stock outstanding.
15.
HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.
16.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada), or via e-mail at pmi@computershare.com.
17.
WHAT IS HOUSEHOLDING?

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding Common Stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our notice of Internet availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you are a shareholder of record and would like to have separate copies of the notice of Internet availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days.

P M I 2 0 2 4 P r o x y S t a t e m e n t	85

EXHIBIT A: QUESTIONS & ANSWERS
If you are a beneficial owner, information regarding householding of proxy materials should have been forwarded to you by your bank, broker or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the 2024 Annual Meeting of Shareholders, you should follow the instructions included in the notice of Internet availability that was sent to you.
18.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are a street name holder of shares, you should have received a voting instruction form from your broker or bank. Your shares held in street name may be voted only on certain “routine” matters when you do not provide your broker or bank with voting instructions. For example, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company is considered a “routine” matter for which brokers or banks may vote uninstructed shares. When a proposal is not a “routine” matter (such as the election of director nominees and say-on-pay advisory votes) and the broker or bank has not received voting instructions from the street name holder with respect to that proposal, that broker or bank cannot vote the shares on that proposal. This is called a broker non-vote. Therefore, it is important that you provide instructions to your broker or bank with respect to your vote on these “non-routine” matters.
19.
ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions will not be included in the vote totals for any matter. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote.
20.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the virtual meeting and vote in person during the Virtual Annual Meeting of Shareholders, or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 15, 2024, must be present in person at the Virtual Annual Meeting of Shareholders or by proxy. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other agent (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

86	D e l i v e r i n g a S m o k e - F r e e F u t u r e

E X H I B I T B: R E C O N C I L I A T I O N S
EXHIBIT B: RECONCILIATIONS
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category & Adjustments of Net Revenues for the Impact of Currency and Acquisitions
For the Years Ended December 31,
(in millions) (Unaudited)
2023						2022	% Change in Net Revenues
Net Revenues	Less Currency	Net Revenues excluding Currency	Less Acquisitions	Net Revenues excluding Currency & Acquisitions		Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
$22,334	$(720)	$23,053	$378	$22,676	Combustible Tobacco	$21,572	3.5%	6.9%	5.1%
12,840	(392)	13,233	1,735	11,497	Smoke-Free	10,190	26.0%	29.9%	12.8%
$35,174	$(1,112)	$36,286	$2,113	$34,173	Total PMI	$31,762	10.7%	14.2%	7.6%
Note: Sum of product categories might not foot to Total PMI due to rounding.
Adjustments to Net Revenues & Operating Income
For the Years Ended December 31,
(in millions) (Unaudited)
	2023	2022	% Change
Net Revenues	$35,174	$31,762	10.7%
Less: Termination of distribution arrangement in the Middle East	(80)
Adjusted Net Revenues	35,254	31,762	11.0%
Less: Currency	(1,112)
Less: Acquisitions	2,113
Adjusted Net Revenues, excl. Currency & Acquisitions	$34,253	$31,762	7.8%(1)
Operating Income	$11,556	$12,246	(5.6)%
Less:
Asset impairment and exit costs	(109)	—
Termination of distribution arrangement in the Middle East	(80)	—
Impairment of goodwill and other intangibles	(680)	(112)
Amortization of intangibles	(497)	(159)
Charges related to the war in Ukraine	(53)	(151)
Costs associated with Swedish Match AB offer	—	(115)
Swedish Match AB acquisition accounting related items	(18)	(125)
South Korea Indirect Tax Charge	(204)	—
Termination of agreement with Foundation for a Smoke-Free World	(140)	—
Adjusted Operating Income	$13,337	$12,908	3.3%
Less: Currency	(1,073)
Less: Acquisitions	1,027
Adjusted Operating Income, excl. Currency & Acquisitions	$13,383	$12,908	3.7%(1)

(1)
On an organic basis

P M I 2 0 2 4 P r o x y S t a t e m e n t	87

E X H I B I T B: R E C O N C I L I A T I O N S
Adjustments to Operating Cash Flow
For the Years Ended December 31,
(in millions) (Unaudited)
	2023	2022	% Change
Net cash provided by operating activities(1)	$9,204	$10,803	(14.8)%
Less: Currency	(1,297)
Net cash provided by operating activities, excl. Currency	$10,501	$10,803	(2.8)%

(1)
Operating cash flow

Calculation of Three-Year Adjusted Diluted EPS Compound Annual Growth Rate (CAGR), Excluding Currency
For the Years Ended December 31,
(Unaudited)
	2021	2020	% Change
Reported Diluted EPS	$5.83	$5.16	13.0%
Adjustments:
Asset impairment and exit costs	0.12	0.08
Amortization and impairment of intangibles	0.05	0.04
Saudi Arabia customs assessments	0.14	—
Equity investee ownership dilution	(0.04)	—
Asset acquisition cost	0.03	—
Fair value adjustment for equity security investments	—	0.04
Tax items	—	(0.06)
Brazil indirect tax credit	—	(0.05)
Adjusted Diluted EPS	6.13	5.21	17.7%
Less: Currency	0.12
Adjusted Diluted EPS, excluding Currency	$6.01	$5.21	15.4%

For the Years Ended December 31,
(Unaudited)
	2022	2021	% Change
Reported Diluted EPS	$5.81	$5.83	(0.3)%
Adjustments:
Asset impairment and exit costs	—	0.12
Amortization and impairment of intangibles	0.15	0.05
Saudi Arabia customs assessments	—	0.14
Equity investee ownership dilution	—	(0.04)
Asset acquisition cost	—	0.03
Costs associated with Swedish Match AB offer	0.06	—
Swedish Match AB acquisition accounting related item	0.06	—
Tax benefit associated with Swedish Match AB financing	(0.13)	—
Charges related to the war in Ukraine	0.08	—
Fair value adjustment for equity security investments	(0.02)	—
Tax items	(0.03)	—
Adjusted Diluted EPS	5.98	6.13	(2.4)%
Less: Currency	(0.77)
Adjusted Diluted EPS, excluding Currency	$6.75	$6.13	10.1%

88	D e l i v e r i n g a S m o k e - F r e e F u t u r e

E X H I B I T B: R E C O N C I L I A T I O N S
For the Years Ended December 31,
(Unaudited)
	2023	2022	% Change
Reported Diluted EPS	$5.02	$5.81	(13.6)%
Adjustments:
Asset impairment and exit costs	0.06	—
Termination of distribution arrangement in the Middle East	0.04	—
Income tax impact associated with Swedish Match AB financing	(0.11)	(0.13)
South Korea indirect tax charge	0.11	—
Termination of agreement with Foundation for a Smoke-Free World	0.07	—
Costs associated with Swedish Match AB offer	—	0.06
Charges related to the war in Ukraine	0.03	0.08
Swedish Match AB acquisition accounting related items	0.01	0.06
Impairment of goodwill and other intangibles	0.44	0.06
Amortization of intangibles	0.25	0.09
Fair value adjustment for equity security investments	(0.02)	(0.02)
Tax items	0.11	(0.03)
Adjusted Diluted EPS	6.01	5.98	0.5%
Less: Currency	(0.63)
Adjusted Diluted EPS, excluding Currency	$6.64	$5.98	11.0%
Three-Year Adjusted Diluted EPS CAGR, excluding Currency			12.1%
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
For the Years Ended December 31,
(Unaudited)
	2020	2019	% Change
Reported Diluted EPS	$5.16	$4.61	11.9%
Adjustments:
Asset impairment and exit costs	0.08	0.23
Amortization and impairment of intangibles	0.04	0.03
Canadian tobacco litigation-related expense	—	0.09
Loss on deconsolidation of RBH	—	0.12
Russia excise and VAT audit charge	—	0.20
Brazil indirect tax credit	(0.05)	—
Fair value adjustment for equity security investments	0.04	(0.02)
Tax items	(0.06)	(0.04)
Net earnings attributable to RBH(1)	—	(0.06)
Adjusted Diluted EPS	5.21	5.16	1.0%
Less: Currency	(0.32)
Adjusted Diluted EPS, excluding Currency	$5.53	$5.16	7.2%

(1)
Represents the impact of net earnings attributable to RBH from January 1, 2019 through March 21, 2019

P M I 2 0 2 4 P r o x y S t a t e m e n t	89

E X H I B I T C: G L O S S A R Y O F T E R M S
EXHIBIT C: GLOSSARY OF TERMS

Financial	Other

•
Net revenues exclude excise taxes.

•
Net revenues from smoke-free products are defined as operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes, if applicable. These net revenue amounts consist of the sale of all of our products that are not combustible tobacco products, such as heat-not-burn, e-vapor, and oral nicotine, also including wellness and healthcare products, as well as consumer accessories such as lighters and matches.

•
Net revenues from Wellness & Healthcare are defined as operating revenues generated from the sale of products primarily associated with inhaled therapeutics, and oral and intra-oral delivery systems that are included in the operating results of PMI’s Wellness & Healthcare business, Vectura Fertin Pharma.

•
Operating Income (“OI”) is defined as gross profit minus operating expenses.

•
Adjusted Net Revenues exclude the impact in 2023 related to the termination of a distribution arrangement in the Middle East.

•
Adjusted OI is defined as reported OI adjusted for asset impairment and exit costs and other special items.

•
EPS stands for Earnings Per Share.

•
Adjusted Diluted EPS is defined as reported diluted EPS adjusted for asset impairment and exit costs, tax items and other special items.

•
Operating cash flow is defined as net cash provided by operating activities.

•
Organic growth is defined as growth rates presented on an organic basis that reflect adjusted results, excluding currency, acquisitions and disposals.

•
Adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are included in Exhibit B.

•
Smoke-Free Products (“SFPs”) is the term we primarily use to refer to all of our products that are not combustible tobacco products, such as heat-not-burn, e-vapor, and oral nicotine. In addition, SFPs include wellness and healthcare products as well as consumer accessories such as lighters and matches.

•
Reduced-risk products (“RRPs”) is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI’s RRPs are smoke-free products that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

•
Heated tobacco units (“HTUs”) is the term PMI uses to refer to heated tobacco consumables, which include the company’s BLENDS, DELIA, HEETS, HEETS Creations, HEETS Dimensions (defined collectively as HEETS), Marlboro HeatSticks, SENTIA, TEREA, TEREA CRAFTED and TEREA DIMENSIONS, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea). HTUs also include zero tobacco heat-not-burn consumables LEVIA.

•
PSUs are Performance Share Units.

•
RSUs are Restricted Share Units and may be issued in the form of deferred share awards.

•
TSR stands for Total Shareholder Return.

•
“PMI,” the “Company,” “we,” “us,” and “our” refer to Philip Morris International Inc. and its subsidiaries.

•
Trademarks and service marks in this proxy statement are the registered property of, or licensed by, the subsidiaries of Philip Morris International Inc. and are italicized.

•
“Platform 1” is the term we use to refer to our reduced-risk product that uses a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.

•
Unless otherwise stated, all references to IQOS are to PMI’s Platform 1 IQOS devices and heated tobacco consumables.

90	D e l i v e r i n g a S m o k e - F r e e F u t u r e

2024 PROXY STATEMENT And Notice of Annual Meeting of Shareholders To be held on Wednesday, May 8, 2024

PHILIP MORRIS
INTERNATIONAL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET

VOTE BY PHONE - 1-800-690-6903

VOTE BY MAIL

V32454-P05743

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PHILIP MORRIS INTERNATIONAL INC.

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

		For	Against	Abstain
1.	Election of Directors:			
1a.	Brant Bonin Bough	☐	☐	☐
1b.	André Calantzopoulos	☐	☐	☐
1c.	Michel Combes	☐	☐	☐
1d.	Juan José Daboub	☐	☐	☐
1e.	Werner Geissler	☐	☐	☐
1f.	Victoria Harker	☐	☐	☐
1g.	Lisa A. Hook	☐	☐	☐
1h.	Kalpana Morparia	☐	☐	☐
1i.	Jacek Olczak	☐	☐	☐
1j.	Robert B. Polet	☐	☐	☐
1k.	Dessislava Temperley	☐	☐	☐
1l.	Shlomo Yanai	☐	☐	☐

The Board of Directors recommends a vote FOR:

		For	Against	Abstain
2.	Advisory Vote Approving Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote FOR:

		For	Against	Abstain
3.	Ratification of the Selection of Independent Auditors	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PHILIP MORRIS INTERNATIONAL INC. ATTN: DARLENE QUASHIE HENRYVICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND CORPORATE SECRETARY 677 WASHINGTON BLVD., SUITE 1100STAMFORD, CT 06901 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 7, 2024. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PM2024You may participate in the Meeting solely via the Internet and vote during the Meeting online until the Chairman declares the polls closed. We recommend, however, that you vote before the Meeting even if you plan to participate in the Meeting. You can change your vote during the Meeting by voting when the polls are open. Have the information that is printed in the box marked by thearrow XXXX XXXX XXXX XXXX available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 7, 2024. Please have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32454-P05743 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1b.André Calantzopoulos!!!2.Advisory Vote Approving Executive Compensation!!!1c.Michel Combes!!!TheBoard of Directors recommends a vote FOR:ForAgainstAbstain1d.Juan José Daboub!!!3.Ratification of the Selection of Independent Auditors!!!1e.Werner Geissler!!!1f.Victoria Harker!!!1g.Lisa A. Hook!!!1h.Kalpana Morparia!!!1i.Jacek Olczak!!!1j.Robert B. Polet!!!1k.Dessislava Temperley!!!1l.Shlomo Yanai!!!

PHILIP MORRIS INTERNATIONAL INC.2024 ANNUAL MEETING OF SHAREHOLDERSWednesday, May 8, 20249:00 A.M. EDTwww.virtualshareholdermeeting.com/PM2024It is important that your shares are represented at this Meeting, whether or not you attend the Meeting. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side.Sign Up Today For Electronic DeliveryIf you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.proxyvote.com.You are cordially invited to join us at the 2024 Virtual Annual Meeting of Shareholders of Philip Morris International Inc. to be held on Wednesday, May 8, 2024, at 9:00 a.m. Eastern Daylight Time. Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investor-relations/overview for one year following the meeting.The meeting will be hosted solely online at www.virtualshareholdermeeting.com/PM2024.To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. For more information, see the instructions set forth in Question 4 in the Questions & Answers section of the Proxy Statement.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.V32455-P05743Philip Morris International Inc.Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders - May 8, 2024André Calantzopoulos and Darlene Quashie Henry, and each of them, are appointed proxies, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of common stock held by the undersigned in Philip Morris International Inc. (the "Company") at the Annual Meeting of Shareholders, which will be held online via a live webcast at 9:00 a.m. EDT, on Wednesday, May 8, 2024, and at all adjournments or postponements thereof. There will be no physical location for shareholders to attend.This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3.This card also serves to instruct the administrator of the Company's Direct Stock Purchase and Dividend Reinvestment Plan, and the trustee of each such defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 30, 2024, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless contrary to law.If you have voted by Internet or telephone, please DO NOT mail back this proxy card.THANK YOU FOR VOTINGContinued and to be signed on reverse side